		      SECURITIES AND EXCHANGE COMMISSION

			    Washington, D.C.  20549

				   FORM 8-K

				CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  December 1, 1998
						  ----------------

			 OHIO CASUALTY CORPORATION
	     ------------------------------------------------------
	     (Exact name of registrant as specified in its charter)


	  Ohio                      0-5544              31-0783294
----------------------------      -----------        -------------------
(State or other jurisdiction      Commission         (IRS Employer
    of incorporation)             File Number        Identification No.)


  136 North Third Street, Hamilton, Ohio                  45025
 ----------------------------------------               ----------
 (Address or principal executive offices)               (ZIP Code)


Registrant's telephone number, including area code (513) 867-3000
						   --------------

			       Not Applicable
	 -------------------------------------------------------------
	 (Former name or former address, if changed since last report)







			   Exhibit Index - Page 15

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

OVERVIEW

	On December 1, 1998 (the "Closing Date"), The Ohio Casualty Insurance Company ("OCIC"), a wholly owned subsidiary of Ohio Casualty Corporation (the "Company"), acquired from Great American Insurance Company ("GAIC"), a subsidiary of American Financial Group, Inc. ("AFG"), and certain other insurance company affiliates of AFG (together with GAIC, the "Sellers"), substantially all of the assets relating to Sellers' commercial lines insurance division (the "Division"), including, with some exceptions, the insurance policies issued by Sellers through the Division (the "Acquisition").
 In consideration for the acquired assets, OCIC assumed net liabilities of Sellers relating to the Division in an aggregate amount of $300 million, including, with certain exceptions, Sellers' liabilities under the acquired insurance policies.

	Sellers are entitled to receive from OCIC up to an additional $40 million (the "Additional Consideration") based on the retention and growth of the insurance business acquired by OCIC. The amount of the Additional Consideration will be based on the gross premiums represented by renewals of the acquired policies and certain new policies written for OCIC and its affiliates by insurance agents who represented the Division prior to the Closing over a period of 18 months following the Closing Date. The formula for determining the amount of the Additional Consideration, if any, payable to AFG is set forth in Schedule 2.2.1.2 of the Asset Purchase Agreement (as defined below).

	As additional consideration for the acquired assets, the Company issued to GAIC a warrant (the "Warrant") to purchase up to 3,000,000 common shares of the Company for a purchase price of $45.01 per share. The Warrant first becomes exercisable on December 1, 1999 (subject to acceleration in the event of certain change of control transactions), and expires on December 1, 2003. The Warrant Agreement and related Warrant are included as Exhibit 2(d) to this Form 8-K.

	The terms and conditions of the Acquisition are set forth in an Asset Purchase Agreement ("Asset Purchase Agreement"), dated as of September 14, 1998, among OCIC and Sellers, which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q dated November 13, 1998. The Asset Purchase Agreement was amended by the parties on December 1, 1998, pursuant to an Amendment No. 1 to Asset Purchase Agreement. Amendment No. 1 to the Asset Purchase Agreement is included as Exhibit 2(b) to this Form 8-K.

	Certain ancillary agreements relating to the Acquisition are included as exhibits to this Current Report on Form 8-K. The description of the Acquisition in this Form 8-K is qualified in its entirety by reference to the Asset Purchase

Agreement, as amended, and such ancillary agreements (together, the "Transaction Documents").

TRANSACTION DOCUMENTS

	ASSET PURCHASE AGREEMENT. Pursuant to the terms of the Asset Purchase Agreement, on the Closing Date, OCIC assumed net liabilities of Sellers in the amount of $300 million. In addition, Sellers transferred to OCIC certain investment securities having an agreed value equal to the difference between
(i) the total liabilities of Sellers assumed by OCIC on the Closing Date and
(ii) the sum of $300 million and the book value of the assets acquired by OCIC from Sellers, including accounts receivable and tangible assets. For purposes of the Closing Date transactions, the transferred liabilities and the transferred assets were determined as of June 30, 1998. Following the Closing Date, Sellers and OCIC will prepare a statement of transferred liabilities and transferred assets as of the Closing Date, and the parties will make such additional transfers as may be necessary to reflect changes occurring in the transferred liabilities and transferred assets between June 30, 1998, and the Closing Date.

	REINSURANCE AGREEMENT. Pursuant to a Reinsurance Agreement dated the Closing Date (the "Reinsurance Agreement"), OCIC acquired, subject to the terms of the Reinsurance Agreement, the rights and liabilities of Sellers under commercial lines policies written through the Division. Each of the transferred insurance policies were reinsured on a 100% quota share indemnity reinsurance basis to OCIC. The Reinsurance Agreement provides that OCIC will have the sole and exclusive right to renew any and all of the insurance policies transferred by Sellers to OCIC. The Reinsurance Agreement also provides that OCIC's obligation for certain extra contractual obligations arising from any of the reinsured insurance policies and incurred prior to December 1, 1998, is limited on any individual loss, or any series of losses attributable to the same or related cause, to $10 million. The Reinsurance Agreement is included as Exhibit 2(c) to this Form 8-K.

	NONCOMPETITION AND REFERRAL AGREEMENT. On the Closing Date, the Company, OCIC and AFG entered into a Noncompetition and Referral Agreement (the "Noncompetition Agreement") having a five-year term which, with certain exceptions, prohibits Sellers and their affiliates from selling commercial insurance products of the type sold by the Division prior to the Closing through the insurance agents and brokers who produced the commercial lines insurance policies assumed by OCIC (the "Commercial Lines Agents"). The Noncompetition Agreement prohibits OCIC and its affiliates from selling through Commercial Lines Agents certain types of specialty insurance products marketed and sold by AFG insurance company affiliates. The Noncompetition Agreement also generally prohibits OCIC and its affiliates from offering and selling through Commercial Lines Agents personal lines insurance products and certain commercial lines insurance coverages that are offered as part of specialty package insurance policies by AFG's specialty insurance operations, although in certain cases OCIC and its affiliates may provide such coverages but they are required to make payments to AFG in connection with providing such coverage. OCIC also agreed to allow AFG to offer its specialty and nonstandard automobile insurance products through the independent agency force of OCIC and its insurance company affiliates (the "OCG Group") in exchange for a referral fee to OCIC. The Noncompetition and Referral Agreement is included as Exhibit 2(e) to this Form 8-K.

	INFORMATION SYSTEMS AGREEMENT AND RELATED AGREEMENTS. OCIC and the Sellers entered into an Information Systems Agreement dated December 1, 1998, pursuant to which Sellers have agreed to provide to OCIC for a period of at least two years the computer processing and communication services necessary for operation of the Division. OCIC will pay to Sellers for such services a fee intended to reimburse Sellers for the costs and expenses incurred by them in connection with the performance of such services. Sellers have agreed that their computer systems which are used to provide such computer processing services to OCIC will be Year 2000 compliant prior to August 31, 1999. OCIC and GAIC also have entered into a Database License Agreement, dated December 1, 1998, whereby GAIC has granted to OCIC a perpetual, royalty-free license to use all records, data, files, reports, forms and other data of Sellers relating to the Division and necessary in the conduct of the business acquired by OCIC, and a Software License Agreement, dated December 1, 1998, whereby GAIC has granted to OCIC a perpetual, non-exclusive license to use in its operations certain computer software programs owned by Seller and used and necessary in the conduct of the business acquired by OCIC on computer processing systems maintained and operated by OCIC. The Information Systems Agreement, Database License Agreement and Software License Agreement described in this paragraph are included as Exhibits 2(f), 2(h) and 2(i), respectively, to this Form 8-K.

	Pursuant to an Investment Services Agreement, dated December 1, 1998, between OCIC and American Money Management Corporation ("American"), an affiliate of AFG, OCIC has agreed to retain American for a period of five years to manage approximately $500 million of OCIC's portfolio of fixed income securities in accordance with investment policies and guidelines established from time to time by the Board of Directors of OCIC and to provide other investment advisory services. The Investment Services Agreement is included as Exhibit 2(g) to this Form 8-K.


ITEM 5. OTHER EVENTS.

	Item 5 of this Current Report on Form 8-K is being filed for the purpose of providing an updated summary of the material attributes of the common shares, par value $.125 per share (the "Common Shares") of the Company.

	The following statements are subject to and qualified in their entirety by reference to detailed provisions of the Amended Articles of Incorporation, as amended (the "Articles") and Code of Regulations, as amended (the "Regulations") of the Company (copies of which are included as Exhibits to this Current Report on Form 8-K).

	OVERVIEW. The Company's Articles currently authorize the Company to issue 150,000,000 Common Shares. As of the date of this report, the Company had 31,268,783 Common Shares issued and outstanding, all of which are fully paid and nonassessable. The Company's Common Shares are traded on The Nasdaq National Market under the symbol "OCAS". The transfer agent and registrar for the Common Shares is First Chicago Trust Company of New York.

	The Company's Common Shares are subject to the express terms of the preferred shares, without par value, of the Company (the "Preferred Shares") and any series of the Preferred Shares. The Company's Articles currently authorize the Company to issue 2,000,000 Preferred Shares. As of the date of this report, the Company had no Preferred Shares issued and outstanding. Subject to the provisions of the Articles, the Preferred Shares may be issued, from time to time, in one or more series, with such designations, preferences and other rights and qualifications as may be contained in the resolutions of the Board of Directors of the Company providing for their issuance. Each Preferred Share is entitled to one vote per share. The Board of Directors cannot alter the voting rights of the Preferred Shares.

	VOTING RIGHTS. Subject to contrary provisions of law or the Company's Articles, each Common Share is equal to every other Common Share and entitles its holder to one vote on all matters properly presented to the shareholders for their vote. The Regulations provide for the election of directors by a plurality vote of the shareholders. Shareholders do not have cumulative voting rights in the election of directors. All other actions submitted to the shareholders may be taken by the vote, consent, waiver or release of the holders of a majority of the voting shares of the Company, except as otherwise expressly provided by law and except as set forth in the Company's Articles for certain actions which have not received the prior approval of two-thirds of the directors of the Company and in the case of certain business combinations. The supermajority and business combination provisions are described below under the heading "Anti-Takeover Provisions". Subject to contrary provisions of law or the Company's Articles, the Common Shares are voted together with the Preferred Shares as a single class.

	DIVIDENDS. Subject to any rights to receive dividends or distributions of the holders of Preferred Shares, holders of Common Shares are entitled to receive cash dividends pro rata on a per share basis if and when such dividends are declared by the Board of Directors of the Company from funds legally available for such dividends. The Company is dependent on dividend payments from its insurance subsidiaries in order to meet operating expenses and to pay dividends. State insurance laws impose various restrictions on the payment of dividends by insurance companies and require prior approval by the state insurance department if the dividend exceeds certain specified amounts.

	RESTRICTIONS ON TRANSFER. Neither the Articles nor the Regulations contain any restrictions on transfer of the Common Shares.

	PREEMPTION, REDEMPTION, CONVERSION, REPURCHASE AND SINKING FUND PROVISIONS. Holders of Common Shares do not have any preemptive rights to subscribe for or purchase any additional securities issued by the Company, except such rights as the Board of Directors may determine. No redemption, conversion, repurchase or sinking fund provisions are associated with the Common Shares.

	LIQUIDATION. Holders of Common Shares share with each other on a ratable basis as a single class in the net assets of the Company available for distribution in respect of the Common Shares in the event of liquidation.

ANTI-TAKEOVER PROVISIONS

	ARTICLES AND REGULATIONS. The Company's Articles and Regulations contain certain provisions that may have anti-takeover effects on the Company.
 The Articles provide for:

	(1)  the elimination of cumulative voting in the election of directors;

	(2) the approval of the holders of at least 80% of the outstanding Common Shares to authorize certain business combinations involving the Company and a holder of 20% or more of the voting power of the Company (including any outstanding Preferred Shares) or any affiliate or associate of such a holder, unless:

	(i) the business combination results in an involuntary sale, redemption, cancellation or other termination of ownership of all Common Shares owned by shareholders who do not vote in favor of, or consent in writing to, the business combination and the cash or fair value of other readily marketable consideration to be received by such shareholders for such shares is at least equal to a minimum price per share (as defined in the Articles); and

	(ii) a proxy statement responsive to the requirements of the Securities Exchange Act of 1934 is mailed to the shareholders of the Company for the purpose of soliciting shareholder approval of the proposed business combination; and

	(3) the approval of the holders of at least 80% of the voting power of the Company (including any outstanding Preferred Shares) to authorize the following corporate transactions, unless the matter has been previously approved by a vote of two-thirds of the directors:

	     (i) an amendment to the Articles or the adoption of new Articles;

	     (ii) proposed new Regulations, or an alteration, amendment or repeal of the existing Regulations;

	     (iii) an agreement of merger or consolidation providing for the merger or consolidation of the Company with or into one or more other corporations;

	     (iv) a proposed combination or majority share acquisition involving the issuance of shares of the Company and requiring shareholder approval;

	     (v) a proposal to sell, lease or exchange all or substantially all of the property and assets of the Company;

	     (vi)    a proposed dissolution of the Company; or

	     (vii) a proposal to fix or change the number of directors by action of the shareholders of the Company.

	In addition, the Regulations of the Company provide for:

	(1) a classified Board of Directors divided into three classes each with a term of three years;

	(2) the approval of at least 80% of the voting power of the Company to remove directors with or without cause;

	(3)  special advance notice requirements to nominate directors; and

	(4) the approval of the holders of at least 50% of the voting power of the Company to call a special meeting of shareholders.

	The availability of the Preferred Shares might also be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of the Company's Common Shares, to acquire control of the Company with a view to effecting a merger, sale of the Company's assets or similar transaction, since the issuance of Preferred Shares could be used to dilute the share ownership or voting rights of a person or entity seeking to obtain control of the Company. Additionally, certain companies have issued, as a dividend to holders of their Common Shares, preferred shares having terms designed to discourage third parties from acquiring control of such companies, and the Preferred Shares might be available for such purpose.

	AMENDED AND RESTATED RIGHTS AGREEMENT. The Company also has adopted an Amended and Restated Rights Agreement (the "Rights Agreement"), pursuant to which the holders of Common Shares hold rights to purchase in certain cases additional Common Shares at a price of $250.00 per share. Each outstanding Common Share is accompanied by one-half of a purchase right. Under certain circumstances, including the acquisition by a person of 20% or more of the Company's outstanding Common Shares (without the prior approval of the directors of the Company), all rights holders, except the acquiror, may purchase Common Shares of the Company having a value of twice the exercise price of the rights, subject to adjustment as provided in the Rights Agreement. If the Company is acquired in a merger or other business combination after the acquisition of 20% of the Company's outstanding Common Shares (without prior approval of the directors), in certain cases rights holders may purchase the acquiror's shares at a similar discount.

	OHIO'S ANTI-TAKEOVER LAWS. As an Ohio corporation, the Company is subject to the provisions of Section 1701.831 of the Ohio Revised Code (the "Ohio Control Share Acquisition Statute"). The Ohio Control Share Acquisition Statute requires shareholder approval of any proposed "control share acquisition" of the Company. A "control share acquisition" is the acquisition, directly or indirectly, by any person (including any individual, partnership, corporation or other entity or two or more persons having a joint or common interest) of shares of a corporation that, when added to all of the shares of the corporation that may be voted, directly or indirectly, by the acquiring person, would entitle such person to exercise or direct the exercise of the voting power of the corporation in the election of directors within any of the following ranges: one-fifth or more, but less than one-third of such voting power; one-third or more but less than a majority of such voting power; a majority or more of such voting power.

	The control share acquisition must be approved in advance by the holders of at least a majority of the voting power of the Company in the election of directors represented at a meeting at which a quorum is present and by the holders of a majority of such voting power remaining after excluding the voting shares owned by the acquiring shareholder and certain "interested shares," including shares owned by officers elected or appointed by the directors of the Company and by directors of the Company who are also employees of the Company. "Interested shares" also include those shares acquired by a person or group between the date of the first disclosure of a proposed control share acquisition or change-in-control transaction and the record date established for voting privileges at the special meeting of shareholders held pursuant to the Ohio Control Share Acquisition Statute. The Company shares acquired during that period by a person or group will be deemed "interested shares" only if (i) the amount paid for the Company shares by such person or group exceeds $250,000 or (ii) the number of shares acquired by such person or group exceeds one-half of 1% of the outstanding Company voting shares. Shares acquired for valuable consideration after the record date established for voting rights, but accompanied by a transfer of voting power in the form of a blank proxy or other voting agreement will also be deemed "interested shares".

	The Company also is subject to Chapter 1704 of the Ohio Revised Code (the "Ohio Merger Moratorium Statute") which prohibits certain business combinations and transactions between the Company and a beneficial owner of the Company's shares representing 10% or more of the voting power of the Company (an "Interested Shareholder") for at least three years after the Interested Shareholder becomes such, unless the Board of Directors of the Company approves either (i) the transaction; or (ii) the acquisition of the Company's shares that resulted in the person becoming an "Interested Shareholder", in each case before the Interested Shareholder became such.

	Examples of transactions regulated by the Ohio Merger Moratorium Statute include asset sales, mergers, consolidations, loans, voluntary dissolutions and share transfers involving an Interested Shareholder ("Moratorium Transactions"). After the three-year period, a Moratorium Transaction may take place provided that certain conditions are satisfied, including that (i) the Board of Directors approves the transaction, (ii) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the Company (or a different proportion set forth in the Articles) including a majority of the outstanding shares after excluding the Company shares controlled by the Interested Shareholder, or (iii) the business combination results in shareholders, other than the Interested Shareholder, receiving a "fair price" plus interest for their shares.

	Similar transactions also may be subject to Ohio's insurance laws and regulations which subject transactions between affiliates in an insurance holding company system to review and prior approval by the Superintendent of Insurance. For purposes of this statute, affiliates include persons owning or controlling more than ten percent of the voting securities of a company within the insurance holding company system. Regulated transactions between insurers and their affiliates include sales, purchases, exchanges of assets, loans, extensions of credit, guarantees and certain investments.

	The Company is subject to Ohio's tender offer statute which provides that an offeror may not make a tender offer or request or invitation for tenders that would result in the offeror beneficially owning more than ten percent of any class of any target company's equity securities (a "control bid") unless such offeror files certain information with the Ohio Division of Securities and provides such information to such target company and the offerees within Ohio. The Ohio Division of Securities may suspend the continuation of the control bid if it determines that the offeror's filed information does not provide full disclosure to the offerees of all material information concerning the control bid. The statute also provides that an offeror may not acquire any equity security of a target company within two years of the offeror's previous acquisition of any equity security of the same target company pursuant to a control bid unless the Ohio offerees may sell such security to the offeror on substantially the same terms as provided by the previous control bid. Under these provisions, if the offeror or subject company is an insurance company subject to Ohio insurance law, then the Superintendent of Insurance replaces the Ohio Division of Securities for all purposes under the tender offer statute.

	In addition, the Company is subject to state statutes and regulations that govern the acquisition of control of insurance holding companies which own or control insurance companies domiciled in such states. Under these provisions, an offeror must receive prior approval by the Superintendent of Insurance for any transaction, whether it be a tender offer, a request for tender offers, an agreement to exchange securities, the acquisition of stock on the open market, a merger, or any other transaction, that results in the offeror acquiring control of the Company. Control is presumed where the transaction results in the offeror owning or controlling more than ten percent of the voting securities of the Company; however, a finding of control can be made where the offeror owns or controls a lesser amount of the voting securities. To receive approval of the transaction, the offeror must submit information to the Superintendent of Insurance and the Company. The Superintendent of Insurance will then approve of the transaction unless it finds that the result would hinder the Company's ability to meet its obligations, would result in less competition or a monopoly, or would otherwise not be in the public's best interest or against public policy. Additionally, the Superintendent of Insurance will consider the financial condition, competence and experience of the offeror as well as the offeror's plans for the Company in relation to the public's best interests.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial Statements of Business Acquired

	As of the date of filing of this Current Report on Form 8-K, the financial statements required by this Item 7(a) in connection with the transactions described in Item 2 of this report are not presently available. In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment under cover of Form 8-K/A no later than February 15, 1999.

(b)     Pro Forma Financial Information

	As of the date of filing of this Current Report on Form 8-K, the pro forma financial information for the transactions described in Item 2 of this report which is required by this Item 7(b) is not presently available. In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment under cover of Form 8-K/A no later than February 15, 1999.

(c)     Exhibits

		(1) The following documents related to the transactions described in Item 2 of this Current Report on Form 8-K are being filed as exhibits to this report:

	Exhibit Number                  Description
	--------------                  -----------
	     2(a)*                      Asset Purchase Agreement, dated as of
					September 14, 1998, among The Ohio
					Casualty Insurance Company, Great
					American Insurance Company and the
					other Sellers named therein

	     2(b) Amendment No. 1 to Asset Purchase Agreement, dated December 1, 1998, among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Sellers named therein

	     2(c) Reinsurance Agreement, dated December 1, 1998, among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Companies named therein

	Exhibit Number                  Description
	--------------                  -----------
	     2(d)                       Warrant Agreement, dated December 1,
					1998, between Ohio Casualty Corporation
					and Great American Insurance Company
					and Warrant dated December 1, 1998

	     2(e) Noncompetition and Referral Agreement, dated December 1, 1998, among Ohio Casualty Corporation, The Ohio Casualty Insurance Company and American Financial Group, Inc.

	     2(f) Information Systems Agreement, dated December 1, 1998, among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Sellers named therein

	     2(g) Investment Services Agreement, dated December 1, 1998, between The Ohio Casualty Insurance Company and American Money Management Corporation

	     2(h) Software License Agreement, dated December 1, 1998, between The Ohio Casualty Insurance Company and Great American Insurance Company

	     2(i) Database License Agreement, dated December 1, 1998, between The Ohio Casualty Insurance Company and Great American Insurance Company

*Certain of the Schedules and Exhibits to the Asset Purchase Agreement, as amended, have not been filed with this Current Report on Form 8-K because the Company believes they do not contain information material to an investment decision and which is not otherwise disclosed in the Asset Purchase Agreement and the other agreements filed as exhibits to this report. The omitted Schedules and Exhibits are described in the Asset Purchase Agreement. The Company hereby agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon its request therefor.

		(2) The following documents, which are referred to in Item 5 of this Current Report on Form 8-K, are being filed as exhibits to this report:

	Exhibit Number                  Description
	--------------                  -----------
	     4(a)                       Certificate of Amended Articles of
					Incorporation of Ohio Casualty
					Corporation as filed with the Ohio
					Secretary of State on May 25, 1983

	     4(b) Certificate of Amendments to the Articles of Incorporation of Ohio Casualty Corporation as filed with the Ohio Secretary of State on November 21, 1986

	     4(c) Certificate of Amendment to Amended Articles of Incorporation of Ohio Casualty Corporation as filed with the Ohio Secretary of State on April 29, 1992

	     4(d) Certificate of Amendment to Amended Articles of Incorporation of Ohio Casualty Corporation as filed with the Ohio Secretary of State on April 30, 1996

	     4(e) Amended Articles of Incorporation of Ohio Casualty Corporation (reflecting amendments through April 30, 1996)
					[for SEC reporting compliance purposes
					only--not filed with the Ohio Secretary
					of State]

	     4(f)                       Code of Regulations of Ohio Casualty
					Corporation

	     4(g) Amended and Restated Rights Agreement, dated as of February 19, 1998, between Ohio Casualty Corporation and First Chicago Trust Company of New York, as Rights Agent

				 SIGNATURE

		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

					      OHIO CASUALTY CORPORATION


					      By:  /s/ Lauren N. Patch
						   -------------------------
						   Lauren N. Patch, President
						   and Chief Executive Officer

					      Dated:  December    , 1998
							       ---

				EXHIBIT INDEX

			 Current Report on Form 8-K
                          Dated December 14, 1998


			 Ohio Casualty Corporation


Exhibit
  No.         Description                                           Page
-------       -----------                                           ----

2(a)          Asset Purchase Agreement, dated as of         Incorporated herein
	      September 14, 1998, among The Ohio            by reference to
	      Casualty Insurance Company, Great             Exhibit 2 to
	      American Insurance Company and the            Registrant's Report
	      other Sellers named therein                   on Form 10-Q
							    dated November 13,
							    1998, for the
							    quarter ended
							    September 30, 1998

2(b)          Amendment No. 1 to Asset Purchase                      18
	      Agreement, dated December 1, 1998, among
	      The Ohio Casualty Insurance Company,
	      Great American Insurance Company and the other Sellers named therein

2(c)          Reinsurance Agreement, dated December 1,               26
	      1998, among The Ohio Casualty Insurance
	      Company, Great American Insurance
	      Company and the other Companies named
	      therein

2(d)          Warrant Agreement, dated December 1,                   40
	      1998, between Ohio Casualty Corporation
	      and Great American Insurance Company
	      and Warrant dated December 1, 1998

2(e)          Noncompetition and Referral Agreement,                 62
	      dated December 1, 1998, among Ohio
	      Casualty Corporation, The Ohio Casualty
	      Insurance Company and American Financial
	      Group, Inc.

Exhibit
  No.         Description                                           Page
-------       -----------                                           ----

2(f)          Information Systems Agreement, dated                   75
	      December 1, 1998, among The Ohio Casualty
	      Insurance Company, Great American
	      Insurance Company and the other Sellers
	      named therein

2(g)          Investment Services Agreement, dated                   106
	      December 1, 1998, between The Ohio
	      Casualty Insurance Company and American
	      Money Management Corporation

2(h)          Software License Agreement, dated December             113
	      1, 1998, between The Ohio Casualty
	      Insurance Company and Great American
	      Insurance Company

2(i)          Database License Agreement, dated                      122
	      December 1, 1998, between The Ohio
	      Casualty Insurance Company and Great
	      American Insurance Company

4(a)          Certificate of Amended Articles of                     129
	      Incorporation of Ohio Casualty Corporation as filed with the Ohio Secretary of State on May 25, 1983

4(b)          Certificate of Amendments to the Articles of           137
	      Incorporation of Ohio Casualty Corporation as filed with the Ohio Secretary of State on November 21, 1986

4(c)          Certificate of Amendment to Amended                    140
	      Articles of Incorporation of Ohio Casualty
	      Corporation as filed with the Ohio Secretary of State on April 29, 1992

4(d)          Certificate of Amendment to Amended                    144
	      Articles of Incorporation of Ohio Casualty
	      Corporation as filed with the Ohio Secretary of State on April 30, 1996

Exhibit
  No.         Description                                           Page
-------       -----------                                           ----

4(e)          Amended Articles of Incorporation of                   147
	      Ohio Casualty Corporation (reflecting
	      amendments through April 30, 1996)
	      [for SEC reporting compliance purposes
	      only--not filed with the Ohio Secretary
	      of State]

4(f)          Code of Regulations of Ohio Casualty                   157
	      Corporation

4(g)          Amended and Restated Rights Agreement,        Incorporated herein
	      dated as of February 19, 1998, between        by reference to
	      Ohio Casualty Corporation and First           Registrant's Form
	      Chicago Trust Company of New York,            8-A/A Amendment
	      as Rights Agent                               No. 3 dated March
							    5, 1998, and filed
							    March 6, 1998, with
							    the SEC [Exhibit 4]

				Exhibit 2(b)

		   Amendment No. 1 to Asset Purchase Agreement, dated December 1, 1998, among The Ohio Casualty Insurance Company,
     Great American Insurance Company and the other Sellers named therein

		   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
		   -------------------------------------------
      THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT ("Amendment") is made as of the 1st day of December, 1998 by and among GREAT AMERICAN INSURANCE COMPANY, AMERICAN NATIONAL FIRE INSURANCE COMPANY, AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY, AGRICULTURAL INSURANCE COMPANY, AMERICAN ALLIANCE INSURANCE COMPANY, AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY, AMERICAN SPIRIT INSURANCE COMPANY, CONTEMPORARY AMERICAN INSURANCE COMPANY, EAGLE AMERICAN INSURANCE COMPANY, EDEN PARK INSURANCE COMPANY, GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY, GREAT AMERICAN LLOYD'S INSURANCE COMPANY AND SEVEN HILLS INSURANCE COMPANY (collectively, "Sellers") and THE OHIO CASUALTY
					-------
INSURANCE COMPANY ("Purchaser").
		    ---------

				 RECITALS:
				 --------
	WHEREAS, Purchaser and Sellers are parties to an Asset Purchase Agreement dated as of September 14, 1998 (the "Agreement");

	WHEREAS, in connection with the closing of the transaction contemplated by the Agreement, the parties have agreed that the Database shall be retained by the Sellers and certain Tangible Assets shall be leased and/or subleased to Purchaser.

	NOW, THEREFORE, in consideration of the premises and the mutual agreements contained hereinafter, the parties do hereby agree as follows:

	1.      Capitalized Terms.  Capitalized terms used herein without
		-----------------
specific definition shall have the meanings respectively ascribed thereto in the Agreement.

	2.      Definitions.  The definitions "Books and Records" and "Excluded
		-----------                    -----------------       --------
Assets" are hereby deleted in their entirety and replaced as set forth below,
------
and the definition of "Database" is hereby added as set forth below:
		       --------

	 "Books and Records" means the originals or copies of all
	  -----------------
	 records (including computer generated, recorded or stored records) relating primarily to the Business, including customer lists, policy information, Insurance Contract forms, claim records, sales records, underwriting records, financial records, tax records, personnel records related to Transferred Employees and compliance records in the possession or control of each of the Sellers or any of their respective Affiliates and relating primarily to the operation of the Business.

	 "Database" means the records, data, files, input materials,
	  --------
	  reports, forms and other data related to the Owned Software disclosed on Schedule 3.13 and referenced in Section 3.17.

	  "Excluded Assets" shall mean any claims related to the matters
	   ---------------
	  at issue in the Excluded Litigation, any Tax related assets (including deposits for current Taxes) and recoveries on insurance policies that do not relate to Transferred Assets, Transferred Liabilities or Intellectual Property not specifically transferred to Purchaser and the Database.

	3.      Licensed Software.  Section 3.13.3 of the Agreement is hereby
		-----------------
deleted in its entirety and replaced with the following:

	3.13.3. On or after the Closing Date, Sellers and Purchaser shall mutually identify the Licensed Software for which Sellers shall endeavor to obtain necessary consents, approvals, assignments, licenses or sublicenses for the use of such Software by Purchaser on Purchaser's computer processing system (the "Required Consents"). After the Closing Date, Sellers shall at Purchaser's request, use their reasonable best efforts to obtain, at Purchaser's sole cost and expense, the Required Consents for the use of the Licensed Software by Purchaser on Purchaser's computer processing system in the same manner as used by the relevant Seller prior to the Closing Date. If a vendor refuses to assign, license or sublicense such Licensed Software to Purchaser for use of the Licensed Software on Purchaser's computer processing system, Sellers shall assist the Purchaser in attempting to locate suitable substitute software.

	4.      Database.  Sections 3.14.1 and 3.14.2 of the Agreement are
		--------
hereby deleted in their entirety and replaced with the following:

	3.14. At the Closing, Purchaser and Sellers shall enter into a license pursuant to which Sellers shall grant to Purchaser a perpetual royalty-free, license ("Database License") to use the
					  ----------------
	Database in order to operate the Business after the Closing in the same manner as operated by the Sellers.

	5.      Tangible Assets.  Pursuant to Section 2.1.1 of the Agreement,
		---------------
the Sellers agreed to transfer to Purchaser the Transferred Assets, including certain Tangible Assets mutually agreed upon by Sellers and Purchaser. Purchaser has notified Sellers of its desire to lease and/or sublease certain of the Tangible Assets. Purchaser and Sellers hereby agree that effective on the Closing Date, the parties shall enter into leases and/or subleases mutually acceptable to the parties with respect to certain Tangible Assets previously identified by Sellers and Purchaser to be leased or subleased.

	6.      Miscellaneous.  Except as amended by this Amendment, the
		-------------
Agreement shall remain in full force and effect as originally executed and delivered. This Amendment may be executed in any number counterparts, each of which when executed is an original but all counterparts together constitute the same document. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.


		  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

	IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands effective the date and year first above written.

				   GREAT AMERICAN INSURANCE COMPANY



				   By:       /s/ Karen Holley Horrell
				       ---------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					  ------------------------------------

				   AMERICAN NATIONAL FIRE INSURANCE
				   COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   AGRICULTURAL EXCESS AND SURPLUS
				   INSURANCE COMPANY



				   By:       /s/ Karen Holley Horrell
				       ---------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   AGRICULTURAL INSURANCE COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   AMERICAN ALLIANCE INSURANCE COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   AMERICAN DYNASTY SURPLUS LINES
				   INSURANCE COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   AMERICAN SPIRIT INSURANCE COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   CONTEMPORARY AMERICAN INSURANCE
				   COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   EAGLE AMERICAN INSURANCE COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   EDEN PARK INSURANCE COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   GREAT TEXAS COUNTY MUTUAL INSURANCE
				    COMPANY



				   By:       /s/ Karen Holley Horrell
				      ----------------------------------------
				   Name:     Karen Holley Horrell
					--------------------------------------
				   Title:    Senior Vice President
					 -------------------------------------

				   GREAT AMERICAN LLOYD'S INSURANCE
				    COMPANY,

				   By:  Great American Lloyd's, Inc., its
					Manager



				    By:       /s/ Karen Holley Horrell
				       ---------------------------------------
				    Name:     Karen Holley Horrell
					 -------------------------------------
				    Title:    Senior Vice President
					  ------------------------------------

				    SEVEN HILLS INSURANCE COMPANY



				    By:       /s/ Karen Holley Horrell
				       ---------------------------------------
				    Name:     Karen Holley Horrell
					 -------------------------------------
				    Title:    Senior Vice President
					  ------------------------------------

				    THE OHIO CASUALTY INSURANCE COMPANY



				    By:       /s/ Lauren N. Patch
				       ---------------------------------------
				    Name:     Lauren N. Patch
					 -------------------------------------
				    Title:    President
					  ------------------------------------

				Exhibit 2(c)

			   Reinsurance Agreement,
      dated December 1, 1998, among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Companies named therein

------------------------------------------------------------------------------

			    REINSURANCE AGREEMENT




			 EFFECTIVE DECEMBER 1, 1998



				  BETWEEN


		      GREAT AMERICAN INSURANCE COMPANY
		  AMERICAN NATIONAL FIRE INSURANCE COMPANY
	      AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY
		      AGRICULTURAL INSURANCE COMPANY
		   AMERICAN ALLIANCE INSURANCE COMPANY
	       AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY
		     AMERICAN SPIRIT INSURANCE COMPANY
		  CONTEMPORARY AMERICAN INSURANCE COMPANY
		     EAGLE AMERICAN INSURANCE COMPANY
			EDEN PARK INSURANCE COMPANY
		GREAT AMERICAN LLOYD'S INSURANCE COMPANY
	       GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY
		      SEVEN HILLS INSURANCE COMPANY
		       ("COMPANY" or "COMPANIES")


				    AND



		   THE OHIO CASUALTY INSURANCE COMPANY
			      ("REINSURER")

------------------------------------------------------------------------------

			     TABLE OF CONTENTS

								     Page
								     ----
ARTICLE 1 DEFINITIONS................................................. 29
	  -----------
ARTICLE 2 BUSINESS REINSURED.......................................... 30
	  ------------------
ARTICLE 3 OBLIGATORY AGREEMENT........................................ 30
	  --------------------
ARTICLE 4 NET RETAINED LINES.......................................... 30
	  ------------------
ARTICLE 5 EXTRA CONTRACTUAL LIMITATIONS............................... 31
	  -----------------------------
ARTICLE 6 REINSURER'S RIGHTS AND OBLIGATIONS.......................... 32
	  ----------------------------------
ARTICLE 7 RENEWALS AND NEW BUSINESS................................... 33
	  -------------------------
ARTICLE 8 REPORTING................................................... 34
	  ---------
ARTICLE 9 INDEMNIFICATION............................................. 34
	  ---------------
ARTICLE 10 NOTICES.................................................... 35
	   -------
ARTICLE 11 NON-ASSIGNABILITY.......................................... 35
	   -----------------
ARTICLE 12 INSOLVENCY................................................. 35
	   ----------
ARTICLE 13 APPLICABLE LAW............................................. 36
	   --------------

			   REINSURANCE AGREEMENT
			   ---------------------

THIS AGREEMENT is made and entered into as of December 1, 1998 by Great American Insurance Company, American National Fire Insurance Company, Agricultural Excess and Surplus Insurance Company, Agricultural Insurance Company, American Alliance Insurance Company, American Dynasty Surplus Lines Insurance Company, American Spirit Insurance Company, Contemporary American Insurance Company, Eagle American Insurance Company, Eden Park Insurance Company, Great American Lloyd's Insurance Company, Great Texas County Mutual Insurance Company and Seven Hills Insurance Company (hereinafter called the "COMPANY" or the "COMPANIES") and The Ohio Casualty Insurance Company (hereinafter called the "REINSURER").

WHEREAS, COMPANIES and REINSURER are entering into this Agreement pursuant to the Purchase Agreement (as defined below); and

WHEREAS, COMPANIES have agreed to cede to REINSURER and REINSURER has agreed to assume certain liabilities and obligations of COMPANIES under the Insurance Contracts (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and promises and upon the terms and conditions set forth herein, the parties hereto agree as follows:

			      ARTICLE 1

			     DEFINITIONS
			     -----------
Capitalized terms used herein and not otherwise defined in this Agreement shall have the meaning given to them in the Purchase Agreement. The following terms shall have the following meanings:

"Effective Date" means the date specified in the first paragraph hereof.

"Purchase Agreement" means the Asset Purchase Agreement dated as of September 14, 1998 among the COMPANIES and the REINSURER.

"Ultimate Net Aggregate Losses" shall mean the sum of:

	1) Actual loss payments paid in settlement of claims or suits or in satisfaction of judgments on business covered by this Agreement; plus

	2) Loss Expense paid in connection with the business covered by this Agreement; plus

	3) Extra Contractual Obligations arising from conduct of the COMPANIES paid in connection with the handling or resolution of any losses reinsured hereunder; less

	4) Sums recovered by way of salvage and subrogation, less the cost of such recovery, in connection with the business covered under this Agreement.

"Loss Expense" shall mean all expenses incurred in the investigation, adjustment and defense of all claims under the Insurance Contracts, including without limitation, loss expenses, court costs and pre-judgment and post-judgment interest and declaratory judgment action expense; provided that Loss Expense shall not include any expenses incurred by, nor shall Loss Expense duplicate expenses incurred by, the REINSURER in performing its duties under
Article 6 herein.

				 ARTICLE 2

			    BUSINESS REINSURED
			    ------------------

Each Insurance Contract shall be reinsured on a 100% quota share indemnity reinsurance basis, and the COMPANIES shall cede, and the REINSURER shall accept and assume and indemnify the COMPANIES for, 100% of the Insurance Liabilities under such Insurance Contracts.

				ARTICLE 3

			   OBLIGATORY AGREEMENT
			   --------------------

The liability of the REINSURER with respect to all business reinsured under this Agreement is obligatory and the liability shall begin and end simultaneously with that of the COMPANIES. Subject to the provisions of
Article 6 herein, the REINSURER shall be bound by all alterations, waivers, cancellations, rates, terms, conditions, interpretations, amendments and extensions agreed to by the COMPANIES in connection with all Insurance Contracts.

			       ARTICLE 4

			  NET RETAINED LINES
			  ------------------

This Agreement applies only to that portion of the business covered under
Article 2 which the COMPANIES retains net for its own account. In calculating the amount of any loss payable under this Agreement, only losses in respect of that portion of the business which the COMPANIES retains net for its own account shall be included. The REINSURER shall be liable to pay the Ultimate Net Aggregate Losses on that portion of the business retained by the COMPANIES.

The COMPANIES shall not amend, modify or terminate any of the reinsurance treaties identified on Schedule 3.11 of the Purchase Agreement, or enter into any new reinsurance treaties (whether ceded or assumed) related to the Insurance Contracts, to the extent that any such action affects liability under any such reinsurance treaties for periods on or prior to the Effective Date, without the prior written consent of the REINSURER. As relating to the business reinsured hereunder, all run-off protection shall either (i) be maintained by the COMPANIES or (ii) be deemed to be maintained by the COMPANIES. The COMPANIES also shall maintain (at its sole cost and expense) and reinstate, if necessary, all such reinsurance treaties until their natural expiration; provided, that the COMPANIES and the REINSURER shall allocate all reinstatement premiums, costs and expenses between them in the same manner in which the COMPANIES and its Affiliates historically have made such allocation in the ordinary course of their business.

The COMPANIES shall indemnify, defend and hold REINSURER harmless from and against all loss, liability and expense arising out of any breach of or default under, including those arising out of the insolvency of any reinsurer under, any of the reinsurance treaties identified on Schedule 3.11 of the Purchase Agreement, which losses, liabilities or expenses relate to any periods prior to the Effective Date.

REINSURER may request that the COMPANIES consent to amend, modify or terminate any reinsurance treaties identified on Schedule 3.11 of the Purchase Agreement, which consent shall not be unreasonably withheld. Any such reinsurance treaty may be so amended, modified or terminated on terms acceptable to the COMPANIES and the REINSURER.

				  ARTICLE 5

			EXTRA CONTRACTUAL LIMITATIONS
			-----------------------------

Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, REINSURER's obligation for Extra Contractual Obligations shall be limited on any individual loss, or any series of losses attributable to the same or related cause, to Ten Million and 00/100 Dollars ($10,000,000). In the case of any Extra Contractual Obligation claim asserted by a third party in excess of One Million and 00/100 Dollars ($1,000,000), REINSURER shall immediately notify COMPANIES of such claim and shall permit the COMPANIES to participate in any settlement negotiations regarding such claim. REINSURER shall not consent to any settlement of such claim without the prior written consent of COMPANIES, which consent shall not be unreasonably withheld. If the COMPANIES, against the written objection of the REINSURER, reject any such settlement and if either (i) a settlement of such claim is thereafter reached, the amount of which exceeds the rejected settlement, or (ii) a court of competent jurisdiction enters a judgment adverse to any of the COMPANIES or the REINSURER regarding such claim, the amount of which judgment exceeds the rejected settlement, then the COMPANIES shall be liable to the REINSURER (subject to the provisions of the first sentence of this Article 5) for the difference between the actual settlement referenced in clause (i) or the judgment entered pursuant to clause (ii), whichever the case may be, minus the amount of the settlement which the COMPANIES rejected. Notwithstanding anything to the contrary in this Agreement, REINSURER's liability for Extra Contractual Obligations shall be for the first Ten Million and 00/100 Dollars ($10,000,000) payable without regard to any other reinsurance of COMPANIES.

				 ARTICLE 6

		    REINSURER'S RIGHTS AND OBLIGATIONS
		    ----------------------------------

On and after the Effective Date the parties agree that REINSURER shall have the right and obligation, at its own expense, to exercise and perform all of the COMPANIES' rights and obligations under and in connection with the Insurance Contracts and COMPANIES hereby assign, transfer and grant to REINSURER all of the rights, powers and privileges of COMPANIES to exercise and perform the same. On and after the Effective Date, the COMPANIES shall not take any action, nor shall it fail to take any action, which adversely affects the ability of REINSURER to fully administer the Insurance Contracts and the liabilities related thereto. Without limiting the generality of the foregoing, it is agreed that REINSURER shall have the right and/or obligation
(a) to give, receive, execute, issue and deliver all notices, endorsements, waivers, demands, proofs and agreements of every kind and nature which may be necessary or desirable in connection with the Insurance Contracts, (b) to ask, demand, attach, sue for, recover, receive and receipt for all premiums, debts and sums of money due or becoming due under or in connection with the Insurance Contracts, (c) to adjust, settle, pay, defend, arbitrate and/or compromise any and all claims under or in connection with the Insurance Contracts, and (d) to prosecute or defend any action which REINSURER deems necessary or desirable in order to exercise the rights, powers and privileges granted to REINSURER hereunder. COMPANIES hereby reserve all rights with respect to other ceded reinsurance applicable to the Insurance Contracts and REINSURER shall have no right with respect to such ceded reinsurance.

				 ARTICLE 7

			 RENEWALS AND NEW BUSINESS
			 -------------------------

A. Except only as provided in Article 7C below, from and after the Effective Date, the COMPANIES shall cease renewing any and all Insurance Contracts, and the REINSURER shall possess the sole and exclusive right to renew any and all Insurance Contracts. The COMPANIES shall send to each policyholder and contractholder of the Insuranc Contracts written notice substantially in the form of
	Schedule 1 hereto, informing the policyholder or contractholder of this Agreement and encouraging him, her or it to renew the Insurance Contracts with the REINSURER.

B. The REINSURER intends to appoint all of the agents of the COMPANIES who produced the Insurance Contracts to offer the REINSURER's own policies and contracts of the insurance to renew and replace the Insurance Contracts. The COMPANIES authorize the REINSURER to make such appointments, and the COMPANIES shall send to each such agent written notice substantially in the form of Schedule 2 hereto, informing the agents of the Agreement and encouraging him, her or it to accept the appointment of the REINSURER.

C. If, from the Effective Date and continuing for a period of 24 months thereafter, the REINSURER is unable to renew for any reason whatsoever, the Insurance Contracts on its own policies and contracts of insurance, then, upon the REINSURER's written request, the COMPANIES shall offer to renew such of the Insurance Contracts which the REINSURER cannot renew on its own policies. If, during this same period, the REINSURER is unable to issue for any reason whatsoever a policy or contract of insurance representing new business, which policy or contract would have been an Insurance Contract had the policy been in force on the Effective Date, then, upon the REINSURER's written request, the COMPANIES shall offer to issue policies or contracts of insurance for such new business. All policies and contracts of insurance issued by the COMPANIES under this Article 7C shall be deemed to be Insurance Contracts reinsured hereunder for all purposes of this Agreement. Likewise, if REINSURER does not for any reason renew any of the Insurance Contracts and the COMPANIES are required to renew them, such renewal policies shall be deemed to be Insurance Contracts reinsured hereunder. All policies and contracts of insurance issued by the COMPANIES under this Article 7C shall be reinsured one hundred percent (100%) by REINSURER with no portion of the liabilities thereunder ceded by the COMPANIES to other reinsurers.

D. The REINSURER will comply with all applicable renewal and/or nonrenewal laws and regulations. The COMPANIES will be responsible for compliance with all laws and regulations applicable to issuance of policies and contracts under Article 7C above.

E. The REINSURER agrees (i) to reimburse the COMPANIES for commissions and premium taxes incurred in issuing policies and contracts under Article 7C above and (ii) to pay to the COMPANIES a ceding commission equal to two and one half percent (2.5%) of the net premiums received on such policies and contracts. "Net premiums" shall mean gross the group of premiums received on such policies less return premiums paid for reinsurance ceded to third parties.

				ARTICLE 8

				REPORTING
				---------

Within fifteen (15) days after the end of each calendar month hereunder, the REINSURER shall provide to the Sellers' Representative a written report summarizing all reinsurance hereunder, in such form and addressing such items as the parties shall mutually agree. If the Seller's Representative does not object to any such report within ten (10) days of its receipt thereof, then the report shall be deemed to be final and conclusive as to all parties and all matters addressed in the report, and all payments required to be made under the report shall be made by the responsible party by wire transfer of immediately available funds within five (5) business days after the expiration of the aforesaid ten (10) day review period.

			       ARTICLE 9

			    INDEMNIFICATION
			    ---------------

REINSURER shall indemnify, defend and hold COMPANIES harmless from and against all loss, liability and expense arising out of any failure of REINSURER to properly perform its obligations under this Agreement.

The COMPANIES, jointly and severally, shall indemnify, defend and hold REINSURER harmless from and against all loss, liability and expense arising out of any failure of any of the COMPANIES to properly perform its or their obligations under the Agreement.

				 ARTICLE 10

				  NOTICES
				  -------

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been delivered (a) upon receipt if delivered by hand, and (b) three days after mailing if mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

If to COMPANIES:

Great American Insurance Company
580 Walnut Street
Cincinnati, Ohio  45202
Attention:  President

If to REINSURER

The Ohio Casualty Insurance Company
136 North Third Street
Hamilton, Ohio  45025
Attention:  Chief Executive Officer

Addresses may be changed by written notice signed by the addressee.

				 ARTICLE 11

			     NON-ASSIGNABILITY
			     -----------------

Neither COMPANIES nor REINSURER may assign any of its rights or obligations under this Agreement without the express written consent of the other; provided, that the REINSURER may assign any rights, interests or obligations hereunder to any of its Affiliates without the prior written consent of the COMPANIES; provided further, that in the event of any such assignment the REINSURER shall remain liable with respect to its obligations hereunder.

				 ARTICLE 12

				 INSOLVENCY
				 ----------

In the event of a COMPANY's insolvency (an "Insolvent Company"), the reinsurance afforded by this Agreement will be payable by the REINSURER on the basis of the Insolvent Company's liability under the Insurance Contracts without diminution because of the Insolvent Company's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however, to the right of the REINSURER to offset against such funds due hereunder, any sums that may be payable to it by the Insolvent Company in accordance with this Agreement. The reinsurance will be payable by the REINSURER directly to the Insolvent Company, its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Insolvent Company's insolvency, or (b) where the REINSURER, with the consent of the direct insured or insureds, has assumed such policy obligations of the Insolvent Company as direct obligations of itself to the payees under such policies in substitution for the Insolvent Company's obligation to such payees. The Insolvent Company's liquidator, receiver, conservator, or statutory successor will give written notice of pendency of a claim against the Insolvent Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the REINSURER may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Insolvent Company, its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the REINSURER will be chargeable against the Insolvent Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Insolvent Company solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Insolvent Company.

				  ARTICLE 13

				APPLICABLE LAW
				--------------

This Agreement shall be construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate effective the date first above written.

				     GREAT AMERICAN INSURANCE COMPANY


				     BY:     /s/ Karen Holley Horrell
					--------------------------------------
					     Karen Holley Horrell
					     Senior Vice President

				     AMERICAN NATIONAL FIRE INSURANCE
				     COMPANY


				     BY:     /s/ Karen Holley Horrell
					--------------------------------------
					     Karen Holley Horrell
					     Senior Vice President

				     AGRICULTURAL EXCESS AND SURPLUS
				     INSURANCE COMPANY


				     BY:     /s/ Karen Holley Horrell
					--------------------------------------
					     Karen Holley Horrell
					     Senior Vice President

				     AGRICULTURAL INSURANCE COMPANY


				     BY:     /s/ Karen Holley Horrell
					--------------------------------------
					     Karen Holley Horrell
					     Senior Vice President

				     AMERICAN ALLIANCE INSURANCE COMPANY


				     BY:     /s/ Karen Holley Horrell
					--------------------------------------
					     Karen Holley Horrell
					     Senior Vice President

				     AMERICAN DYNASTY SURPLUS LINES
				     INSURANCE COMPANY


				      BY:     /s/ Karen Holley Horrell
					 -------------------------------------
					      Karen Holley Horrell
					      Senior Vice President

				      AMERICAN SPIRIT INSURANCE COMPANY


				      BY:     /s/ Karen Holley Horrell
					 -------------------------------------
					      Karen Holley Horrell
					      Senior Vice President

				      CONTEMPORARY AMERICAN INSURANCE COMPANY


				       BY:     /s/ Karen Holley Horrell
					  ------------------------------------
					       Karen Holley Horrell
					       Senior Vice President

				       EAGLE AMERICAN INSURANCE COMPANY


				       BY:     /s/ Karen Holley Horrell
					  ------------------------------------
					       Karen Holley Horrell
					       Senior Vice President

				       EDEN PARK INSURANCE COMPANY


				       BY:     /s/ Karen Holley Horrell
					  ------------------------------------
					       Karen Holley Horrell
					       Senior Vice President

				       GREAT AMERICAN LLOYD'S INSURANCE
				       COMPANY
				       By its Attorney-In-Fact, Great American
				       Lloyd's, Inc.


				       BY:     /s/ Karen Holley Horrell
					  ------------------------------------
					       Karen Holley Horrell
					       Senior Vice President

				       GREAT TEXAS COUNTY MUTUAL INSURANCE
				       COMPANY


				       BY:     /s/ Karen Holley Horrell
					  ------------------------------------
					       Karen Holley Horrell
					       Senior Vice President

				       SEVEN HILLS INSURANCE COMPANY


				       BY:     /s/ Karen Holley Horrell
					  ------------------------------------
					       Karen Holley Horrell
					       Senior Vice President


				       THE OHIO CASUALTY INSURANCE COMPANY


					BY:     /s/ Lauren N. Patch
					   -----------------------------------
						Lauren N. Patch
						President

				Exhibit 2(d)

			     Warrant Agreement,
	   dated December 1, 1998, between Ohio Casualty Corporation and Great American Insurance Company and Warrant dated December 1, 1998

			 OHIO CASUALTY CORPORATION



				    AND




		     GREAT AMERICAN INSURANCE COMPANY





			       ****************


			      WARRANT AGREEMENT



			 Dated as of December 1, 1998



			       ****************

	WARRANT AGREEMENT, dated as of December 1, 1998, between OHIO CASUALTY CORPORATION, an Ohio corporation (the "Company"), and GREAT AMERICAN INSURANCE COMPANY ("GAIC"), an Ohio corporation ("Agreement").

	The Company proposes to issue to GAIC a Common Share Purchase Warrant, as hereinafter described (the "Warrant"), to purchase up to an aggregate of 3,000,000 Common Shares, par value of $.125 per share ("Common Shares"), of the Company (the Common Shares issuable on exercise of the Warrant being referred to herein as the "Warrant Shares"), pursuant to an Asset Purchase Agreement dated as of September 14, 1998, among Ohio Casualty Insurance Company, a wholly-owned subsidiary of the Company, and GAIC and certain of its subsidiaries (the "Purchase Agreement"). (The Warrant and any warrants issued in substitution or exchange therefor as provided herein are collectively referred to as the "Warrants.")

	In consideration of the foregoing, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and GAIC and the persons to whom the Warrant or the Warrant Shares may be transferred pursuant to Section 13 hereof (GAIC and such transferees being herein referred to individually as a "Holder" and collectively as the "Holders"), the Company and GAIC hereby agree as follows:

	SECTION 1. SECURITIES ACT RESTRICTIONS. The Warrant and the Warrant Shares will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred, assigned or hypothecated except pursuant to a registration statement registering such securities under the Act or in a transaction as to which the Company has received an opinion of counsel for the Holder reasonably satisfactory to the Company that such registration is not required. Each certificate representing Warrants or Warrant Shares shall be endorsed with a legend, substantially in the following form, and any other legend required by applicable state securities laws:

		THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

		Any legend endorsed on a certificate pursuant to this Section 1 shall be removed, and the Company shall issue a certificate without such legend to any Holder, if the Warrants and/or Warrant Shares are registered under the Securities

Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if the Holder provides the Company with an opinion of counsel, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Warrants and/or Warrant Shares may be made without registration.

	SECTION 2.  REGISTRATION, TRANSFERABILITY AND FORM OF WARRANTS.

		2.1 REGISTRATION. The Warrants shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such acts that its participation therein amounts to bad faith.

		2.2 TRANSFER. Subject to Sections 1 and 13 hereof, the Warrants shall be transferable on the books of the Company maintained at the principal office of the Company upon delivery thereof, duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a bank or trust company or a broker or dealer which is a member of the National Association of Securities Dealers, Inc. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto.

		2.3 FORM OF WARRANT. The text of the Warrant and any substitute Warrants and of the Purchase Form shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.
 The Warrants shall be executed on behalf of the Company by its President or one of its Vice Presidents and attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile.

		Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

		The Warrant shall be dated as of the Closing Date (as defined in the Purchase Agreement) and the Warrants issued in substitution or exchange therefor shall be dated as of the date of issuance thereof by the Company.

	SECTION 3. EXCHANGE OF WARRANT CERTIFICATES. Each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase.
 Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

	SECTION 4. WARRANT AGENT. The Company may, by written notice to the Holders, appoint an agent for the purpose of maintaining the Warrant Register, issuing Warrant Shares, exchanging or transferring the Warrants or any of the foregoing. Thereafter, such registration, issuance, exchange or transfer, as the case may be, shall be made at the office of such agent.

	SECTION 5.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

		5.1 TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised, in whole or in part, commencing on December 1, 1999 (the first anniversary of the date of issuance of the Warrants) and ending at 5:00 P.M., New York time, on November 30, 2003 (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants; provided, however, that the Warrants shall become immediately exercisable upon (a) the announcement of the commencement of a tender or exchange offer for 25% or more of the Common Shares or (b) a proposal of a merger, consolidation, liquidation, sale of all or substantially all of the assets, change in control or other similar event requiring the consent of the Company's shareholders.

		5.2 EXERCISE OF WARRANTS. Warrants may be exercised upon surrender to the Company at its principal office of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company or a broker or dealer which is a member of the National Association of Securities Dealers, Inc., and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made in cash, by certified or bank cashier's check drawn on a banking institution chartered by the government of the United States or any state thereof, outstanding Company debt at its face value (with no regard to accrued interest) or any combination thereof. The Warrant Price may also be paid by surrendering Warrants (the "Net Issuance") as determined below. If the Net Issuance method is elected, the Company will issue Common Shares in accordance with the following formula:

		 X =     Y (A-B)
			 -------
			    A

     where       X =     the net number of Warrant Shares to be issued
			 to the Holder;

		 Y = the number of Warrant Shares requested to be exercised (including the Warrant Shares evidenced by the portion of the Warrant surrendered to pay the Warrant Price);

		 A = the current market price per Common Share (as defined in Section 10.1.4); and

		 B =     the Warrant Price.

		Subject to Section 6 hereof, upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 11 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid.
The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrants will be issued.

	SECTION 6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants in respect of which such Warrant Shares are issued.

	SECTION 7. MUTILATED OR MISSING WARRANTS. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for, and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity or bond, if requested, also reasonably satisfactory to it. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

	SECTION 8.  THE COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

		8.1 ORGANIZATION, STANDING AND AUTHORITY. The Company is organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to carry on the operations of its business as they are now being conducted.

		8.2 AUTHORIZATION. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company and its shareholders. This Agreement has been duly executed and delivered by the Company and, subject to the due execution and delivery hereof by GAIC, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

		8.3 NO CONFLICT OR VIOLATOIN, ETC. The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (a) conflict with any of the provisions of the Articles of Incorporation or Regulations of the Company; (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or less of a benefit under, require the consent of any person under, or result in the creation of a lien or other encumbrance on any property or asset of the Company under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which it is a party or by which it or any of its assets is bound or affected, or (c) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to the Company or any of its subsidiaries or any of their respective properties or assets, which, in the case of clauses (b) and (c) above, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental or regulatory authority or agency is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for securities law filings, approvals and authorizations applicable to the issuance of the Warrant and the Warrant Shares and such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

		8.4     FINANCIAL STATEMENTS.  The Company has delivered to
GAIC: (a) audited balance sheets of the Company as at December 31, in each of the years 1995, 1996 and 1997, and the related audited statements of income for each of the years then ended (the "Financial Statements"), and (b) an unaudited balance sheet of the Company as at June 30, 1998, and the related unaudited statement of income for the six (6) month period then ended. Any such financial statements relating to periods after June 1, 1997, fairly present in all material respects the financial condition and results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements in accordance with the Accounting Principles (as defined in the Purchase Agreement). Any interim financial statements are further subject to normal recurring year end adjustments (none of which, individually or in the aggregate, shall be material).

		8.5 SEC REPORTS. Since June 1, 1997, The Company has timely filed with the Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (All the materials and documents filed with the SEC by the Company since June 1, 1997, are hereinafter referred to as the "SEC Reports.") The SEC Reports, copies of which have been delivered to GAIC, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such SEC Reports, in light of the circumstances in which they were made, not misleading.

		8.6 CAPITALIZATOIN OF THE COMPANY. Exhibit B hereto sets forth the authorized capitalization of the Company and the number of shares of each class of stock of the Company issued and outstanding thereof. All of such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and free of any claims of preemptive rights. Other than as created pursuant to this Agreement, the Purchase Agreement and common share purchase rights and stock option plans adopted prior to the date hereof by the Company and reflected in the Financial Statements, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements of any character relating to the issued or unissued capital stock of the Company obligating it to issue additional shares of capital stock.

		8.7 RESERVATION OF WARRANT SHARES. There has been reserved, and the Company shall at all times keep reserved, out of its authorized Common Shares, a number of Common Shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Shares and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Shares and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed share certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 11 hereof.

		8.8 REGISTRATION RIGHTS. Subject to Section 13, the registration rights set forth in Exhibit C attached hereto shall apply to all Warrant Shares and/or other securities received by any Holder at the time a Warrant is exercised ("Registrable Securities").

	SECTION 9. WARRANT PRICE. The price per share at which Warrant Shares shall be purchasable upon exercise of Warrants shall be $45.01 (the "Warrant Price"), subject to adjustment pursuant to Section 10 hereof.

	SECTION 10. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each
Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

		10.1 MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as stated below:

		10.1.1 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as provided in this Section 10.1.1; the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and of which the denominator shall be the number of Warrant
Shares purchasable immediately thereafter.

		      (a) In case the Company shall (i) pay or make a dividend distribution in its Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares or (iv) issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the resulting or surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which that Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 10.1.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any.

		      (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 90 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share which is lower at the record date mentioned below than the then current market price per Common Share (as defined in Section
	      10.1.4 below) the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at such then current market price per Common Share. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

		10.1.2 In case the Company shall distribute to all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 10.1.1(a) above) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in Section 10.1.1(b) above), then in each case the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying the Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be (a) the then current market price per Common Share (as defined in Section 10.1.4 below) on the date of such distribution, less (b) the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination, in the absence of manifest error, shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or of such convertible or exchangeable securities applicable to one Common Share, and of which the denominator shall be such then current market price per Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

	10.1.3 In case the Company shall issue Common Shares (or rights, warrants or other securities convertible into or exchangeable or exercisable for Common Shares) at a price per share (or having an effective exercise, exchange or conversion price per share) less than the then current market price per Common Share (as defined in Section 10.1.4 below), then in each such case the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the date of issuance of such Common Shares (or rights, warrants or other securities) by a fraction, the numerator of which shall be the sum of (a) the number of Common Shares outstanding on the date of such issuance (without giving effect to any such issuance) and
(b) the number of shares which the aggregate consideration receivable by the Company for the total number of Common Shares so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such then current market price, and the denominator of which shall be the sum of (y) the number of Common Shares outstanding on the date of such issuance (without giving effect to any such issuance) and (z) the number of additional Common Shares so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable).

	10.1.4 As used in this Agreement, (a) the "current market price per Common Share" at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 calendar days before the date of such computation and the "closing price" for any day shall be the last reported sales price regular way or, in case no reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Shares in the over-the-counter market as reported by the NASDAQ National Market System or any comparable system. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

	10.1.5 No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 10.1.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

	10.1.6 No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Warrant Price, need be made under Sections 10.1.1(b) and 10.1.2 if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidence of indebtedness or assets referred to in those Sections which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Warrant Price, need be made for (a) sales of Common Shares pursuant to a Company plan for reinvestment of dividends or interest, (b) a change in the par value of the Common Shares, (c) the issuance and subsequent exercise of employee stock options and related stock appreciation rights, so long as the employee stock options are exercisable at prices not less than the fair market value of the Common Shares at the time of the grant of such options,
(d) issuances of restricted stock awards to employees as compensation or (e) issuances or sales of Common Shares in connection with an underwritten public offering.

	10.1.7 For the purpose of this Section 10.1, the term "Common Shares" shall mean (a) the class of shares designated as the Common Shares of the ompany at the date of this Agreement as set forth in the first recital of this Agreement or (b) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 10.1.1(a) above, the Holders shall become entitled to purchase any shares of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Sections 10.1.1 through 10.1.7, inclusive, above, and the provisions of Section 5 and Sections 10.2 through 10.4, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

	10.1.8 Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if
(a) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (b) such Common Shares, if any, were issued or sold for the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, further, that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale of grant of such rights, options, warrants or conversion or exchange rights.

	10.2 DETERMINATOIN OF CONSIDERATION. Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any Common Shares or securities convertible into or exchangeable for Common Shares ("Convertible Securities") or any rights or options to subscribe for, purchase or otherwise acquire any Common Shares or Convertible Securities, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Common Shares or Convertible Securities or any rights, options or warrants to subscribe for, purchase or otherwise acquire any Common Shares or Convertible Securities shall be issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, the consideration for the issue or sale of such Common Shares or Convertible Securities or such rights or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board of Directors of the Company.

	10.3 VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company.

	10.4    NOTICE OF ADJUSTMENT.  Whenever the number of Warrant
Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail, by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments. The Company shall, upon the written request at any time of any Holder, deliver a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (which may be the regular accountants retained by the Company) setting forth (a) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made.

	10.5    NO ADJUSTMENT OF DIVIDENDS.  Except as provided in
Section 10.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

	10.6 PRESERVATION OF PURCHASE RIGHTS RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. Such agreement shall provide that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares or other securities or property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this Section 10.6 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

	10.7 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

	SECTION 11. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one Common Share, as defined in Section 10.1.4, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

	SECTION 12. NO RIGHTS AS SHAREHOLDERS; NOTICES TO HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

		(a) the Company shall declare any dividend payable in any securities upon its Common Shares or make any distribution (other than a regular annual, semi-annual or quarterly cash dividend paid pursuant to the Company's normal practice) to the holders of its Common Shares; or

		(b) the Company shall offer to the holders of its Common Shares any additional Common Shares or securities convertible into or exchangeable for Common Shares or any right to subscribe thereto; or

		(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events the Company shall give notice in writing of such event to the Holders as provided in Section 14 hereof, such giving of notice to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish or mail such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

	SECTION 13. RESTRICTIONS ON TRANSFERS; RIGHT OF FIRST OFFER.

		13.1    RESTRICTIONS ON TRANSFERS OF WARRANTS AND WARRANT
SHARES.   No Holder shall, directly or indirectly, by sale, gift, assignment, pledge, hypothecation or other disposition, transfer the Warrants nor, prior to the Expiration Date, the Warrant Shares, or any interest therein, except as follows:

		(a) provided that the transferee agrees in writing to be bound by the terms of this Agreement, by GAIC to any of its Affiliates or Associates (as defined in Rule 405 of Regulation C under the Securities Act);

		(b) subject to Section 13.2, in a single transaction or any series of related transactions to a single purchaser or a group of affiliated purchasers, which in the aggregate represent not more than three percent (3%) of the outstanding Common Shares determined on a fully diluted basis; provided, that such transfer will not result in any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning three percent (3%) or more of the outstanding Common Shares, determined on a fully diluted basis;

		(c) provided that the transferee agrees in writing to be bound by the terms of this Agreement, to any person or group approved by the Company;

		(d)  to the Company or any of its Affiliates;

		(e) pursuant to a merger or consolidation of the Company or pursuant to a plan of liquidation of the Company, which (in each such case) has been approved by the Board of Directors of the Company;

		(f) in response to an offer to purchase or exchange for cash or other consideration any Common Shares (i) which is made by or on behalf of the Company or (ii) which is made by another person or group and is approved by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the shareholders of the Company of such Board's position on such offer; or

		(g) provided that the rights of the Holders under this Agreement shall not transfer to the transferee of such securities:
	   (i) pursuant to a bona fide public offering registered under the Securities Act (which shall be structured to distribute such shares or other securities, if any, through an underwriter or otherwise in such a manner as, to the extent practicable, will not result in any person or group beneficially owning 9.9% or more of outstanding Common Shares, determined on a fully diluted basis) or (ii) subject to Section 13.2, in a transaction pursuant to Rule 144 under the Securities Act.

		13.2 RIGHT OF FIRST OFFER. Prior to making any sale or transfer of the Warrant or the Warrant Shares (other than a transfer pursuant to subparagraph (a), (c), (d), (e), (f) or (g)(i) of Section 13.1), the selling Holder (the "Selling Holder") will give the Company the opportunity to purchase all, but not less than all, of the Warrants and Warrant Shares held by the Selling Holder in the following manner (the "Right of First Offer"):

			13.2.1 The Selling Holder shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the number of Warrants or Warrant Shares proposed to be sold or transferred, the proposed price therefor (the "Transfer Consideration") and the other material terms upon which such disposition is proposed to be made; provided, that,
							       --------
		in the case of a proposed sale of Warrant Shares in an open market transaction, the per share Transfer Consideration shall be equal to the Fair Market Value per Common Share (as defined in Section 13.2.3 hereof) on the date the Transfer Notice is given.

			13.2.2 The Company shall have the right, exercisable by written notice given by the Company to the Selling Holder within two business days after receipt of the Transfer Notice, to purchase all, but not less than all, of the Warrants or Warrant Shares held by the Selling Holder for cash in an amount equivalent to the Transfer Consideration or, in the case of a sale of Warrant Shares in an open market transaction, the higher of the Transfer Consideration or the Fair Market Value per Common Share (as defined in Section 13.2.3 hereof) on the last trading day before the date of the closing contemplated by Section 13.2.4 hereof.

			13.2.3 For purposes of Sections 13.2.1 and 13.2.2 hereof, "Fair Market Value" means the last reported sales price regular way or, in case no reported sale takes place on the day the Transfer Notice is given or the day before the closing occurs, as the case may be, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Shares in the over-the-counter market as reported by the NASDAQ National Market System or any comparable system.

			13.2.4 If the Company exercises its Right of First Offer hereunder, the closing of the purchase of the securities shall take place within ten business days after the Company gives notice of such exercise, which period of time shall be extended, as necessary, in order to comply with applicable securities and other applicable laws and regulations. Upon exercise of its Right of First Offer, the Company and the Selling Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

			13.2.5 If the Company does not exercise its Right of First Offer hereunder within the time specified for such exercise, the Right of First Offer in this Section 13.2 shall terminate as to all of the Warrants and Warrant Shares then held by the Selling Holder.

			13.2.6  In the event that the Company elects to
		exercise any of its rights under this Section 13.2, the Company may specify, prior to closing such purchase, another person as its designee to purchase the securities to which such notice of intention to exercise such rights relates. If the Company designates another person as the purchaser pursuant to this
		Section 13.2, the Company shall be legally obligated to complete such purchase if its designee fails to do so.

			13.2.7 Notwithstanding the foregoing, an aggregate of 300,000 Warrants and/or Warrant Shares may be sold by the Holders in any 90 day period without compliance with the provisions of this Section 13.2.

		13.3 LEGEND. Each certificate representing the Warrants and the Warrant Shares shall be endorsed with a legend giving notice that it is subject to the restrictions of this Section 13.

	SECTION 14. NOTICES. Any notice pursuant to this Agreement by any Holder to the Company shall be in writing and shall be delivered in person or by facsimile transmission or mailed first class, postage prepaid, to the Company at its offices at 136 North Third Street, Hamilton, Ohio 45025;
Attention: President.

	Any notice mailed pursuant to this Agreement by the Company to the Holders shall be in writing and shall be delivered in person or mailed first class, postage prepaid, to such Holders at their respective addresses on the books of the Company.

	Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

	SECTION 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and permitted assigns hereunder.

	SECTION 16. APPLICABLE LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to principles of conflict of laws.

	SECTION 17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders of the Warrants.

	SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

	SECTION 19. CAPTIONS. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

				    OHIO CASUALTY CORPORATION


				    By:  /s/ Lauren N. Patch
				       ---------------------------------------
				    Title:  President and CEO
					  ------------------------------------

Attest:


/s/ Howard L. Sloneker III
------------------------------------
Title:  Secretary

				    GREAT AMERICAN INSURANCE
				    COMPANY


				    By:  /s/ Karen Holley Horrell
                                    ------------------------------------------
                                    Title:  Senior Vice President
                                    ------------------------------------------

Attest:

/s/ Ronald C. Hayes
----------------------------------
Title:  Assistant Secretary

EXHIBIT A TO THE WARRANT AGREEMENT


			 OHIO CASUALTY CORPORATION
		       COMMON SHARE PURCHASE WARRANT

		THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


No.                                                   Warrants to Purchase
						      3,000,000 Common Shares

	  VOID AFTER 5:00 P.M. NEW YORK TIME, NOVEMBER 30, 2003

	This certifies that, for value received, Great American Insurance Company or its registered assigns (the "Holder"), is entitled to purchase from Ohio Casualty Corporation, an Ohio corporation (the "Company") , at any time, at the purchase price of $45.01 per share (the "Warrant Price"), the number of Common Shares, par value, $.125 per share, of the Company ("Common Shares"), shown above. The number of shares purchasable upon exercise of the Warrants and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

	This Warrant certificate is issued under and in accordance with a Warrant Agreement dated as of December 1, 1998, between the Company and Great American Insurance Company (the "Warrant Agreement") and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

	Warrants may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof duly executed, which signature shall be guaranteed by a bank or trust company or a broker or dealer which is a member of the National Association of Securities Dealers, Inc., and simultaneous payment of the Warrant Price at the principal office of the Company at 136 North Third Street, Hamilton, Ohio 45025;
Attention: Chief Financial Officer and Treasurer. Payment of such price shall be made at the option of the Holder hereof in cash, by certified or bank cashier's check drawn upon a bank chartered by the government of the United States or any state thereof, outstanding Company debt at its face value (with no regard to accrued interest) or any combination thereof. Pursuant to
Section 5.2 of the Warrant Agreement, the Warrant Price may also be paid by surrendering Warrants in accordance with the Net Issuance method.

	Upon any partial exercise of the Warrants evidenced by this Warrant certificate, there shall be issued to the Holder hereof a new Warrant certificate for the Common Shares as to which the Warrants evidenced by this Warrant certificate shall not have been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrant certificates for one or more new Warrant certificates evidencing the right of the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant certificate or certificates exchanged. No fractional shares will be issued upon the exercise of any Warrants, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant certificate is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

	The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books the Company may treat the Holder thereof as the owner for all purposes.

	Neither the Warrants nor this Warrant certificate entitle any Holder hereof to any of the rights of a shareholder of the Company.

					 OHIO CASUALTY CORPORATION


Attest:  /s/ Howard L. Sloneker III      By:  /s/ Lauren N. Patch
	 --------------------------      -------------------------------------
		 Secretary
					 Title:  President and CEO
					 -------------------------------------

			  OHIO CASUALTY CORPORATION

				PURCHASE FORM
		   (To be executed upon exercise of Warrants)


	The undersigned hereby irrevocably elects to exercise the right to
purchase            Common Shares evidenced by the within Warrant certificate,
	 ----------
according to the terms and conditions thereof, and herewith makes payment of the purchase price in full by tendering cash or certified or bank cashier's check drawn upon a bank chartered by the government of the United States or any state thereof or debt of the Company at its principal amount in the
aggregate amount of $                        .  The undersigned requests that
		      -----------------------
certificates for such Common Shares shall be issued in the name of


-----------------------------------------------------------------------------
	     (Please print Name, Address and Social Security No.)

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant certificate for the balance remaining of the shares purchasable under the within Warrant certificate be issued in the name of the undersigned Warrantholder or its assignee as below indicated and delivered to the address stated below.

DATED:                    ,
      -------------------- -------

Name of Warrantholder or Assignee:
                                   ------------------------------------------
						  (Please Print)

Address:
        ---------------------------------------------------------------------

-----------------------------------------------------------------------------


			      Signature:
                                         ------------------------------------


Signature Guaranteed:   (The above signature must correspond with the name as
			written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant certificate has been assigned.)


----------------------------------------


				  ASSIGNMENT

	   (To be signed only upon assignment of Warrant certificate)


	FOR VALUED RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

       (Name and Address of Assignee Must be Printed or Typewritten)

the within Warrant certificate, irrevocably constituting and appointing
							, Attorney to transfer
--------------------------------------------------------
said Warrant certificate on the books of the Company, with full power of substitution in the premises.



DATED:                         ,
       ------------------------ -----

					Signature:
                                                  ----------------------------
Signature Guaranteed:                   (The above signature must correspond
					with the name as written on the face of
					this Warrant certificate in every
					particular, without alteration or
					enlargement or any change whatever.)


				   Exhibit 2(e)

		      Noncompetition and Referral Agreement,
	   dated December 1, 1998, among Ohio Casualty Corporation,
     The Ohio Casualty Insurance Company and American Financial Group, Inc.

		    NONCOMPETITION AND REFERRAL AGREEMENT
		    -------------------------------------

	THIS NONCOMPETITION AND REFERRAL AGREEMENT dated December 1, 1998 (this "Agreement") is entered into by and among OHIO CASUALTY CORPORATION, an Ohio corporation ("Ohio Casualty"), THE OHIO CASUALTY INSURANCE COMPANY, an Ohio corporation (the "Buyer"), and AMERICAN FINANCIAL GROUP, INC., an Ohio corporation ("AFG").


			    W I T N E S S E T H:
			    -------------------
	WHEREAS, certain wholly-owned subsidiaries of Ohio Casualty and AFG have entered into an Asset Purchase Agreement dated as of September 14, 1998 (the "Asset Purchase Agreement"), by and among Buyer, and Great American Insurance Company, American National Fire Insurance Company, American Alliance Insurance Company, Agricultural Excess and Surplus Insurance Company, Agricultural Insurance Company, American Dynasty Surplus Lines Insurance Company, American Spirit Insurance Company, Contemporary American Insurance Company, Eagle American Insurance Company, Eden Park Insurance Company, Seven Hills Insurance Company, Great Texas County Mutual Insurance Company and Great American Lloyd's Insurance Company (collectively, the "Sellers") pursuant to which Buyer, subject to the conditions thereof, will purchase certain assets relating to the Commercial Lines Division (as hereinafter defined);

	WHEREAS, Ohio Casualty wishes to secure AFG's agreement not to compete with Buyer as set forth herein in order to enable Buyer successfully to continue the Commercial Lines Division and AFG wishes to secure Ohio Casualty's agreement not to appoint, solicit or provide quotes to certain agents of the Commercial Lines Division as set forth herein and to provide opportunities for AFG to access certain of Buyer's agents in order to enable AFG and its Affiliates successfully to continue their other lines of business;

	NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations contained herein, the parties hereto agree as follows:

	1.      Definitions.  Terms used herein without definition shall have
		-----------
the meaning set forth in the Asset Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

		"AFG Nonstandard Automobile Insurance Division" means the
		 ---------------------------------------------
subsidiaries and divisions of AFG or any Affiliate thereof that underwrite or assume automobile insurance policies for "nonstandard" risks.

		"AFG Nonstandard Automobile Insurance Policy" means any
		 -------------------------------------------
automobile insurance policies for "nonstandard" risks written by the AFG Nonstandard Automobile Insurance Division.

		"AFG Personal Lines Division" means the subsidiaries and
		 ---------------------------
divisions of AFG or any Affiliate thereof that underwrite or assume policies relating to the personal lines business, including, but not limited to, standard and preferred personal automobile insurance, homeowners insurance, boat owners insurance and personal umbrella insurance.

		"AFG Personal Lines Policy" means any personal lines policy
		 -------------------------
written by the AFG Personal Lines Division.

	       "AFG Specialty Division Restricted Lines" means the following
		---------------------------------------
specialty products written by subsidiaries and divisions of AFG or any
Affiliate: crop hail/MPCI insurance, ocean marine insurance, equine insurance, flood mapping insurance, directors' and officers' liability insurance (excluding lending institutions), legal malpractice insurance, aviation insurance, export credit insurance, excess and surplus insurance, business of the type written by Sellers' Specialized Markets business unit and lending institution insurance products, such as collateral protection insurance, lessor's contingent and excess liability insurance, automobile "gap" insurance, automobile residual value insurance, job loss and life of loan insurance.

		"AFG Specialty Policy" means any policy written by AFG
		 --------------------
Specialty Units excluding policies and renewals of policies listed on Schedule
3.5 of the Asset Purchase Agreement.

		"AFG Specialty Units" means Mid-Continent Casualty Company,
		 -------------------
American Empire Surplus Lines Insurance Company, Republic Indemnity Company of America or any specialty unit or subsidiary of AFG or any Affiliate thereof that offers specialty package policies of insurance including, but not limited to, umbrella, excess, commercial automobile, commercial inland marine insurance and bond products and workers' compensation policies to a specialized customer focus group or as part of program business.

		"Commercial Lines Agent" means any licensed insurance agent or
		 ----------------------
broker listed on Schedule 3.18 of the Asset Purchase Agreement.

		"Commercial Lines Division" means the division of the Sellers
		 -------------------------
(or any of them) that underwrites or assumes policies relating to the Business (as defined in the Asset Purchase Agreement) and which is being sold to the Buyer pursuant to the terms of the Asset Purchase Agreement.

		"Subject Premiums" means the gross annualized premiums
		 ----------------
(measured on each of the anniversary dates of this Agreement) for all specialty lines and personal lines policies written during the Noncompete Period (as defined below) and (i) referred to in Section 2(c) hereof, or (ii) which replaced or cancelled the policies referred to in Sections 2(b), 2(c) or 2(d) hereof.
		"Transfer Payment" means the amount calculated in accordance
		 -----------------
with Section 2(g) hereof.

	2.      Noncompetition and Business Referral Covenants.  Unless this
		----------------------------------------------
Agreement is earlier terminated as provided herein, during the period of time commencing on the Closing Date and ending on the fifth (5th) anniversary of such date (the "Noncompete Period"), AFG and Buyer agree as follows:

		(a) Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates, not to, directly or indirectly, appoint, solicit or provide quotes to any Commercial Lines Agent with respect to any type of insurance currently included in the AFG Specialty Division Restricted Lines.

		(b) In circumstances where a Commercial Lines Agent is appointed to sell AFG Specialty Policies, Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates not to, directly or indirectly, appoint,
				      ---
solicit, or provide quotes to any such Commercial Lines Agent if such solicitation would result in the cancellation and/or replacement of an existing AFG Specialty Policy with a policy written by Buyer or Buyer's Affiliate. Notwithstanding the foregoing, if such agent requires the Buyer to provide such policy as a condition to continuing his/her relationship as a Commercial Lines Agent, Buyer may provide such specialty policy to the agent.
 The gross annualized written or renewal premiums of all such policies shall be deemed Subject Premiums.

		(c)(i) In circumstances where a Commercial Lines Agent is appointed to sell AFG Personal Lines Policies, is not appointed to sell Buyer or Buyer's Affiliates personal lines policies and is listed on Schedule 2(c)(i) hereof, Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates, not to, directly or indirectly, appoint, solicit, or provide quotes to any such Commercial Lines Agent with respect to any personal lines policy of the type written by the AFG Personal Lines Division. Notwithstanding the foregoing, if such agent requires the Buyer to provide such policy as a condition to continuing his/her relationship as a Commercial Lines Agent, Buyer may provide such personal lines policy to the agent. The gross annualized written or renewal premiums of all such policies shall be deemed Subject Premiums.

		(ii) In circumstances where a Commercial Lines Agent is appointed to sell AFG Personal Lines Policies, is not appointed to sell Buyer or Buyer's Affiliates personal lines policies and is listed on Schedule 2(c)(ii) hereof, Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates not to, directly or indirectly, solicit or provide quotes to any such Commercial Lines Agent if such solicitation would result in thecancellation and/or replacement of an existing AFG Personal Lines Policy with a policy written by Buyer or Buyer's Affiliates. Notwithstanding the foregoing, if such agent requires the Buyer to provide such policy as a condition to continuing his/her relationship as a Commercial Lines Agent, Buyer may provide such personal lines policy to the agent, and the gross annualized written or renewal premiums of all such policies shall be deemed Subject Premiums. Additionally, Buyer or Buyer's Affiliates may solicit or provide quotes to any agent listed on Schedule 2(c)(ii) with respect to personal lines policies that would not result in the cancellation and/or replacement of an existing AFG Personal Lines
Policy ("Non-replacement Policies").

		(d) In circumstances where a Commercial Lines Agent is appointed to sell AFG Personal Lines Policies and is also appointed to sell Buyer or Buyer's Affiliates personal lines policies (which agents are listed on Schedule 2(d) hereof), Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates not to, directly or indirectly, solicit or provide quotes to any such Commercial Lines Agent if such solicitation would result in the cancellation and/or replacement of an existing AFG Personal Lines Policy with a policy written by Buyer or Buyer's Affiliate. Notwithstanding the foregoing, if such agent requires the Buyer to provide such policy as a condition to continuing his/her relationship as a Commercial Lines Agent, Buyer may provide such personal lines policy to the agent. The gross annualized written or renewal premiums of all such policies shall be deemed Subject Premiums.

		(e) AFG agrees, on behalf of AFG and AFG's present and future Affiliates, not to, directly or indirectly solicit or provide quotes to any Commercial Lines Agent relating to the Commercial Lines Division products unless (i) an AFG Specialty Unit currently utilizes the services of such Commercial Lines Agent as an agent and (ii) the type of business is included in the insurance offered by such AFG Specialty Unit; provided, however, that AFG and its present and future Affiliates may provide the type of insurance included in the Commercial Lines Division to or through financial institutions, direct marketing and U.S. Insurance Services, Inc.; provided, however, that with respect to the direct marketing or offering of Commercial Lines Division products to or through financial institutions not affiliated with Provident Financial Group, Inc., or through U.S. Insurance Services, Inc.
(i) no solicitations or quotes shall be made on behalf of, nor policies shall be written by Great American Insurance Company ("GAIC"), nor shall any other Affiliate of GAIC write, solicit or quote a policy to the extent that any such activities utilize GAIC, or the words "Great American" in marketing materials; and (ii) quotes may only be provided to agents associated with the largest fifteen nationally recognized insurance brokerage firms or agents not appointed by the Commercial Lines Division. Nothing in the foregoing restrictions, however, shall prohibit the participation of GAIC in pooling arrangements among GAIC and certain of its Affiliates or allocations of financial risk by GAIC under reinsurance agreements with Affiliates. Notwithstanding the foregoing, AFG agrees, on behalf of AFG and its present and future Affiliates, not to solicit or provide quotes on the aforementioned products if such solicitation would result in the cancellation and/or replacement of any existing policy written by Buyer.

		(f) Except as set forth herein, nothing shall prevent the Buyer from continuing any of its present agency relationships or cause it to terminate any existing agency relationship.

		(g) In the event the Buyer or any Affiliate thereof provides policies pursuant to Sections 2(b), 2(c) or 2(d) hereof, AFG shall be
entitled to receive annually a Transfer Payment determined as follows:   If
the Subject Premiums are (i) less than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), the Buyer shall make no payment to AFG; (ii) greater than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) but less than Five Million and 00/100 Dollars ($5,000,000.00), the Buyer shall make a payment to AFG equal to forty percent (40%) of the amount of the Subject Premiums in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00); (iii) greater than Five Million and 00/100 Dollars ($5,000,000.00), Buyer shall make a payment to AFG equal to one hundred percent (100%) of the Subject Premiums in excess of Five Million and 00/100 Dollars ($5,000,000.00), plus One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00). The Transfer Payment otherwise due to AFG with respect to any year shall be reduced by the cumulative amount of prior Transfer Payments made to AFG. However, in no case shall AFG refund any Transfer Payments to Buyer.

		(h)     On or before the thirtieth (30th) day after the first
(1st) anniversary of the execution of this Agreement and annually thereafter, Buyer shall prepare and deliver to AFG a written report, setting forth a list of all Subject Premiums as of such anniversary date and a calculation of the amount, if any, of the Transfer Payment, Buyer is required to pay to AFG. Buyer shall deliver or make available to AFG upon request copies of all business records used as a basis for preparing the report. In addition, Buyer shall provide AFG and its representatives reasonable access to such information. AFG and its representatives shall have thirty (30) days to review the report and all supporting papers and documentation. If, at the end of such period, AFG and Buyer agree upon the amount to be paid to AFG, the report shall be deemed final and binding on the parties. In the event AFG and Buyer are unable to agree upon the amount to be paid, the matter shall be submitted to the Neutral Auditors. The Neutral Auditors' determination shall be made within thirty (30) days after submission to such auditors, shall be set forth in a written statement delivered to Buyer and AFG and shall be final, binding and conclusive. All fees and expenses relating to the foregoing shall be borne equally by AFG and Buyer. In the event Buyer is required to make payments under Section 2, such payments shall be made by Buyer within five (5) business days of the final determination of the amount of such payment.

		(i) Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates, to (i) include in its marketing publications directed at Buyer's agents information relating to AFG's Specialty Division Restricted Lines and Nonstandard Automobile Insurance Policies (collectively "AFG Insurance Products"), and (ii) from time to time, provide AFG's designated representatives with an opportunity to meet and discuss with Buyer's agents AFG's Insurance Products, and (iii) assist AFG in appointing Buyer's agents to offer AFG Insurance Products. The aforementioned referral efforts shall be administered through the appointment by each of Buyer and AFG of a representative, which representatives shall meet as necessary to coordinate and implement acceptable referral initiatives.

		(j) As consideration for the referral of AFG Insurance Products to agents of Buyer, AFG agrees to pay Buyer, for those of Buyer's agents who are successfully appointed by AFG in accordance with AFG's established appointment standards, a fee equal to two percent (2%) of the gross premiums on all AFG Insurance Products newly written by such agents during a two (2) year period commencing on the date hereof (the "Override Payment"). The Override Payments shall be calculated on a monthly basis and paid to Buyer within fourteen (14) days of the end of each calendar month. On or before the thirtieth (30th) day after the second (2nd) anniversary of the date of this Agreement, AFG shall also prepare and deliver to Buyer a written report, setting forth a calculation of the total Override Payments which AFG was required to pay to Buyer. AFG shall deliver and make available to Buyer upon request, copies of all business records used as a basis for preparing the calculation. Buyer and its representatives shall have thirty (30) days to review the calculation and all supporting papers and documentation. If, at the end of such period, the parties agree upon the amount to be paid to Buyer, the calculation shall be deemed final and binding on the parties. In the event that the parties are unable to agree upon the amount to be paid, the matter shall be submitted to Neutral Auditors. The Neutral Auditors determination shall be made consistent with paragraph 2(h) hereof.

		(k) Buyer agrees to include premiums on AFG Insurance Products as credit toward Buyer's agents trips and key agent programs.

	3.      Right of First Refusal.
		----------------------
		(a) During the period of time commencing on the execution date of the Asset Purchase Agreement and ending on the second (2nd) anniversary of such date, in the event AFG desires to sell the Sellers' personal lines division to a third party, AFG shall first notify Buyer in writing of its intent to sell (the "Right of First Refusal"). Buyer shall have twenty (20) business days to notify AFG of its offer to acquire such division and the terms and conditions of such offer. Thereafter, AFG and Buyer shall negotiate in good faith the terms of a purchase and sale agreement for a period of thirty (30) days. If the parties are unable to reach an agreement within such thirty (30) day period, AFG shall have the right to offer the Sellers' personal lines division to any third party on terms at least as favorable to AFG as those terms offered by Buyer, if any. In the event AFG or Sellers do not enter into a written agreement to sell the division within one hundred eighty (180) days after the date of the notice to Buyer, then the Right of First Refusal shall again be applicable prior to any proposed sale of the Sellers' personal lines division.

		(b) In the event the Sellers' personal lines division is sold to a third party, AFG agrees to use its reasonable best efforts to require such purchaser to comply with the terms and conditions of this Agreement with the exception of Section 3 hereof, unless any of the Commercial Lines Agents act as agent for the purchaser in the type of business offered by the Commercial Lines Division.

	4.      Non-Solicitation/Hire Covenants.  During the period of time
		-------------------------------
commencing on the Closing Date and ending on the first (1st) anniversary of such date, AFG and Buyer agree as follows:

		(a) AFG agrees, on behalf of AFG and AFG's present and future Affiliates, not to, directly or indirectly, solicit or hire any person who is listed on Schedule 5.9.1 of the Asset Purchase Agreement, unless such person has been terminated by the Buyer.

		(b) Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates, not to, directly or indirectly, solicit or hire any person who was an employee of any of the Sellers on the Closing Date and not listed on Schedule 5.9.1 of the Asset Purchase Agreement, unless such person has been terminated by Sellers.

	5.      Reasonable Restrictions.  Each party recognizes, agrees and
		-----------------------
represents that the parties would not have entered into the Asset Purchase Agreement unless the other party hereto agreed to the restrictions contained herein and that each party is relying on the agreements of the other party contained in this Agreement in entering into (or permitting its Affiliates to enter into) the Asset Purchase Agreement. Each party represents that the consideration paid and benefits received pursuant to and under the Asset Purchase Agreement constitutes significant and valuable consideration for the agreements made hereunder. Each party has read and considered the provisions of this Agreement and, having done so, agrees, states and covenants that the restrictions on competition set forth herein are fair and reasonable as to time and scope of activities to be restrained, and are reasonably required for the protection of the goodwill and other business interests of each party. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of this Agreement are unreasonable or overbroad, the parties expressly allow such court to reform this Agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed.

	6.      Remedies.  Each party acknowledges that if any party violates
		--------
or threatens to violate any of the provisions of this Agreement (the "Violating Party"), the non-violating party (the "Non-Violating Party") will not have an adequate remedy at law. In such event, the Non-Violating Party shall have the right, in addition to any other rights that may be available to them and without the posting of any bond or other security, to obtain in any court of competent jurisdiction injunctive relief to restrain any violation or threatened violation by the Violating Party of any provision of this Agreement or to compel specific performance by the Violating Party of one or more of the Violating Party's obligations under this Agreement. The seeking or obtaining of such injunctive relief shall not foreclose or in any way limit the right of the Non-Violating Party and its Affiliates thereof to obtain monetary relief against the Violating Party for any damage to the Non-Violating Party or any Affiliate thereof that may result from any breach by the Violating Party of any provision of this Agreement or to compel specific performance of one or more of the Violating Party's obligations under this Agreement.

	7.      Miscellaneous.
		-------------

		(a)     Severability.  The unenforceability of any provision
			------------
	of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
		(b)     Waivers.  No delay or omission by a party in exercising
			-------
	any right or remedy of such party under this Agreement shall operate as a waiver of that or any other right or remedy. A waiver by a party on any one occasion of any particular right shall be effective only in that particular instance and shall not be construed as a waiver of that or any other right on any other occasion.

		(c)     Amendment of this Agreement.  This Agreement may be
			---------------------------
	amended only by an amendment hereto in writing that is executed by Ohio Casualty and AFG.

		(d)     Headings for Convenience Only.  The headings contained
			-----------------------------
	in this Agreement are intended solely for the convenience of the parties to this Agreement and shall not affect their rights or remedies.

		(e) Notices. All notices and other communications required or permitted to be delivered pursuant to any provision of this Agreement shall be in writing and addressed as follows:

			(i)     If to Ohio Casualty, to:

				Ohio Casualty Corporation
				136 North Third Street
				Hamilton, Ohio  45025
				Attention:  Lauren Patch
				Telephone:  (513) 867-3854
				Facsimile:  (513) 867-3969

				With a required copy to:

				Vorys, Sater, Seymour and Pease
				52 East Gay Street
				P.O. Box 1008
				Columbus, Ohio  43216-1008
				Attention:  James A. Yano, Esq.
				Telephone:  (614) 464-6473
				Facsimile:  (614) 464-6350

			(ii)    If to AFG, to:

				American Financial Group, Inc.
				One East Fourth Street
				Cincinnati, Ohio  45202
				Attention:  James C. Kennedy, Vice President
				Telephone:  (513) 579-2538
				Facsimile:  (513) 579-0108

				With a required copy to:

				Keating, Muething & Klekamp, P.L.L.
				1800 Provident Tower
				One East Fourth Street
				Cincinnati, Ohio  45202
				Attention:  Edward E. Steiner
				Telephone:  (513) 579-6468
				Facsimile:  (513) 579-6957

The address of either party set forth above may be changed by such party by delivering notice of such change to the other party to this Agreement. Any notice mailed shall be deemed to have been given and received on the third business day following the day of deposit in the United States mail.

		(f) Assignments. The rights and obligations under this Agreement of AFG and Ohio Casualty may not be assigned, except that Ohio Casualty may, at its option, assign one or more of its rights or obligations under this Agreement to any of its subsidiaries or affiliates, or in connection with a transfer of all or substantially all of the assets or stock of Ohio Casualty or a merger or consolidation of Ohio Casualty with and into another corporation or other entity, but in each case Ohio Casualty shall remain fully responsible and liable to AFG for the full and complete performance of Ohio Casualty's obligations hereunder.

		(g)     Applicability of Agreement to Certain Future Affiliates
			-------------------------------------------------------
	  of Ohio Casualty.  Anything contained in this Agreement to the
	  ----------------
	  contrary notwithstanding, in the event that, during the term of this Agreement, Ohio Casualty or any Affiliate of Ohio Casualty acquires an insurance company which sells insurance products of the type sold by the AFG Specialty Units or AFG Personal Lines Division, such acquired company will not be subject to the restrictions contained in Sections 2(a), 2(b), 2(c) and 2(d), but during the remaining term of this Agreement such acquired company will not newly appoint any AFG Specialty Unit agent who is also a Commercial Lines Agent as agent or broker of such acquired company with respect to (i) specialty lines business not engaged in by Ohio Casualty or any Affiliate of Ohio Casualty at the date of the acquisition of such company or (ii) the business of the AFG Personal Lines Division.

		(h)     Applicability of Agreement to Certain Future
			--------------------------------------------
	  Affiliates of AFG.  Anything contained in this Agreement to the
	  -----------------
	  contrary notwithstanding, in the event that, during the term of this Agreement, AFG or any Affiliate of AFG acquires an insurance company which sells insurance products of the type sold by the Commercial Lines Division, such acquired company will not be subject to the restrictions contained in Section 2(e), but such acquired company will not newly appoint any Commercial Lines Agent or broker of such acquired company with respect to the Business of the Commercial Lines Division during the remaining term of this Agreement.

		(i)     Governing Law.  This Agreement shall be governed by
			-------------
	  and construed in accordance with the internal substantive laws of the State of Ohio.

		(j)     Other Agreements.  The parties hereto expressly agree
			----------------
	  that the provisions and covenants of this Agreement shall be in addition to and shall not supersede or replace any similar provisions or covenants in any other contracts or agreements between the parties hereto, including, without limitation, a letter agreement addressed to Richard B. Kelly, on behalf of Ohio Casualty, from Keith A. Jensen, on behalf of AFG, dated October 12, 1998.

		(k)     Counterparts.  This Agreement may be executed in one
			------------
	  or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


		   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

	IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

				      AMERICAN FINANCIAL GROUP, INC.



				      By:  /s/ James C. Kennedy
					  ------------------------------------
					  Name:   James C. Kennedy
					  Title:  Vice President and Deputy
						  General Counsel


				      OHIO CASUALTY CORPORATION



				      By:  /s/ Lauren N. Patch
					  ------------------------------------
					  Name:   Lauren N. Patch
					  Title:  President


				      THE OHIO CASUALTY INSURANCE COMPANY



				      By:  /s/ Lauren N. Patch
					  ------------------------------------
					  Name:   Lauren N. Patch
					  Title:  President

			       Exhibit 2(f)

		       Information Systems Agreement,
    dated December 1, 1998, among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Sellers named therein

			INFORMATION SYSTEMS AGREEMENT
			-----------------------------

    This Information Systems Agreement (this "Agreement") is made this 1st day of December, 1998 by and among GREAT AMERICAN INSURANCE COMPANY, AMERICAN NATIONAL FIRE INSURANCE COMPANY, AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY, AGRICULTURAL INSURANCE COMPANY, AMERICAN ALLIANCE INSURANCE COMPANY, AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY, AMERICAN SPIRIT INSURANCE COMPANY, CONTEMPORARY AMERICAN INSURANCE COMPANY, EAGLE AMERICAN INSURANCE COMPANY, EDEN PARK INSURANCE COMPANY, GREAT AMERICAN LLOYD'S INSURANCE COMPANY, GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY and SEVEN HILLS INSURANCE COMPANY (collectively "Sellers") and THE OHIO CASUALTY INSURANCE COMPANY ("Customer").

				 WITNESSETH:
				 ----------

     WHEREAS, Sellers and Customer are parties to an Asset Purchase Agreement dated as of September 14, 1998 (as from time to time amended, the "Asset Purchase Agreement"), pursuant to which Customer is acquiring certain assets and assuming certain liabilities related to the commercial line of insurance of the Sellers described in the Asset Purchase Agreement;

     WHEREAS, in connection with the execution and performance of the Asset Purchase Agreement, Customer will license certain records, data, files, input materials, reports, forms and other data (the "Licensed Database") from the Sellers on the terms provided in that certain Database License Agreement dated as of the date of this Agreement (the "Database License Agreement");

     WHEREAS, Customer has agreed that Sellers will provide certain information services and communication services to Customer and its Affiliates on systems maintained and operated by Sellers necessary for the operation and maintenance of the Licensed Database; and

     WHEREAS, Sellers have agreed to provide such services on the terms and conditions set forth in this Agreement, and the Sellers have agreed to provide such services on such terms and conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

     Section 1.      Definitions.  Capitalized terms used herein and not
		     -----------
otherwise defined in this Agreement shall have the meaning given to them in the Asset Purchase Agreement.

     "Additional Resources" means any Equipment, Software or personnel
(other than those already engaged in the delivery of Services) necessary for the performance of Supplemental Services which have been requested by Customer pursuant to Section 2.2 of this Agreement.

     "Assets" means all rights, titles, franchises, and interests in and to every species of property, real, personal and mixed, tangible and intangible, and things in action thereunto belonging, including, without limitation, cash and cash equivalents, securities (including, without limitation, exempted securities under the Securities Act), receivables, recoverables (from reinsurance and otherwise), deposits and advances, loans, agent balances, real property (together with buildings, structures and the improvements thereon, fixtures contained therein and appurtenances thereto and easements and other rights relating thereto), machinery, equipment, furniture, fixtures, leasehold improvements, vehicles and other assets or property, leases, licenses, permits, approvals, authorizations, joint venture agreements, Contracts or commitments, whether written or oral, policy forms, training materials, underwriting manuals, lists of policyholders and agents, processes, trade secrets, know-how, Software, computer programs, and source codes, protected formulae, all other intellectual property, research, prepaid expense, books of account, records, files, invoices, data, rights, claims and privileges and any other assets whatsoever.

     "Basic Costs" has the meaning set forth in Section 7.1.2 of this Agreement.

     "Basic Services" means and includes any and all of the computer processing and communication services used and necessary by the Sellers in connection with the conduct of the Business in the ordinary course of business as of the date of this Agreement including, without limitation (a) all on-line and batch processing of Data, printing services, tape storage, electronic and telephonic communications and network services, the retention of Data, and consulting by the Sellers' Employees and agents (including ongoing coordination and assistance with the implementation of application software),
(b) reasonable access to, and the ability to copy, any and all paper records relating to any of the Services, (c) maintenance of the system on a continuing basis to ensure that the information system provided hereunder remains legally compliant and otherwise the functional equivalent to the information system which is in place as of the date of this Agreement, including but not limited to systems changes to address requests of or specified by state insurance departments, the NAIC, the NCCI and/or ISO, and (d) such other services and activities more particularly described in Schedule 2.1 attached to this Agreement.

     "Confidential Matters" has the meaning set forth in Section 9 of this Agreement.

     "Contract" means a contract, indenture, bond, note, mortgage, deed of trust, lease, agreement or commitment, whether written or oral, including, without limitation, any contract of insurance, contract of reinsurance, fidelity bond or funding agreement relating to the Data.

     "Customer Software" means and includes (a) Software programs hereafter installed on Equipment which are used in connection with the Business and which have been developed by or are otherwise owned or licensed by Customer,
(b) those additional Software programs from time to time developed or acquired or licensed by Customer and installed by the Sellers for use pursuant to this Agreement and (c) all Enhancements of any of the foregoing.

     "Damages and Claims" means all losses, claims, damages, costs, expenses, liabilities and judgments, including, without limitation, court costs, expenses and attorneys and experts fees reasonably incurred.

     "Data" means the records, data, files, input materials, reports, forms and other data owned by Sellers and material to the conduct of the Business.

     "Documentation" means any and all written, printed and computer sourced materials, books and records, including but not limited to training manuals, installation and operating proceedings, job control (JCL), program and system diagrams and record and file layouts.

     "Employee" means any individual who is an employee of another Person.

     "Enhancements" means, with respect to any Software, any and all corrections, modifications, upgrades or enhancements which are implemented or installed.

     "Equipment" means such computer hardware, telecommunications equipment and other related equipment and materials (including storage media of any nature, and also including other business equipment which may not store any Data, but which nonetheless is integral to the performance of Services hereunder, such as mailing and inserting equipment, copy machines or facsimile machines) utilized by the Sellers from time to time to provide Services to Customer under this Agreement or in connection with the provision of such Services.

     "Initial Term" has the meaning set forth in Section 10.1 of this Agreement.

     "Knowledge" means, unless the context otherwise requires, (a) actual knowledge of the event or circumstance in question by an Employee or agent of a party to whom such knowledge is ascribed, or (b) reason to know of the event or circumstance in question by an Employee or agent of a party to whom such knowledge is ascribed if such Employee or agent would have obtained actual knowledge of the event or circumstance in question in the reasonable exercise of such Person's duties in the ordinary course of business.

     "Law" means any law, ordinance, rule or regulation enacted or promulgated, or any Order issued or rendered by, any Governmental Entity.

     "Licensed Software" means and includes (a) any Software which is licensed to any of the Sellers or any of its or their Affiliates and which is used and necessary in connection with the conduct of the Business in the ordinary course of business and otherwise to perform any of the Services as of the date of this Agreement or at any time during the Term and (b) all Enhancements of any of the foregoing.

     "Network Costs" has the meaning set forth in Section 7.1.4 of this Agreement.

     "Network Services" means and includes any and all network services used and necessary by the Sellers in connection with the conduct of the Business in the ordinary course of Business as of the date of this Agreement including, without limitation (a) local area network, servers, hubs, gateways, routers and wide area network and (b) such other services and activities set forth on
Schedule 7.1.4 of this Agreement.

     "Performance Records" means those records and other materials which reflect the performance and functional operating history of the Equipment and Software used to provide the Services which are described on Schedule 3.1.1 attached to this Agreement, examples of which have been previously provided by the Sellers to Customer.

     "Renewal Term" has the meaning set forth in Section 10.2 of this Agreement.

     "Results" has the meaning set forth in Section 8.1 of this Agreement.

     "Retention Policies" means and includes (a) those written record retention policies for current and archived Data which are described on
Schedule 1.5 attached to this Agreement, (b) those additional operating procedures and practices currently employed to protect Data, Documentation, Software and other records relating to the Business from unauthorized access, alteration or loss which are specified on Schedule DRP attached to this Agreement and (c) those further operating procedures and policies (including amendments or substitutions for any of the foregoing) relating to the retention and protection of Data and other records which are from time to time established pursuant to Section 2.2 of this Agreement.

     "Sellers' Software" means and includes the Software programs owned by any of the Sellers, used and necessary in the conduct of the Business and identified in Schedule 3.13 of the Asset Purchase Agreement.

     "Services" means and includes the Basic Services, the Supplemental Services and the Transition Services.

     "Software", whether used separately or as part of any other defined term, means any program, spreadsheet or algorithm, whether in source code or object code, and in whatever form or media stored, used in connection with the computer processing and storage of Data.

     "Supplemental Costs" has the meaning set forth in Section 7.2 of this Agreement.

     "Supplemental Services" has the meaning set forth in Section 2.2 of this Agreement.

     "Term" means the period beginning on the date of this Agreement and continuing until the Termination Date.

     "Termination Date" means the date which is the earlier of (a) the expiration of the Initial Term (or any Renewal Term under Section 10.2 of this Agreement) or (b) the effective date of termination specified in any notice of termination delivered pursuant to Section 10 of this Agreement.

     "Transition Procedures" has the meaning set forth in Section 11.1.1 of this Agreement.

     "Transition Services" has the meaning set forth in Section 11.1.3 of this Agreement.

     "Year 2000 Compliant" means that the System (meaning all Sellers' Software, Licensed Software and other Software provided by Sellers hereunder, and all Services and Equipment provided hereunder) and the computer hardware and software acquired by Customer from Seller is designed to be used prior to, during and after the calendar year 2000, and the System and such hardware and software during each such time period will, in all material respects, accurately receive, provide and process date/time data (including but not limited to calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, except where such malfunction or failure would not have a material adverse effect on the Business, and to the extent that Customer's Software, other

Software and computer hardware provided by the Customer, used in connection with the System, properly exchanges date/time data with the System.

     Section 2.      The Services.  During the Term, subject to the
		     ------------
remaining terms and conditions of this Agreement, the Sellers shall perform and provide to Customer and its Affiliates all of the Basic Services, together with such Supplemental Services on which the parties agree pursuant to Section
2.2 of this Agreement and the Transition Services to be provided pursuant to
Section 11 of this Agreement.

	     2.1     Basic Services.  The Sellers shall perform and provide
		     --------------
to Customer all of the Basic Services in a manner which shall at all times be consistent with the manner in which such Basic Services have been performed by and between the Sellers and their Affiliates prior to the date of this Agreement, which shall enable Customer to own and operate the Business in the ordinary course of business (which obligations of Sellers shall include, without limitation, causing the Business to be Year 2000 Compliant). In furtherance, and not in limitation of the foregoing:

		     2.1.1 (1) the Sellers shall store and retain all Data and Documentation in strict compliance with (i) the Retention Policies, and
(ii) those additional procedures and policies, if any, either (A) otherwise implemented by the Sellers and their Affiliates in the ordinary course of their business, in order to avoid unauthorized access to, or the alteration, destruction or other loss of, any Data (acting in good faith in determining, in the exercise of its reasonable judgment, whether such additional procedures and policies adversely affect Customer) and Customer does not object within a reasonable period, or (B) agreed upon by the parties pursuant to Section 2.2 of this Agreement.

		     (2) In the event the Sellers have Knowledge of any incident which occurs (other than in accordance with the specific written instructions of Customer) involving a failure to comply with the procedures and policies referred to in this
	     Section 2.1.1 or which otherwise involves, or is believed to involve, unauthorized access or disclosure, alteration, destruction or other loss of any Data (whether in violation of the obligations of Section 9 or otherwise), the Sellers shall provide reasonable notice thereof to the Customer as the circumstances may dictate, and assist and cooperate with Customer in diligently investigating the circumstances relating to such incident and shall implement such (i) temporary procedures, and (ii) such additional related security procedures, at a cost equal to the actual costs and expenses incurred by the Sellers, in order to minimize any related damage sustained or sustainable by Customer.

		     2.1.2 The Sellers shall provide and maintain during the Term all Equipment, Software (including Documentation), personnel and related facilities and materials (other than those which are the property, or are otherwise under the custody or control, of Customer) required for the performance of the Services in accordance with the requirements of this Agreement. Customer acknowledges that the Equipment designated on Schedule 2.1.2 attached to this Agreement, located at 580 Walnut Street, Cincinnati, Ohio 45202, will be maintained by the Sellers as a part of the Basic Services.

		     2.1.3 Prior to August 31, 1999, Sellers shall perform System tests, and provide System test results, as may be mutually agreed upon with the Customer, to demonstrate that the System is Year 2000 Compliant.

	      2.2     Supplemental Services.  In furtherance of the Business,
		      ---------------------
Customer may request during the Term, in addition to the Basic Services, additional computer processing or communication services which Customer desires to be performed by the Sellers pursuant to the terms of this Agreement. All Services requested by Customer (including, without limitation, those of a nature described on Schedule 2.2 as of the date of this Agreement) which the Sellers perform in accordance with this Section 2.2 shall be "Supplemental Services". In the event Customer wishes to request the Sellers to perform and provide additional Supplemental Services, Customer and the Sellers shall follow the following procedures:

		     2.2.1 Customer shall notify the Sellers of the desired Supplemental Services and shall cooperate with the Sellers in defining the specifications for such Supplemental Services (including any performance measurements or criteria which might be applicable) and developing an assessment of the Sellers' ability to provide such Supplemental Services in the absence of Additional Resources. In making any assessment of the necessity for Additional Resources, the Sellers will work in good faith to perform the requested Supplemental Services with no Additional Resources while being entitled to take into account in a commercially reasonable manner both the existing and foreseeable operating requirements of the Sellers and their Affiliates.

		     2.2.2 Customer and the Sellers shall proceed in good faith in order that such notification and cooperative activities occur on a timely basis, consistent with reasonable expectations as to the level of effort required to implement the requested Supplemental Services. In the event Customer and the Sellers agree that such Supplemental Services can be performed without Additional Resources, the Sellers shall proceed in good faith in cooperation with Customer to provide such Supplemental Services as soon as reasonably practicable.

		     2.2.3 Thereafter, should Customer wish to receive the requested Supplemental Services (in accordance with any modified terms subsequently agreed upon by the parties), the Sellers shall undertake to acquire and deliver the agreed upon Additional Resources, if any; provided, however, that if, the Sellers incur expenses in acquiring Additional Resources on behalf of Customer, Customer shall reimburse the Sellers for such expenses. The Sellers shall proceed in good faith in cooperation with Customer to install such resources (including the hiring or training of personnel) and provide such Supplemental Services as soon as reasonably practicable.

		     2.2.4 If any Additional Resources are acquired solely for the performance of Supplemental Services, the Sellers shall only use them for such purposes and shall not use, nor permit the use by anyone, of such resources for any other purpose except with the express prior written consent of Customer (which consent may be conditioned on the requirement of payments, fees or royalties in connection with any such further use).

		     2.2.5   All written descriptions of Supplemental
Services prepared by Customer and delivered to the Sellers (including all descriptions of Additional Resources, performance standards or criteria and of the terms of payment of related Supplemental Costs) which are subsequently relied upon by the parties as the basis on which such Services are provided, shall be deemed to be amendments to Schedule 2.2 of this Agreement, and the Sellers shall perform the Supplemental Services (and Customer shall perform its related obligations, if any) in accordance with their respective terms.

		     2.2.6 Notwithstanding anything in this Agreement to the contrary, the Sellers shall have no obligation to upgrade the Network Services provided or the Equipment, lines and Software supporting such Services except as Supplemental Services.

	     2.3     Additional Operating Requirements.  In furtherance, and
		     ---------------------------------
not in limitation, of the foregoing, the Sellers shall provide the Services in accordance with the following:

		     2.3.1 The Sellers shall at all times perform the Services subject to the direction of Customer. Provided that the Sellers otherwise comply with all of the terms and conditions of this Agreement and are able to provide fully and completely to Customer all of the Services, the Sellers shall have the right from time to time, acting in their own discretion and without the prior approval or consent of Customer (a) to determine which Equipment shall be used to perform the Services and (b) to allocate the availability or capacity of such Equipment (or other resources used to provide the Services) among all available users thereof.

		     Notwithstanding the foregoing, the Sellers shall not exercise any discretion otherwise available under this Agreement in any manner which lacks reasonable business justification when taking into consideration, in a manner consistent with past practice (as if the acquisition of the Business by the Customer pursuant to the Asset Purchase Agreement had not occurred), the Business and the essential importance of the Services to the ongoing operations and goodwill of Customer.

		     2.3.2 The Sellers shall at all times give priority to the Services which is, on an overall basis, no less than the priority which had been provided to the Business by the Sellers and its Affiliates prior to the date of this Agreement, whether such priority is determined in terms of the allocation of computing time, Data storage capacity, the availability of other resources, the scheduling of Services (including, without limitation, the attention of the Sellers' personnel to related facilities management, programming, operations and consulting activities), the recovery of operating capability following any scheduled or unscheduled interruption of operations, or other reasonable measures of performance.

		     2.3.3 In the event of any incidents affecting the ability of the Sellers to perform any of the Services, which incidents require the Sellers to invoke disaster recovery procedures in their efforts to restore their ability to provide Services to Customer, the Sellers shall give priority to Customer's requirements (when compared to the requirements of the Sellers and its and their Affiliates that might be similarly affected) which is, on an overall basis, no less than the priority which had been provided to the Business by the Sellers and its and their Affiliates prior to the date of this Agreement in any similar circumstances involving unscheduled system failures.

		     2.3.4 Pursuant to such reasonable guidelines as the Sellers may establish and provide to Customer from time to time, the Sellers shall continue to provide to Customer's Employees, contractors, consultants and agents such access to the Sellers' facilities, Equipment and personnel as may be reasonably necessary to permit Customer to coordinate the performance of the Services with its ongoing business operations in a manner consistent with past practice and with the requirements established by and pursuant to this Agreement.

	     2.4     Related Contracts.  During the Term, the Sellers shall
		     -----------------
not amend, terminate or breach any Contract in effect on the date of this Agreement, as listed on Schedule 2.4 attached to this Agreement (nor any Contract subsequently entered into in replacement of any of them), nor shall the Sellers take or fail to take any action which would entitle any other parties to any such Contracts to amend or terminate such Contracts, unless the Sellers, prior to any such termination or other event, either (a) obtains the express prior written consent of Customer thereto or (b) enters into one or more further agreements to assure that the services, supplies or other resources provided under the subject Contract will continue to be available without any interruption in the level of support provided for the benefit of Customer and, in such event, the Sellers shall provide reasonable notice thereof to Customer, together with such relevant information as Customer may reasonably request.

	     2.5     Non-disruption of Services.  Other than for disruptions
		     --------------------------
scheduled pursuant to Section 6 or excused pursuant to Section 14.6, the Sellers shall provide and perform the Services throughout the Term. The parties mutually recognize that any disruption of the operation of the Services could result in material and irreparable harm to Customer; accordingly, during the Term (and subject to the provisions of Sections 6 and 14.6), the Sellers shall not terminate, disrupt or fail to perform any of the Services notwithstanding any actual or purported failure of Customer to perform any obligation under this or any other agreements between Customer or the Sellers other than (a) pursuant to a final and binding Order of a court of competent jurisdiction or (b) in accordance with the provisions of Section
10.4 of this Agreement.

	     2.6     Customer Equipment and Facilities.
		     ---------------------------------

		     2.6.1 Subject to the provisions of Section 4.4 of this Agreement and the maintenance obligations of the Sellers constituting a part of the Services, Customer shall maintain in Customer's offices (or any successor location) during the Term, at no expense to the Sellers, all computer hardware, telecommunications equipment and other related equipment and media but excluding other business equipment which does not store any Data such as copy machines or facsimile machines) required in order to permit the Sellers to provide Services to Customer under this Agreement.

		     2.6.2 Pursuant to such reasonable guidelines as Customer may establish and provide to the Sellers from time to time, Customer shall provide to the Sellers' Employees, contractors, consultants and agents such access to Customer's facilities, Equipment and personnel as may be reasonably necessary to permit the Sellers to perform the Services in a manner consistent with past practice and with the requirements established by and pursuant to this Agreement.

     Section 3.      Performance Standards.
		     ---------------------
	   3.1       Required Performance.
		     --------------------
		     3.1.1 The Sellers shall perform all of the Basic Services in order that their performance, when evaluated pursuant to and in accordance with the measurements of performance set forth in Schedule 3.1.1 attached to this Agreement and, to the extent not identified in such Schedule, otherwise represented by the Performance Records, shall equal or exceed in type, quality and manner of performance the Services rendered by the Sellers and its Affiliates with respect to the Business, taken as a whole prior to the date of this Agreement, subject only to such deviations as are approved by Customer pursuant to this Agreement.

		     3.1.2   The Sellers shall perform all of the
Supplemental Services in order that their performance, when evaluated pursuant to and in accordance with the standards of performance, if any, which Customer and the Sellers may accept in establishing such Services pursuant to Section
2.2 of this Agreement (as reflected by any writings deemed to be amendments to Schedule 2.2 pursuant to Section 2.2.6), shall equal or exceed such standards.

	     3.2     Performance Audit.
		     -----------------
		     3.2.1 The Sellers shall provide periodic updates to Customer from time to time at its request regarding compliance with the requirements of this Agreement provided that Customer will make such requests no more frequently than quarterly. Such updates may be provided in writing or in meetings as the parties may mutually agree.

		     3.2.2 In the event that Customer, acting in good faith, believes that the Sellers have failed to perform the Services, or any of them, in accordance with the standards for performance applicable pursuant to this Section 3, Customer shall have the right at its expense to conduct, or to appoint accountants and/or lawyers to conduct, an audit of the books and records maintained by the Sellers regarding the performance of the Services, in order to evaluate the performance of the Services under any or all of the relevant standards.

     Section 4.      Use of Software.
		     ---------------
	   4.1       Existing Software.
		     -----------------
		     4.1.1   (1)     Sellers agree to indemnify and hold
Customer harmless against and in respect of any Damages and Claims incurred by Customer that result from, relate to or arise out of the failure of any of the Sellers or any of their Affiliates to obtain any approvals, assignments, licenses, sublicenses or other instruments which are necessary in order for Sellers to provide to Customer, without additional cost or expense to Customer or interruption of service, the Basic Services in accordance with Section 2.1 of this Agreement. On and after the date of this Agreement Sellers shall use their reasonable best efforts to obtain and deliver to Customer (at no cost to Customer other than as contemplated by Section 4.5.2) copies of all necessary consents, approvals, licenses or other instruments required to provide the Sellers the right to use the Licensed Software for the benefit of Customer in connection with the Business during the Term (provided, however, that the Sellers may elect to not obtain the necessary consents therefor regarding any Licensed Software if, in lieu thereof, the Sellers deliver to Customer, each in form and substance satisfactory to Customer, a listing of those Software programs for which consents or related approvals shall not be obtained and a written agreement reaffirming the Sellers' obligation to indemnify and hold Customer harmless with regard to any Damages and Claims relating to the absence of such consents or related approvals).

			  (2)     Sellers have delivered to Customer the
Software License Agreement which provides for the perpetual, royalty-free use by Customer of the Sellers' Software in accordance with the terms of the Software License Agreement. On or after the date of this Agreement and from time to time upon the request of Customer, but no more frequently than quarterly, Seller will deliver to Customer, to the extent not already in Customer's possession, electronic copies of all source code, object code and existing Documentation relating to the Sellers' Software.

	     4.2     Software Provided by Customer.
		     -----------------------------

		     4.2.1 The Sellers shall, at the request of Customer, and at Customer's cost, install and implement all Enhancements to, or any new releases or versions of, any Licensed Software or Sellers' Software as Customer or the licensor of any Licensed Software may from time to time specify, including, without limitation, such installations and implementations as may be required as a condition to the Sellers continuing in effect during the Term any maintenance or other support coverage with respect to any Equipment or Software used to perform the Services; provided, however, that to the extent the Sellers install and implement Enhancements to, or any new releases or versions of, any Software which is used in connection with both the Services and the ongoing business of the Sellers and their Affiliates and there is no additional direct cost of such modifications solely as a result of Customer's usage, the Sellers acknowledge that any fees or costs associated therewith shall be deemed to be part of the Basic Services.

		     4.2.2 The Sellers shall use all Software (other than Software which is licensed for use in connection with both the Services and the ongoing business of the Sellers and their Affiliates) installed and implemented pursuant to Section 4.2.1 exclusively for the performance of Services under this Agreement and for no other purpose; provided the Sellers shall not be restricted from using Licensed Software (or Enhancements to, or new releases or versions of, any of the foregoing) for which the Sellers independently acquire or previously possess the necessary rights.

		     4.2.3 The Sellers shall maintain all the Sellers' Software, at its own cost, to the extent required to enable Customer to continue to operate the Business in the ordinary course of business, as it was operated on the date of this Agreement.

	     4.3     Additional Software.  In the event that the Sellers, in
		     -------------------
connection with the performance of any Services, install and implement any Licensed Software or other Software not in use as of the date of this Agreement, whether in addition to or in substitution for any existing Software, or acquires or otherwise installs any Enhancements to any Licensed Software or other Software other than as contemplated by Section 4.2.1, the Sellers shall first assure, prior to any such use, that such use may occur as fully as if the Sellers had first obtained such rights as are contemplated in accordance with the provisions of Section 4.1.1 and shall deliver to Customer copies of such consents, approvals, licenses or other instruments relating to this Agreement as may be appropriate, in form and content acceptable to Customer.

	     4.4     Cooperative Modifications.  In the event either
		     -------------------------
Customer or the Sellers wish to install and implement Enhancements to, or to replace, any Software, the parties shall endeavor in good faith to cooperate with each other to assure that any such changes shall be executed in such a manner that existing Software or Equipment utilized by or associated with the other party, whether used by the Sellers or Customer in connection with the Services, can continue to perform as contemplated after giving effect to the proposed changes. In the event that cooperation in the manner contemplated by this Section 4.4 will require one of the parties to incur direct, out-of-pocket costs and expenses (which must be commercially reasonable in all cases) which are outside the ordinary course of business, then any proposed changes will not be implemented until the parties, acting in good faith, have agreed upon the allocation of responsibility for such costs and expenses.

	     4.5     Customer Payments.
		     -----------------
		     4.5.1 Customer acknowledges that, with respect to any Licensed Software used by the Sellers for the independent benefit (which does not include the Basic Services) of Customer, such continued independent use during the Term, to the extent such use was conditioned upon first obtaining the necessary consent or approval of the licensor with respect thereto may require the payment of additional periodic license payments or maintenance fees. Customer shall be directly responsible for such payments; provided, that Customer shall be provided with reasonable, prior written notice of such payments and the reasonable opportunity if requested, to negotiate with a licensor. In the event Customer fails to make any such payments; the Sellers shall not be obligated to continue to use the related Licensed Software or to continue to perform any Services for which such Software is required and Customer shall indemnify and hold the Sellers harmless from and against any Damages or Claims incurred by the Sellers as a result of any such failure.

		     4.5.2 In the event that, with the prior express consent of Customer, the Sellers pay fees on behalf of Customer with respect to the continued use of Software for Customer's benefit which are otherwise properly the responsibility of Customer pursuant to Section 4.5, the Sellers shall prepare an invoice and other supporting Documentation with respect to such fees and Customer shall promptly reimburse the Sellers for all such amounts.

		     4.5.3 In addition to amounts payable by Customer pursuant to the preceding provisions of this Section 4.5, Customer shall also be responsible for the reimbursement to the Sellers, pursuant to this Section 4.5.3, of certain costs associated with the maintenance by the Sellers of Software which supports any of the Licensed Software described in Section
4.5.1. In the event any Enhancement or release of any such Software is required by the licensor thereof to be installed by the Sellers, Customer shall reimburse the Sellers the lesser of (a) the amounts required to upgrade the related Licensed Software to permit it to run satisfactorily with the new Enhancement or release of the Software or (b) in the event Customer desires to not align the Licensed Software with the new Enhancement or release, the administrative and related costs incurred by the Sellers to continue to operate the Licensed Software with the pre-Enhancement version of the system Software. Customer and the Sellers shall determine the need for such additional costs, and the amounts thereof, in accordance with the procedures of Section 2.2, and the costs shall be considered as Supplemental Costs.

	     4.6     Disclaimer.  The Sellers, as to any Licensed Software
		     ----------
or any other Software provided by any of them, and Customer, as to any Customer Software or any Licensed Software provided by Customer or installed at Customer's instructions, HEREBY EXPRESSLY DISCLAIM AS TO THE OTHER PARTY ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, RESPECTING SUCH SOFTWARE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       Section 5.    Personnel Issues.
		     ----------------
	     5.1 As soon as practicable after execution of this Agreement, the parties shall form a transition team (which shall include the designation of a transition team leader for each party), which will develop a transition plan designed to (a) coordinate, interface and/or otherwise integrate the Software, Services and Equipment provided hereunder with the information system currently being operated by Customer, and (b) separate the interconnection of the parties created by this Agreement upon its termination.
 The parties shall bear their own costs and expenses related to the transition team and the development and implementation of the transition plan. Within 30 days before the end of the Term, the transition team and transition plan shall also identify those Employees of the Sellers who will be available to transfer employment to Customer at the end of the Term.

	     5.2 During the first six (6) months of the Term, the Sellers may not materially change those Persons responsible for providing Services hereunder without (i) providing reasonable advance notice to Customer, (ii) replacing such

Persons with personnel of comparable or better relevant experience and knowledge of the Software and (iii) receiving the prior written consent of the Customer, which consent shall not be unreasonably withheld. For purposes of this Section 5.2, "materially changing those Persons responsible for providing Services hereunder" shall mean replacing, reassigning or terminating more than one-fifth of such Persons, or one-fifth of the managers of the Sellers performing such Services.

	     5.3 After the period referred to in Section 5.2 through the expiration of the Term, the Sellers may not materially change those Persons responsible for providing Services hereunder without (i) providing reasonable advance notice to Customer, (ii) replacing such Persons with personnel of comparable or better relevant experience and knowledge of the Software and
(iii) receiving the prior written consent of the Customer, which consent shall not be unreasonably withheld. For purposes of this Section 5.3, "materially changing those Persons responsible for providing Services hereunder" shall mean replacing, reassigning or terminating more than one-half of such Persons, or one-half of the managers of the Sellers performing such Services.

      Section 6.      Scheduled Interruptions.  If, in addition to regularly
		      -----------------------
scheduled outage time for maintenance and backup, Sellers determine during the Term to modify, repair or replace any Equipment or Software used to perform the Services in such a manner as to require one or more scheduled interruptions of the Sellers' ability to perform the Services, the Sellers shall give reasonable advance notice to Customer and cooperate in good faith to arrange scheduling and similar issues in order to minimize the disruption of Customer's ongoing business operations, subject in all such events to the provisions of Section 2.3.2.

      Section 7.      Costs; Invoicing and Payments.  The Sellers and
		      -----------------------------
Customer mutually intend that any and all payments made by Customer to the Sellers under this Agreement as compensation for the proper performance of the Services shall be intended to only provide reimbursement to the Sellers for all actual costs and expenses incurred by the Sellers in connection with the performance of the Services, in a manner which shall be consistent (a) as to the Basic Services, with the historical method of allocation involving the Business, and (b) as to any Supplemental Services for which particular rates are not established pursuant to Section 2.2 with the then current procedures, by which the Sellers allocate among its Affiliates the costs of providing computer processing and communication services.

	     7.1     Basic Costs.
		     -----------

		     7.1.1 The Sellers and Customer mutually acknowledge that, although the amount, volume or frequency with which the Basic Services will be performed, or will be required by Customer to be performed in the ordinary course of conducting the Business, may increase or decrease when compared to periods prior to the date of this Agreement, payment of the Basic Costs pursuant to this Section 7.1 shall fully compensate the Sellers for the Basic Services.

		     7.1.2 Subject to the remaining terms and conditions of this Agreement and during the Initial Term hereof, in consideration of the performance of the Basic Services by the Sellers, Customer shall reimburse the Sellers an amount which is set forth on Schedule 7.1.2 attached to this Agreement (the "Basic Costs"), plus the amount of the Network Costs to be reimbursed pursuant to Section 7.1.4.

		     7.1.3 Subject to the remaining terms and conditions of this Agreement, and during any Renewal Term hereof, in consideration of the performance of the Basic Services by the Sellers, Customer shall reimburse the Sellers an amount equal to one hundred fifty percent (150%) of the amount which is set forth on Schedule 7.1.2 attached to this Agreement, plus the amount of the Network Costs to be reimbursed pursuant to Section 7.1.4.

		     7.1.4 With regard to those Basic Services consisting of Network Services (as identified on Schedule 1.1, Part I), the Sellers shall notify Customer concurrently with any invoice provided pursuant to Section 7.3 of the direct costs and expenses incurred by the Sellers with respect to obtaining the Network Services (the "Network Costs"), which notice shall be accompanied by appropriate supporting Documentation and detail. Customer shall reimburse the Sellers on a monthly basis for the Network Costs.

	     7.2     Supplemental Costs.  Subject to the terms and
		     ------------------
conditions of this Agreement and unless otherwise agreed by the parties (including, as appropriate, as to the timing of any periodic payments which are contemplated pursuant to Section 7.3) in consideration of the performance of the Supplemental Services by the Sellers, Customer shall reimburse the Sellers (a) any direct, out-of-pocket expenses incurred by the Sellers (which must be commercially reasonable in all cases) in connection with the acquisition of the resources required to provide such Supplemental Services (as contemplated in Section 2.2), and (b) an amount equal to the amount which Sellers would charge their Affiliates for such Supplemental Services pursuant to Sellers' intercompany billing formula in effect as of June 30, 1998.

	     7.3     Reimbursements.  Customer shall reimburse to the
		     --------------
Sellers on a monthly basis, by the 15th day of each month, an amount equal to the sum of (a) an installment, in equal payments, of the annual Basic Costs for the then current period, plus (b) a similar payment, as determined on a ratable basis, for the then current Supplemental Costs. The Sellers shall deliver to Customer on or before the fifth day of each month an appropriate invoice for such amount, in such form and accompanied by such supporting detail as Customer may reasonably request, and all amounts so invoiced will be due and payable by the last day of the month.

	     7.4     Audit Rights.  The Sellers shall maintain adequate
		     ------------
books and records relating to the calculation of the Basic Costs and the Supplemental Costs. Upon reasonable notice and at reasonable times, Customer shall have the right at its expense to conduct, or to appoint accountants, lawyers and/or other experts to conduct, an audit of such books and records on Customer's behalf, in order to confirm the proper calculation of the Basic Costs and Supplemental Cost.

	     7.5     Taxes.
		     -----

		     7.5.1 Customer shall pay all taxes which it is legally required to pay as a result of the Sellers' provision of the Services pursuant to this Agreement; provided, however, that Customer shall not be liable for the payment to the Sellers or any Governmental Entity of any taxes based on the Sellers' income or gross receipts, including, without limitation any state or local gross receipts, sales and/or use tax, or any amounts of corresponding interest or penalty, imposed by any jurisdiction as a result of the payments made by Customer under this Agreement.
		     7.5.2 The Sellers shall be responsible for, and shall properly report and remit to the appropriate Governmental Entities, payments of such taxes (including any amounts of corresponding interest or penalty), if any, for which Customer has no liability pursuant to the proviso set forth in
Section 7.5.1. In the event Customer is required to make any separate payment of any such taxes, the Sellers shall reimburse promptly to Customer the amounts thereof upon written demand therefor by Customer.

	     7.6     Offsets.  Provided in each instance written notice is
		     -------
given in a timely fashion, specifying in detail the basis for any of the following, (a) the Sellers may deduct, from any sums it owes to Customer hereunder, any sums it is owed by Customer or Customer's Affiliates, whether pursuant to this Agreement or any other Contract and (b) Customer may deduct from any sums it owes to the Sellers hereunder, any sums Customer or Customer's Affiliates are owed by the Sellers, whether pursuant to this Agreement or any other Contract.

       Section 8.      Ownership of Property and Data.
		       ------------------------------

	     8.1       Copyright.  Except as otherwise provided in the
		       ---------
Database License Agreement, the Customer acknowledges that all Data and all of the products resulting from the Services performed for Customer pursuant to this Agreement (the "Results"), including, without limitation, all compilations of Data created by the Sellers shall, from the inception of creation, become part of the Licensed Database and shall be owned by the Sellers. Customer hereby acknowledges that such Results shall not be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. 101 et. seq.

	     8.2     Other Interests.
		     ---------------

		     8.2.1 The Sellers acknowledge that nothing contained in this Agreement shall vest in the Sellers, nor shall the Sellers claim or attempt to claim, any ownership or other intellectual property rights in any Customer Software (other than rights of use contemplated by Section 4 of this Agreement) in connection with the performance of the Services. Customer acknowledges that nothing contained in this Agreement shall vest in Customer, nor shall Customer claim or attempt to claim, any ownership or other intellectual property rights in any of the Sellers' Software (other than rights of use contemplated by Section 4 of this Agreement) or Data.

		     8.2.2   The Sellers shall not license, sell or
otherwise disclose any Data provided to the Sellers by Customer pursuant to this Agreement to any other Person without the express written consent of Customer; provided, in the event Customer discloses Data to anyone other than the Sellers or their Affiliates in such a manner that such Data no longer constitutes Confidential Matters subject to the provisions of Section 9 of this Agreement and the Sellers also obtain such Data other than as a result of the performance of Services, then such prohibition shall not be applicable.

		     8.2.3 Upon the request of Customer and at Customer's expense, the Sellers shall execute and deliver to Customer such documents or other instruments as Customer, in the exercise of its reasonable business judgment and upon advice of counsel, may deem appropriate in furtherance of the provisions of this Section 8.

       Section 9.    Confidentiality.
		     ---------------

	     9.1     Definition.  For purposes of this Agreement, the term
		     ----------
"Confidential Matters" includes, but is not limited to the following items, whether existing now or created in the future:

		     9.1.1 all knowledge or information concerning the Business or concerning the Assets of Customer or concerning the Affiliates of Customer, which is not already available to the public, such as internal operating procedures; investment strategy; sales data and customer lists; financial plans, projections and reports; and insurance programs, plans and products;

		     9.1.2 all knowledge or information concerning Assets owned, leased, licensed and/or developed by or for (a) the Sellers in connection with the Business or (b) Customer, or the Affiliates of either of them, and not available to the public, such as computer systems, programs, Software and devices, plus information about the design, methodology and Documentation therefor;

		     9.1.3 information about or personal to insureds, clients, agents, Employees or applicants (for employment, products or services) of Customer or its Affiliates or otherwise relating to the Business;

		     9.1.4 information, materials, products or any other tangible or intangible Assets in the possession or under the control of (a) the Sellers in connection with the Business or (b) Customer, or the respective Affiliates of either of them, which is proprietary to, or confidential to or about any other Person; and

		     9.1.5 records and repositories of all the foregoing, in whatever form maintained.

The foregoing notwithstanding, "Confidential Matters" shall not be considered to include information generally known within the insurance industry or otherwise publicly available other than as a result of disclosure of such information (i) in the case of information about the Sellers, by Customer, or
(ii) in the case of information about Customer, by the Sellers or in either case by their respective Affiliates or representatives in violation of Law or of the terms of this Agreement or any other Contract to which the disclosing Person is a party. The failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

	     9.2     Obligations of Customer.  Customer shall, and shall
		     -----------------------
cause its Affiliates to hold all Confidential Matters pertaining or belonging to the Sellers, including, but not limited to, information relating to third party owned software, in the strictest confidence at all times, making no use thereof other than in connection with this Agreement or the negotiations between the parties to this Agreement. Furthermore, Customer shall not, without the prior approval of an appropriate officer of the Sellers, release any such Confidential Matters pertaining to the Sellers to any Person not directly involved in the activities contemplated under this Agreement. However, any such Confidential Matters may be disclosed to Persons employed or retained by Customer, or the respective Affiliates of either of them who are directly involved in the activities contemplated hereby, it being understood that, in any event, Customer shall be responsible for any breach of this
Section 9 by any such Person. Upon request by Sellers, Customer shall execute a confidentiality or nondisclosure agreement in favor of any third party software vendor.

	     9.3     Obligations of the Sellers.  The Sellers shall, and
		     --------------------------
shall cause their Affiliates to, hold all Confidential Matters pertaining or belonging to Customer, or any of their respective Affiliates, in the strictest confidence at all times, making no use thereof other than in connection with the provision of Services under this Agreement. Furthermore, without the prior approval of an appropriate officer of Customer, the Sellers shall not, and shall not permit its Affiliates to, release any Confidential Matters pertaining or belonging to Customer, or any of their respective Affiliates, to any Person not directly involved in the activities contemplated under this Agreement. However, any such Confidential Matters may be disclosed to Persons employed or retained by the Sellers who are directly involved in the activities contemplated hereby, it being understood that, in any event, the Sellers shall be responsible for any breach of this Section 9 by any such Person.

       Section 10.   Term and Termination.
		     --------------------

	     10.1    Initial Term.  The Initial Term of this Agreement shall
		     ------------
commence on the date of this Agreement and shall continue for a twenty-four month period ending on the anniversary date of this Agreement.

	     10.2    Extension.  Upon the prior written notice of the
		     ---------
Customer, which must be delivered to the Sellers not less than one hundred twenty (120) days prior to the expiration of the Initial Term, the Initial Term may be extended for an additional one-year term, ending on the third anniversary date of this Agreement (the "Renewal Term").

	     10.3    Notice of Termination.  Notwithstanding anything else
		     ---------------------
contained in this Section 10 or any other provision of this Agreement:

		     10.3.1 In the event of a material breach of any of the terms and conditions of this Agreement by the Sellers, Customer shall have the right to give notice of termination to the Sellers setting forth the breach giving rise to such termination and the Termination Date, which date shall be at least 30 days from Sellers' receipt of notice. In such event, Sellers shall cooperate with Customer in accordance with the provisions of Section 11 and any Transition Procedures related to the Services being terminated to assure that performance of such Services may be continued by Customer (or its designee) without adverse disruption to the Business.

		     10.3.2 Customer shall have the right at any time, on written notice to the Sellers, to terminate the obligation of the Sellers to perform any or all of the Services and, upon receiving any such notice, the Sellers shall (a) terminate performance in accordance with the terms specified in such notice and (b) cooperate with Customer in accordance with the provisions of Section 11 and any Transition Procedures related to the Services being terminated to assure that performance of such Services may be continued by Customer (or its designee) without adverse disruption to the Business.

		     10.3.3  Any notice of termination under this Section
10.3 must include, in order to permit the orderly performance for the mutual benefit of the parties of all relevant Transition Procedures, a date (earlier than the Termination Date) for the termination of provision of the Services as may be appropriate, it being the intent of the parties that, notwithstanding any such notice of termination, this Agreement shall not effectively terminate until all related Transition Procedures have been performed (or mutually waived by the parties).

	     10.4    Termination by Sellers.  In the event of a failure of
		     ----------------------
Customer to perform any obligations hereunder, including, without limitation, the obligation of payment under this Agreement, the Sellers shall have a right to suspend their obligations to perform the Services, which suspension shall commence not less than 30 days from Customer's receipt of notice, until such time as Customer has become current on all such payments or has otherwise fully performed, at which time Sellers shall resume such Services.

	     10.5    Payment Obligations upon Termination. Upon any
		     ------------------------------------
termination pursuant to Section 10.3.2 of this Agreement, Customer shall have no further reimbursement obligations relating to the terminated Services; provided, however, that no such termination relating to any or all of the Basic Services shall relieve Customer of its obligation to reimburse the Sellers (a) the remaining unpaid balance of any Basic Costs due and payable for the remainder of the Term, (b) any Supplemental Costs already incurred by the Sellers or for which it is or will be required to pay by Law or by the terms of any Contract approved by Customer in connection with commencing the related Supplemental Services or (c) any Network Costs (to the extent reimbursable pursuant to Section 7.1.4) already incurred by the Sellers prior to such termination.

       Section 11.   Transition Period.
		     -----------------

	      11.1   Transition Procedures.
		     ---------------------
		     11.1.1 As soon as practicable following the date of this Agreement, the transition teams appointed by Sellers and Customer under
Section 5 will cooperate in developing a series of practices and procedures to be performed in connection with the initial implementation and any termination of this Agreement (whether as a result of the expiration of the Term of this Agreement or an earlier termination as provided for in Section 10 of this Agreement), which procedures (the "Transition Procedures") shall be designed to satisfy Customer's reasonable requirement for transition of Services at initiation and at termination for Customer or any Person other than the Sellers in such a manner that the performance of Services and the Business are not disrupted. All written Transition Procedures shall be deemed to be amendments to this Agreement, to be considered a part hereof as if fully incorporated herein. All such Transition Procedures shall remain subject to review and amendment from time to time by Customer, and any such amendments developed by Customer shall be deemed to become part of this Agreement and will be deemed binding on the Sellers, unless the Sellers reasonably object in good faith, in which event the parties shall negotiate and resolve their differences (with the results then being deemed amendments to the Transition Procedures and this Agreement). Sellers agree to provide Customer's employees with an appropriate work space at Sellers' offices and to otherwise cooperate with Customer's employees for the purpose of furnishing such information about Sellers' s Software and the Licensed Database as Customer may reasonably request.

		     11.1.2 The Sellers acknowledge that the Transition Procedures are a commercially reasonable aspect of a transaction of the nature contemplated by this Agreement and the Asset Purchase Agreement and will proceed in good faith, in full cooperation with Customer, to develop, review and maintain the Transition Procedures. In doing so, the Sellers shall fully involve, as appropriate, both management and non-management personnel.

		     11.1.3 The "Transition Services" shall include (a) all of the efforts of the Employees of the Sellers in (i) the development, review, and maintenance of Transition Procedures, and (ii) the performance and execution of the Transition Procedures as contemplated by Section 11.2 of this Agreement, and (b) all computer processing and communication services provided in connection therewith which are not otherwise part of the Basic Services or Supplemental Services, but shall exclude any programming of software (unless otherwise agreed) performed with respect to Transition Services in connection with the termination of this Agreement.

		     11.1.4 Except as contemplated by Section 3.14.2 of the Asset Purchase Agreement, the Transition Procedures shall expressly include
(a) detailed plans for the orderly removal and transfer between the parties of such assets, which are the respective property of the other or to which the other has no further right of use upon any termination and (b) an opportunity for Customer to run, during the Term, the new information system to be utilized by it after the Termination Date on a parallel basis with the system provided herein, to ensure an orderly transition, provided, however, the Customer shall run the new information system on its system without any disruption to or interference with the Sellers' system.

	     11.2    Performance.  Commencing on the earlier of (a) the date
		     -----------
on which a notice of termination pursuant to Section 10 of this Agreement is received or (b) the date which is 120 days prior to the Termination Date, the parties shall initiate and perform until completion, and in an orderly manner (taking into account at the time the period of time before the Termination Date, the priority of particular procedures and related factors) all of the Transition Procedures.

       Section 12.   Indemnification.  In addition to any indemnity either
		     ---------------
party may be expressly entitled to under other provisions of this Agreement, the parties shall be entitled to indemnification to the extent and upon the terms set forth in this Section 12.

	     12.1    Indemnification by the Sellers.  The Sellers, jointly
		     ------------------------------
and severally, shall indemnify, defend and hold Customer and its Affiliates harmless against any Damages and Claims incurred by reason of:

	     12.1.1 the breach by the Sellers of this Agreement, including the representations, warranties and covenants of the Sellers contained herein;

	     12.1.2 any fee claimed by any Person acting on behalf of the Sellers or its or their Affiliates in connection with this Agreement;

	     12.1.3  any claim that any Software utilized in
providing the Services (other than Customer Software and Licensed Software provided by or on the instructions of Customer) violates any patent, trademark, copyright, trade secret or any other proprietary right of any Person (including, without limitation, any claims that such use of any such Customer Software or Licensed Software used for operating systems purposes occurs in the absence of any consents, approvals or other agreements or instruments otherwise required to be delivered pursuant to Section 4.1.1 of this Agreement), but only to the extent, in the case of Licensed Software consisting of other than Software used for operating systems, that the Sellers are able to successfully obtain indemnification therefor from the licensor thereof; or

	     12.1.4 any claim by any third party Software vendor regarding additional license fees, royalties, maintenance fees or other amounts which may be due (other than fees payable by Customer under Section 4.5.1), or any claims by any such Persons that the use of any Licensed Software by the Sellers (other than Licensed Software provided by or on the instructions of Customer) violates any patent, trademark, copyright, trade secret or any other proprietary or contract rights of any Person, as a result of continued use of Licensed Software referred to in Section 4 of this Agreement, whether during the Term or following the termination of this Agreement.

	     12.2    Indemnification by Customer.  Customer shall indemnify,
		     ---------------------------
defend and hold the Sellers and their Affiliates harmless against any Damages and Claims incurred by reason of:

		     12.2.1 the breach by Customer of this Agreement, including the representations, warranties and covenants of Customer contained herein;

		     12.2.2 actions taken by the Sellers in reliance upon written instructions or orders received from Customer in connection with the Services provided hereunder;

		     12.2.3 any fee claimed by any Person acting on behalf of Customer or its Affiliates in connection with this Agreement; or

		     12.2.4 any claim that any Customer Software violates any patent, trademark, copyright, trade secret or any other proprietary right of any Person, but in the case of any such Customer Software, only to the extent that Customer is able to successfully obtain indemnification therefor from the licensor thereof.

	     12.3    Notification.  Any Person entitled to assert a claim or
		     ------------
demand for indemnification under this Section 12 (the "Indemnitee"), in order to secure indemnification with respect to this Agreement, shall notify the indemnifying party hereunder (the "Indemnitor") in writing of the existence of such matter within a reasonable time based on the facts and circumstances of the situation, including the necessities of court actions. The Indemnitee shall furnish to the Indemnitor promptly such information as the Indemnitor may reasonably request in respect to such claim or demand. The Indemnitor shall have the right (but not the obligation) at its sole expense and in the name of the Indemnitee, to compromise or defend any matter involving a third party (a "Third Party Claim") for which indemnification has been sought hereunder. The Indemnitee shall cooperate and cause its Affiliates to cooperate with the Indemnitor in compromising or defending any such Third Party Claim, provided the actual out-of-pocket expenditures (other than legal expenses) incurred in such cooperation shall be paid by the Indemnitor. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitor shall not be liable to such Indemnitee under this Section 12 for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that such Indemnitee shall be entitled to participate in such defense and to employ counsel, at the Indemnitee's expense, to assist it therein. If the Indemnitor does not provide the Indemnitee with a written notice of its intention to defend the Third Party Claim or does not commence to compromise or defend such Third Party Claim within thirty (30) days after receipt of notice from the Indemnitee of the existence of such claim, or if the Indemnitor disputes its liability to the Indemnitee for any sum pursuant to this Section 12 or otherwise, the Indemnitee may defend or otherwise dispose of the Third Party Claim; provided that in the absence of reasonable notice by the Indemnitee to the Indemnitor, taking into consideration the facts and circumstances, no right to seek indemnification shall exist; and provided, further, that such Indemnitee shall not consent to entry of any judgment or enter into any settlement or compromise with respect to such Third Party Claim without the written consent of the Indemnitor (which consent shall not be unreasonably withheld).

Any other provision in this Section 12 notwithstanding, if an offer of settlement or compromise is received by an Indemnitor with respect to a Third Party Claim and such Indemnitor notifies the related Indemnitee in writing of such Indemnitor's willingness to settle or compromise such Third Party Claim on the basis set forth in such notice and such Indemnitee declines to accept such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnitor, at such Indemnitee's sole expense. In such event, the obligation of such Indemnitor to such Indemnitee with respect to such Third Party Claim shall be equal to the lesser of (a) the amount of the offer of settlement or compromise which such Indemnitee declined to accept plus the amount of indemnifiable costs and expenses incurred by such Indemnitee prior to the date such Indemnitor notifies such Indemnitee of the offer to settle or compromise and (b) the actual out-of-pocket amounts such Indemnitee is obligated to pay as a result of such Indemnitee's continuing to contest such Third Party Claim.

	Section 13.     Equitable Relief.  THE SELLERS ACKNOWLEDGE THAT THEIR
			----------------
FAILURE TO PERFORM SERVICES UNDER THIS AGREEMENT MAY RESULT IN IRREPARABLE HARM TO CUSTOMER. ACCORDINGLY, NOTWITHSTANDING THE PROVISIONS OF SECTION 14.6, CUSTOMER SHALL HAVE THE EXPRESS RIGHT TO COMMENCE ANY ACTION IN EQUITY UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR SPECIFIC PERFORMANCE OF THE SERVICES OR FOR AN INJUNCTION TO PREVENT THE UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL MATTERS PURSUANT TO THIS AGREEMENT. IN SUCH EVENT, CUSTOMER SHALL NOT BE REQUIRED TO PROVE ANY ACTUAL DAMAGES PRIOR TO SEEKING SUCH EQUITABLE RELIEF.

	Section 14.     Miscellaneous.
			-------------

	       14.1     Expenses.  Except as otherwise provided in this
			--------
Agreement, all costs and expenses incurred in connection with this Agreement and the Services contemplated hereby shall be paid by the party incurring such costs and expenses.

	       14.2    Notices.  All notices and requests in connection with
		       -------
this Agreement shall be given to or made upon the respective parties in writing and shall be deemed given as of the day actually received if sent by telecopy, facsimile transmission, some other form of instantaneous transmission, overnight or faster private courier, or if otherwise hand-delivered, but if deposited in the United States mails, shall not be deemed delivered until three (3) days after being sent, with postage pre-paid, certified or registered, with return receipt requested and addressed as follows:

	     If to Customer:

	     The Ohio Casualty Insurance Company
	     136 North Third Street
	     Hamilton, Ohio  45025
	     Attn: Chief Executive Officer

	     With a concurrent copy to:

	     Vorys, Sater, Seymour and Pease LLP
	     52 East Gay Street
	     P.O. Box 1008
	     Columbus, Ohio  43216-1008
	     Attention:  James A. Yano, Esq.

	     If to Sellers:

	     Great American Insurance Company
	     580 Walnut Street
	     Cincinnati, Ohio  45202
	     Attn: President

	     With a concurrent copy to:

	     Keating, Muething & Klekamp, P.L.L.
	     One East Fourth Street
	     Cincinnati, Ohio  45202
	     Attn: Edward E. Steiner, Esq.

	     Either party may change its address for notices by giving notice of same in the manner specified above.

	     14.3    Entire Agreement.  This Agreement, together with the
		     ----------------
Schedules to this Agreement and such further amendments as may be incorporated into this Agreement from time to time, constitutes the complete and exclusive statement of the parties' intentions with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, whether oral or in writing, with respect to the subject matter of this Agreement.

	     14.4    Choice of Law.  This Agreement shall be governed by and
		     -------------
construed and enforced in accordance with the internal substantive laws of the State of Ohio, without regard to conflicts of laws principles.

	     14.5    Severability.  If any provision of this Agreement shall
		     ------------
be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby, unless such invalidity, unenforceability or illegality renders the Agreement as a whole substantially unperformable.

	     14.6    Force Majeure.  Notwithstanding the provisions of this
		     -------------
Agreement, neither party shall be liable in any manner for any failure to perform their obligations under this Agreement resulting in any manner from delay, failure in performance, loss or damage due to fire, strike, embargo, explosion, power blackout, earthquake, flood or other causes beyond such party's reasonable control, whether or not similar to any of the foregoing (including, without limitation, actions or inactions by unrelated Persons contributing to failures to perform), for so long as such circumstances continue to exist and to cause such failure to perform.

	     14.7    Parties in Interest.  This Agreement shall be binding
		     -------------------
upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties and their respective successors and assigns any rights or remedies under or by this Agreement. The foregoing notwithstanding, neither this Agreement nor the parties' rights and obligations hereunder, nor any of these, may be assigned by either party to this Agreement without the express written consent of the other party and any purported assignment in violation hereof shall be null and void; provided, however, that Customer may assign its rights under this Agreement to any Person which is wholly-owned by it or any of its Affiliates if (a) Customer gives immediate written notice of such assignment to the Sellers, (b) the assignee agrees in writing to be liable for all of the obligations of Customer arising under this Agreement (and Customer delivers such agreement to the Sellers) and (c) any such assignment shall not relieve Customer of any of its obligations hereunder nor otherwise require the Sellers to alter, or incur additional expense, in connection with such assignment (it being understood that any such expenses, if contemplated, must be agreed upon pursuant to Section 2.2 of this Agreement).

	     14.8    Survival.  The obligations and other provisions set
		     --------
forth in Sections 8, 9, 11, 12, 13 and 14 of this Agreement, together with any other indemnification obligations set forth in this Agreement, shall survive any expiration or termination of this Agreement.

	     14.9    No Partnership.  Nothing contained in this Agreement
		     --------------
shall be deemed or construed by the parties or any other Person to create the relationship of partnership or of joint venture.

	     14.10   Captions.  The Section and Paragraph headings used in
		     --------
this Agreement have been inserted for convenience of reference only and shall not be construed to affect the meaning or interpretation of any provision, term or condition hereof.

	     14.11   Duplicate Originals.  This Agreement may be executed in
		     -------------------
multiple counterparts, each of which shall be deemed to be a duplicate original but all of which, when taken together, shall constitute a single instrument.

	     14.12   Schedules.  All provisions contained in the Schedules
		     ---------
hereto shall have the same force and effect as though set forth in the body of this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first set forth above by their duly authorized representatives.

					 THE OHIO CASUALTY INSURANCE
					 COMPANY


					 By:  /s/ Lauren N. Patch
					    ------------------------------
					  Name:      Lauren N. Patch
					  Title:     President

					 GREAT AMERICAN INSURANCE
					 COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					  Name:      Karen Holley Horrell
					  Title:     Senior Vice President

					 AMERICAN NATIONAL FIRE
					 INSURANCE COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					  Name:      Karen Holley Horrell
					  Title:     Senior Vice President

					 AGRICULTURAL EXCESS AND SURPLUS
					 INSURANCE COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 AGRICULTURAL INSURANCE
					 COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 AMERICAN ALLIANCE
					 INSURANCE COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 AMERICAN DYNASTY SURPLUS LINES
					 INSURANCE COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 AMERICAN SPIRIT INSURANCE
					 COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 CONTEMPORARY AMERICAN
					 INSURANCE COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 EAGLE AMERICAN INSURANCE
					 COMPANY


					 By:  /s/ Karen Holley Horrell
					    ------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 EDEN PARK INSURANCE
					 COMPANY


					 By:  /s/ Karen Holley Horrell
					   -------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 GREAT AMERICAN LLOYD'S
					 INSURANCE COMPANY

					  By:  Great American Lloyd's, Inc.,
					       its Manager


					 By:  /s/ Karen Holley Horrell
					    -------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 GREAT TEXAS COUNTY MUTUAL
					 INSURANCE COMPANY


					 By:  /s/ Karen Holley Horrell
					    -------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

					 SEVEN HILLS INSURANCE
					 COMPANY


					 By:  /s/ Karen Holley Horrell
					    -------------------------------
					   Name:     Karen Holley Horrell
					   Title:    Senior Vice President

				Exhibit 2(g)

		       Investment Services Agreement,
     dated December 1, 1998, between The Ohio Casualty Insurance Company
		  and American Money Management Corporation

		       INVESTMENT SERVICES AGREEMENT
		       -----------------------------

	THIS INVESTMENT SERVICES AGREEMENT ("Agreement"), dated and effective as of December 1, 1998, between THE OHIO CASUALTY INSURANCE COMPANY, an Ohio insurance corporation ("Company"), and AMERICAN MONEY MANAGEMENT CORPORATION, an Ohio corporation ("American").

	WHEREAS, Company seeks to obtain advice with respect to the investment of its assets; and

	WHEREAS, American, an indirect wholly-owned subsidiary of American Financial Group, Inc., an Ohio corporation ("AFG"), is willing and able to supply such investment advice pursuant to the terms and conditions set forth below;

	NOW, THEREFORE, for the consideration herein stated, the parties agree as follows:

I. INVESTMENT SERVICES.
   -------------------
   A. American shall furnish investment services to Company, which services shall include the following:

	1. to counsel and advise Company in connection with the formulation of investment programs and strategies designed to accomplish Company's investment objectives; and

	2. to manage the investment of approximately $500,000,000 of Company's portfolio of investment assets in accordance with the investment policies, objectives, directions and guidelines established by its Board of Directors or the Investment Committee, as set forth in
	     Section 1.3 below, and, in connection therewith, to have full discretion and authority, without prior consultation or prior approval, to buy, sell and otherwise trade in bonds and other fixed income securities and take such other actions which American shall deem requisite, appropriate or advisable.

   B. At the effective date of this Agreement, the amount of Company's investment assets which shall be subject to this Agreement shall have a market value of at least $500 million ($500,000,000); such assets shall be valued as of the end of each calendar quarter and to the extent that the market value of such assets is less than $450 million ($450,000,000), the Company shall make sufficient assets subject to this Agreement so that the market value of Company's investment assets subject to this Agreement is at least $450 million ($450,000,000). To the extent that the market value of such assets is more than $550 million ($550,000,000), Company may make assets having a market value equal to such excess no longer subject to this Agreement. For purposes of this Section 1.2, "market value" shall be determined pursuant to Section 4.1 hereof.

   C. Custody and control of the securities and all other assets comprising Company's investment portfolio shall at all times be subject to the direction and control of Company, acting through its Board of Directors or an appropriate committee thereof. All purchases and sales of securities shall be in the name of Company, Ohio Casualty Corporation, or a direct or indirect subsidiary of Ohio Casualty Corporation and all certificates or other instruments representing its investments shall be held in account at qualified depository institutions or in book form where appropriate. Such securities will be held in accounts segregated from those of American or its affiliates.

   D. American agrees that the investment services it furnishes will be in accordance with general investment policies, objectives, directions and guidelines established from time to time by the Board of Directors of Company or an appropriate committee thereof. The relevant portions of Company's current investment guidelines are attached.
   These provisions will change from time to time and Company, as soon as possible, will forward such changes to American which shall then comply with any revisions.

   E. Notwithstanding Section 1.1 above, American shall not invest any of such investment funds in securities of AFG or any of its subsidiaries or any entity controlled by any of them, nor shall it invest such funds in any investment opportunity which was previously made available to and declined by AFG, without first obtaining the written approval of Company's Chief Investment Officer, presently David Wissinger.

II.  PURCHASE AND SALE OF SECURITIES.
     -------------------------------

     American shall place all orders for the purchase and sale of portfolio securities for Company accounts with brokers or dealers selected by American and shall seek to execute portfolio transactions on terms which are advantageous to Company in selecting brokers or dealers to execute transactions. American shall not be obligated to solicit competitive bids or seek the lowest available commission cost. All trades by American of portfolio securities of Company shall be reported to Company's Asset Administration Department by 11:00 A.M. on the first business day following the trade.

III. INVESTMENT FEES; EXPENSES.
     -------------------------

     A. Company shall pay to American an annual fee for investment services rendered under this Agreement equal to .12% (twelve basis points) of assets under management based on the market value of such assets. The fee shall be computed and paid on a quarterly basis measured as of the end of the preceding calendar quarter. The amount of assets under management shall be determined based on the market value of the portfolio securities. The quarterly portion of each such fee shall be paid within ten (10) days after the end of each calendar quarter or portion thereof in which services are rendered under this Agreement.

     B. American shall furnish at its own expense necessary executive and other personnel for providing investment services to Company. Company shall be responsible for the expenses of (a) brokerage commissions, issue and transfer taxes and other costs in connection with securities transactions to which Company is a party, including any portion of such commissions attributable to research and brokerage services, (b) taxes payable by Company to federal, state and other governmental agencies, and (c) custodial fees and expenses.

IV.  REPORTS AND RECORDS.
     -------------------

     A. American shall maintain adequate records relating to the furnishing of investment services under this Agreement, including those with respect to the acquisition and disposition of securities.
     American shall provide to Company such oral or written reports as to its services provided under this Agreement as Company shall reasonably require. The amount of assets under management shall be determined by finding the market value per IDSI pricing tape of the portfolio securities; provided, however, in the event that any asset under management is not included on the IDSI pricing tape, the market value of such asset shall be valued as mutually agreed upon by Company and American.

	  All records maintained pursuant to this Agreement shall be deemed the property of Company and shall be subject to examination by Company and by persons authorized by it, or by governmental authorities, at all times upon reasonable notice. Except as expressly authorized in this Agreement or directed by Company in writing, American shall keep confidential such records and other information obtained by reason of this Agreement. Upon termination of this Agreement, American shall promptly return all such records to Company.

V.   NON-EXCLUSIVITY OF SERVICES.
     ---------------------------

     The services of American to be provided hereunder are not to be deemed exclusive and American shall be free to provide similar services for its own account and the accounts of others, provided that such services do not materially interfere with services to be rendered hereunder.

VI.  LIABILITY; INDEMNIFICATION.
     --------------------------

     Neither American nor any of its directors, officers or employees or other persons affiliated with American shall have any liability hereunder for any act, omission, misstatement or error in judgment in the course of, or in connection with, providing investment advisory services under this Agreement, or for any losses that may be sustained from such investment advisory services, and Company shall indemnify and hold harmless American and its directors, officers, employees and other affiliated persons from and against any and all liability, claims and damages arising from or in connection with providing such services hereunder; provided, however, that the foregoing shall not relieve American or any of such other persons from liability for gross negligence, willful misfeasance or illegal conduct in providing such services.

VII. TERMINATION; RENEGOTIATION.
     --------------------------

     This Agreement shall remain in effect for a period of five (5) years from the date it is effective and thereafter may be terminated by any party hereto at any time upon ninety (90) days written notice to the other party's normal business address. Company may terminate the Agreement prior to the end of the term if (i) American has committed gross negligence, willful misfeasance or has engaged in illegal conduct in providing the investment services to Company or (ii) both John Berding and William Effler are no longer employed by American or an affiliate of American providing services to Company hereunder unless successors to them are consented to by Company, which consent shall not be unreasonably withheld. Upon termination of this Agreement, Company shall pay pro rata any investment fees due for any portion of a calendar quarter within ten (10) days following the date of termination.

8.   NOTICES.
     -------

     Notices or other writings given or sent under or pursuant to this Agreement shall be in writing and be deemed to have been given or sent if delivered to the party at its address listed below in person or by telex or telecopy or within two (2) days of mailing if mailed postage prepaid to such address. The addresses of the parties are:

		   The Ohio Casualty Insurance Company
		   136 North Third Street
		   Hamilton, Ohio  45025
		   Attention:  President
		   American Money Management Corporation
		   One East Fourth Street
		   Cincinnati, Ohio  45202
		   Attention:  President

     Each party may change its address by giving notices as herein required.

9.   SOLE INSTRUMENT.
     ---------------

     This instrument and the investment guidelines referred to in Section
     1.3 constitute the sole and only agreement of the parties hereto relating to the subject matter hereof, and correctly sets forth the rights, duties, and obligations of each party to the other as of its date.


10.  WAIVER OR MODIFICATION.
     ----------------------

     No waiver or modification of this Agreement shall be effective unless reduced to a written document signed by the party to be charged.

11.  GOVERNING LAW.
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

12.  ASSIGNMENT.
     ----------

     No party to this Agreement shall have the right to sell, transfer, delegate, or assign this Agreement or any of its rights or duties hereunder to any person, firm or corporation at any time during the term hereof, and any proposed assignee shall acquire no rights nor be able to assume any obligations unless the written consent of the other party to this Agreement is given before such assignment or delegation takes place. However, subject to this paragraph, this Agreement binds and inures to the benefit of its parties, their successors and assigns.

     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of December 1, 1998.

				THE OHIO CASUALTY INSURANCE
				COMPANY


				By:  /s/ Lauren N. Patch
				   ------------------------------
				     Name:   Lauren N. Patch
				     Title:  President

				AMERICAN MONEY MANAGEMENT
				CORPORATION



                                By:  /S/ James C. Kennedy
				   ------------------------------
                                     Name:   James C. Kennedy
                                     Title:  Secretary

				 Exhibit 2(h)

			 Software License Agreement,
     dated December 1, 1998, between The Ohio Casualty Insurance Company
		    and Great American Insurance Company

			  SOFTWARE LICENSE AGREEMENT
			  --------------------------

     THIS SOFTWARE LICENSE AGREEMENT ("Agreement") made and entered into this 1st day of December, 1998 by and between GREAT AMERICAN INSURANCE COMPANY, an Ohio corporation ("Licensor") and THE OHIO CASUALTY INSURANCE COMPANY, an Ohio corporation ("Ohio Casualty").

				 WITNESSETH:

     WHEREAS, Licensor and Ohio Casualty are parties to an Asset Purchase Agreement dated September 14, 1998 (the "Asset Purchase Agreement") by and among Ohio Casualty, Licensor, American National Fire Insurance Company, American Alliance Insurance Company, Agricultural Excess and Surplus Insurance Company, Agricultural Insurance Company, American Dynasty Surplus Lines Insurance Company, American Spirit Insurance Company, Contemporary American Insurance Company, Eagle American Insurance Company, Eden Park Insurance Company and Seven Hills Insurance Company, Great Texas County Mutual Insurance Company, and Great American Lloyd's Insurance Company (collectively, the "Sellers") pursuant to which Ohio Casualty, subject to the conditions thereof, will purchase certain assets used in Sellers' insurance businesses; and

     WHEREAS, the Asset Purchase Agreement provides that Licensor shall grant to Ohio Casualty a license for the use of certain Software, as defined herein, on computer systems maintained and operated by Ohio Casualty.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, the parties agree as follows.

   1.    Definitions.
	 -----------

	 (a)     "Software".  The computer software programs owned by
		  --------
any of the Sellers, used and necessary in the conduct of the Business and identified on Schedule 3.13 of the Asset Purchase Agreement.

	 (b)     "Third Party Software".  The computer software programs
		  --------------------
owned and licensed by third parties to Licensor, that are necessary for use in the operation of certain Software that cannot operate as a stand-alone program in the manner used by Licensor prior to the grant of the License (as defined in Section 2).

	 (c)     "Ohio Casualty".  Ohio Casualty and its affiliates (as
		  -------------
defined by Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934).

   2.    License.  Subject to the provisions of Section 9, Licensor
	 -------
grants to Ohio Casualty a perpetual, non-exclusive license (the "License") to use the Software in its operations on computer processing systems maintained and operated by Ohio Casualty. Without limiting the generality of Section 6 of this Agreement, Ohio Casualty shall not sublicense the Software to, or otherwise permit the Software to be used by, any unrelated third party. From time to time after the date of this Agreement but no more frequently than quarterly, Ohio Casualty shall be entitled to receive from Sellers upon Ohio Casualty's request a copy of the Software, the source code of the Software and any documentation relating to the Software. The License shall include the right of Ohio Casualty to modify and otherwise improve the Software.

   Anything contained in this Agreement to the contrary notwithstanding, this Agreement is not applicable to the provision by Sellers to Ohio Casualty of Basic Services on computer processing systems maintained and operated by or for Sellers pursuant to the terms of the Information Systems Agreement among Ohio Casualty and Sellers of even date herewith.

	 The parties recognize that some of the Third Party Software used by the Licensor prior to the date of this Agreement in connection with the Software has restrictions on the assignment of licenses of such Third Party Software. In situations where Licensor is unable to grant licenses to the Third Party Software, Ohio Casualty acknowledges that it will need to purchase licenses to the Third Party Software such that Ohio Casualty will have its own separate licenses to use such Third Party Software in connection with its use of the Software.

   3.    Term.  This license shall continue in perpetuity unless
	 ----
terminated in accordance with Section 9 of this Agreement. At the termination of this Agreement, upon the request of Licensor, the Software and all copies thereof and documentation relating thereto promptly shall be returned to or destroyed by Licensor.

   4.    License Fee.  Ohio Casualty shall pay no monetary consideration
	 -----------
to Licensor for the License. Licensor hereby acknowledges that the grant of this License to Ohio Casualty is necessary to consummate the transactions contemplated by the Asset Purchase Agreement.

   5.    Ownership.  The Software and all copies thereof and all
	 ---------
documentation and knowhow relating thereto are proprietary to Licensor and all right, title and interest thereto (excepting only the same rights created by this Agreement) shall remain in Licensor. All applicable rights to patents, copyrights, trademarks and trade secrets in the Software are and shall remain in Licensor. Notwithstanding the foregoing, Ohio Casualty shall have all right, title and interest to the intellectual property rights for any modifications or improvements it makes to the Software.

   6.    Confidentiality.  Ohio Casualty shall not sell, transfer,
	 ---------------
publish, disclose, display or otherwise make available the Software or copies thereof to unrelated third parties. Ohio Casualty shall inform its employees and consultants who are permitted access to the Software of Ohio Casualty's confidentiality obligations hereunder. In order to protect Licensor's trade secrets and copyrights in the Software, Ohio Casualty agrees to reproduce and incorporate trade secret or copyright notices on all copies of the Software, as and when requested by Licensor.

   7.    Maintenance.  Licensor shall not be required to provide to Ohio
	 -----------
Casualty any maintenance services, technical support, debugging services or other related upkeep of or with respect to the Software except as provided in the Information Systems Agreement between Sellers and Ohio Casualty dated as of the date of this Agreement.

   8.    Disclaimer of Warranty.  LICENSOR IS LICENSING THE SOFTWARE TO
	 ----------------------
OHIO CASUALTY "AS IS" AND "WITH ALL FAULTS AND DEFECTS" AND HEREBY EXPRESSLY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES OF ANY NATURE WHATSOEVER, SPECIFICALLY INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

   9.    Termination.  Licensor shall have the right to terminate this
	 -----------
Agreement and license upon thirty (30) days' prior written notice in the event that Ohio Casualty violates any material provision of this Agreement. In the event of such termination, Ohio Casualty shall return to Licensor or destroy the Software and all copies thereof and all documentation relating thereto upon request of the Licensor. Termination of this Agreement shall not relieve Ohio Casualty of its obligations under Section 6 of this Agreement. Any provisions of this Agreement which contemplate continued performance of either party subsequent to the termination of this Agreement will survive such termination.

   10.   Indemnification.
	 ---------------

	 (a)     Indemnification of Ohio Casualty.  Licensor shall
		 --------------------------------
indemnify and defend Ohio Casualty and hold Ohio Casualty harmless from and against any claims or suits and shall pay all damages or any settlements sustained and all related costs (including Ohio Casualty's reasonable attorney's fees) if Ohio Casualty is called upon to defend any United States patent, trade secret or copyright infringement claim involving the Software; provided, however, that Ohio Casualty gives Licensor prompt notice of any such claim and permits Licensor to have sole control over defense and settlement of the claim.

	 (b)     Indemnification of Licensor.  It is understood that
		 ---------------------------
Ohio Casualty, and not Licensor, shall be responsible in all respects for all uses made in connection with Ohio Casualty's use of the Software on computer processing systems maintained and operated by Ohio Casualty, and Ohio Casualty shall indemnify and defend Licensor and hold Licensor harmless from and against any claims or suits and shall pay all damages or any settlements sustained and all related costs (including Licensor's reasonable attorney's fees) resulting from such uses; provided, however, that Licensor gives Ohio Casualty prompt notice of any such claim and permits Ohio Casualty to have sole control over defense and settlement of the claim. Additionally, except for infringement claims brought against Ohio Casualty or Ohio Casualty's clients, Ohio Casualty shall indemnify and defend Licensor and hold it harmless from and against any claims or suits and shall pay all damages or any settlement sustained and all related costs (including reasonable attorney's fees) regardless of the form of action, in any action brought against Licensor by any of Ohio Casualty's clients arising out of or in connection with this Agreement; provided, however, that Licensor gives Ohio Casualty prompt notice of any such claim and permits Ohio Casualty to have sole control over the defense and settlement of the claim.

   11.   Ohio Casualty Representations; Indemnification.  Ohio Casualty
	 ----------------------------------------------
hereby represents and warrants that:

	 (a) Ohio Casualty has the requisite power (corporate or otherwise) and capacity to enter into this Agreement to carry out and perform its obligations under the terms of this Agreement;

	 (b)     The execution, delivery and performance by Ohio
Casualty of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary actions on the part of Ohio Casualty, and this Agreement is a valid and binding obligation of Ohio Casualty, enforceable in accordance with its terms; and

	 (c) No consent or approval is required in connection with the valid execution, delivery and performance of this Agreement by Ohio Casualty.

   Ohio Casualty shall defend, save harmless and indemnify Licensor, its successors and assigns, officers, directors, employees and agents against all liabilities, claims, damages (excluding, however, consequential damages) or costs arising from a breach of any of the representations and warranties set forth above by Ohio Casualty to Licensor, including, expenses of litigation and legal fees.

   12.   Licensor Representations; Indemnification.  Licensor hereby
	 -----------------------------------------
represents and warrants that:

	 (a) Licensor has the requisite power (corporate or otherwise) and capacity to enter into this Agreement to carry out and perform its obligations under the terms of this Agreement;

	 (b) The execution, delivery and performance by Licensor of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary actions on the part of Licensor, and this Agreement is a valid and binding obligation of Licensor, enforceable in accordance with its terms; and

	 (c) No consent or approval is required in connection with the valid execution, delivery and performance of this Agreement by Licensor.

   Licensor shall defend, save harmless and indemnify Ohio Casualty, its successors and assigns, officers, directors, employees and agents against all liabilities, claims, damages (excluding, however, consequential damages) or costs arising from a breach of any of the representations and warranties set forth above by Licensor to Ohio Casualty, including, expenses of litigation and legal fees.


   13.   Miscellaneous.
	 -------------

	 (a) This Agreement may not be amended except in a writing executed by both parties.

	 (b) For the purpose of any notice required to be given by this Agreement or under any applicable provision of the law, Licensor and Ohio Casualty represent that their principal places of business are the following:

   Ohio Casualty:                  The Ohio Casualty Insurance Company
				   136 North Third Street
				   Hamilton, Ohio  45025
				   Attn:  Chief Executive Officer

   with a concurrent copy to:      Vorys, Sater, Seymour and Pease LLP
				   52 East Gay Street
				   P.O. Box 1008
				   Columbus, Ohio  43216-1008

   Licensor:                       Great American Insurance Company
				   580 Walnut Company
				   Cincinnati, Ohio 45202
				   Attn:  President

   with a concurrent copy to:      Keating, Muething & Klekamp, P.L.L.
				   One East Fourth Street
				   Cincinnati, Ohio  45202
				   Attn:  Edward E. Steiner, Esq.

	 (c) Dates or times by which Licensor is required to make performance under this Agreement shall be postponed automatically to the extent that Licensor is prevented from meeting them by causes beyond its reasonable control.

	 (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

	 (e) This Agreement constitutes the complete statement of the Agreement between the parties, and supersedes all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement.

	 (f) This Agreement does not create any agency, joint venture, employee or employee relationship between Licensor and Ohio Casualty. Ohio Casualty and Licensor are at all times independent contractors and neither party has the authority to legally obligate the other party.

	 (g) Any notices required or sent hereunder shall be mailed by certified mail, delivered personally or sent via next day courier to the respective addresses indicated in the introductory statement above for each party.

	 (h) This Agreement may be executed in one or more counterparts, each of which counterpart shall be deemed to be an original and all of which, when taken together, shall constitute a single agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE TO
FOLLOW.]

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first noted above.


				  OHIO CASUALTY:

				  THE OHIO CASUALTY INSURANCE
				  COMPANY



				  BY:  /s/ Lauren N. Patch
				     ------------------------------
				  NAME:     Lauren N. Patch
				       ----------------------------
				  ITS:      President
				      -----------------------------

				  LICENSOR:

				  GREAT AMERICAN INSURANCE
				  COMPANY



				  BY:  /s/ Karen Holley Horrell
				     ------------------------------
				  NAME:     Karen Holley Horrell
				       ----------------------------
				  ITS:      Senior Vice President
				       ----------------------------

				EXHIBIT A

			    Software Programs
			    -----------------

	   See Schedule 3.13 of the Asset Purchase Agreement.

				Exhibit 2(i)

			Database License Agreement,
    dated December 1, 1998, between The Ohio Casualty Insurance Company
		   and Great American Insurance Company

			 DATABASE LICENSE AGREEMENT
			 --------------------------
   THIS DATABASE LICENSE AGREEMENT ("Agreement") made and entered into this 1st day of December, 1998 by and between GREAT AMERICAN INSURANCE COMPANY, an Ohio corporation ("Licensor") and THE OHIO CASUALTY INSURANCE COMPANY, an Ohio corporation ("Ohio Casualty").

				WITNESSETH:

   WHEREAS, Licensor and Ohio Casualty are parties to an Asset Purchase Agreement dated September 14, 1998 (the "Asset Purchase Agreement") by and among Ohio Casualty, Licensor, American National Fire Insurance Company, American Alliance Insurance Company, Agricultural Excess and Surplus Insurance Company, Agricultural Insurance Company, American Dynasty Surplus Lines Insurance Company, American Spirit Insurance Company, Contemporary American Insurance Company, Eagle American Insurance Company, Eden Park Insurance Company, Seven Hills Insurance Company, Great Texas County Mutual Insurance Company and Great American Lloyd's Insurance Company (collectively, the "Sellers") pursuant to which Ohio Casualty, subject to the conditions thereof, will purchase certain assets used in Sellers' insurance businesses; and

   WHEREAS, the Asset Purchase Agreement provides that Licensor shall grant to Ohio Casualty a license for the use of the Database (the "Licensed Database")(as defined below).

   NOW THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, the parties agree as follows.

   1.    Definitions.
	 -----------

	 (a)     "Licensed Database".  The records, data, files,
		  -----------------
reports, forms and other data owned by each of the Sellers and used and necessary in the conduct of the Business (as defined in the Asset Purchase Agreement) which shall be licensed by Licensor to Ohio Casualty under the terms of the Asset Purchase Agreement.

	 (b)     "Ohio Casualty".  Ohio Casualty and its affiliates (as
		  -------------
defined by Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934).

   2.    License.  Licensor hereby grants to Ohio Casualty a perpetual,
	 -------
royalty-free license (the "License") to use the Licensed Database in its operations in accordance with the provisions of the Asset Purchase Agreement.
 Ohio Casualty shall be entitled from time-to-time to request and obtain from GAIC a then-current copy of the Database. The License shall include the right of Ohio Casualty to modify or otherwise change the Database.

   3.    Term.  This license shall continue in perpetuity unless terminated
	 ----
by mutual agreement of the parties.

   4.    License Fee.  Ohio Casualty shall pay no monetary consideration
	 -----------
to Licensor for the License. Licensor hereby acknowledges that the grant of this License to Ohio Casualty is necessary to consummate the transactions contemplated by the Asset Purchase Agreement.

   5.    Ownership.  All right, title and interest to the Licensed
	 ---------
Database (excepting only the same rights created by this Agreement) shall remain in Licensor. Notwithstanding the foregoing, Ohio Casualty shall have all right, title and interest to the intellectual property rights for any modification or improvements it makes to the Licensed Database.

   6.    Restrictions on Use of Licensed Database by GAIC, GAIC shall
	 ------------------------------------------------
not sell, transfer, publish, disclose, display or otherwise make available the Licensed Database or copies thereof or license or grant rights to the Licensed Database to unrelated third parties. GAIC shall inform its employees and consultants who are permitted access to the Licensed Database of GAIC's confidentiality obligations hereunder. GAIC shall use the Licensed Database only for providing the services under the Information Systems Agreement (as defined in the Asset Purchase Agreement) and for its own internal business purposes, including but not limited to regulatory and governmental purposes.

   7.    Maintenance.  Licensor shall not be required to provide to Ohio
	 -----------
Casualty any maintenance services, technical support, debugging services or other related upkeep of or with respect to the Licensed Database, except as provided in the Information Systems Agreement between Sellers and Ohio Casualty dated as of the date of this Agreement.

   8.    Disclaimer of Warranty.  Except as otherwise provided in
	 ----------------------
Section 11 hereof, LICENSOR IS LICENSING THE LICENSED DATABASE TO LICENSEE
"AS IS" AND "WITH ALL FAULTS AND DEFECTS" AND HEREBY EXPRESSLY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES OF ANY NATURE WHATSOEVER, SPECIFICALLY INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

   9.    Indemnification.
	 ---------------

	 (a)     Indemnification of Ohio Casualty.  It is understood that
		 --------------------------------
GAIC, and not Ohio Casualty, shall be responsible for GAIC's use of the Licensed Database. Licensor shall indemnify and defend Ohio Casualty and hold Ohio Casualty harmless from and against any claims or suits and shall pay all damages or any settlements sustained and all related costs (including Ohio Casualty's reasonable attorney's fees) resulting from GAIC's use of the Licensed Database. Ohio Casualty shall give Licensor prompt notice of any such claim and shall permit Licensor to have sole control over defense and settlement of the claim.

	 (b)     Indemnification of Licensor.  It is understood that
		 ---------------------------
Ohio Casualty, and not Licensor, shall be responsible in all respects for all uses made in connection with Ohio Casualty's use of the Licensed Database, and Ohio Casualty shall indemnify and defend Licensor and hold Licensor harmless from and against any claims or suits and shall pay all damages or any settlements sustained and all related costs (including Licensor's reasonable attorney's fees) resulting from such uses. Licensor shall give Ohio Casualty prompt notice of any such claim and shall permit Ohio Casualty to have sole control over defense and settlement of the claim.

   10.     Ohio Casualty Representations; Indemnification.  Ohio Casualty
	   ----------------------------------------------
hereby represents and warrants that:

	 (a) Ohio Casualty has the requisite power (corporate or otherwise) and capacity to enter into this Agreement to carry out and perform its obligations under the terms of this Agreement; and

	 (b)     The execution, delivery and performance by Ohio
Casualty of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary actions on the part of Ohio Casualty, and this Agreement is a valid and binding obligation of Ohio Casualty, enforceable in accordance with its terms.

   Ohio Casualty shall defend, save harmless and indemnify Licensor, its successors and assigns, officers, directors, employees and agents against all liabilities, claims, damages (excluding, however, consequential damages) or costs arising from a breach of any of the representations and warranties set forth above by Ohio Casualty to Licensor, including, expenses of litigation and legal fees.

   11.   Licensor Representations; Indemnification.  Licensor hereby
	 -----------------------------------------
represents and warrants that:

	 (a) Licensor has the requisite power (corporate or otherwise) and capacity to enter into this Agreement to carry out and perform its obligations under the terms of this Agreement;

	 (b) Licensor owns the Licensed Database free and clear of any Liens (as defined in the Asset Purchase Agreement); and

	(c) The execution, delivery and performance by Licensor of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary actions on the part of Licensor, and this Agreement is a valid and binding obligation of Licensor, enforceable in accordance with its terms.

   Licensor shall defend, save harmless and indemnify Ohio Casualty, its successors and assigns, officers, directors, employees and agents against all liabilities, claims, damages (excluding, however, consequential damages) or costs arising from a breach of any of the representations and warranties set forth above by Licensor to Ohio Casualty, including, expenses of litigation and legal fees.

   12.   Miscellaneous.
	 -------------

	 (a) This Agreement may not be amended except in a writing executed by both parties.

	 (b) For the purpose of any notice required to be given by this Agreement or under any applicable provision of the law, Licensor and Ohio Casualty represent that their principal places of business are the following:

   Licensor:               Great American Insurance Company
			   580 Walnut Company
			   Cincinnati, Ohio 45202
			   Attn:  President

   with a concurrent copy to:

			   Keating, Muething & Klekamp, P.L.L.
			   One East Fourth Street
			   Cincinnati, Ohio  45202
			   Attn:  Edward E. Steiner, Esq.

   Ohio Casualty:          The Ohio Casualty Insurance Company
			   136 North Third Street
			   Hamilton, Ohio  45025
			   Attn:  Chief Executive Officer

   with a concurrent copy to:

			   Vorys, Sater, Seymour and Pease LLP
			   52 East Gay Street
			   P.O. Box 1008
			   Columbus, Ohio  43216-1008
			   Attn:  James A. Yano, Esq.

	 (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

	 (d) This Agreement constitutes the complete statement of the Agreement between the parties, and supersedes all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement.

	 (e) This Agreement does not create any agency, joint venture, employee or employee relationship between Licensor and Ohio Casualty. Ohio Casualty and Licensor are at all times independent contractors and neither party has the authority to legally obligate the other party.

	 (f) Any notices required or sent hereunder shall be mailed by certified mail, delivered personally or sent via next day courier to the respective addresses indicated in the introductory statement above for each party.

	 (g) This Agreement may be executed in one or more counterparts, each of which counterpart shall be deemed to be an original and all of which, when taken together, shall constitute a single agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE TO
FOLLOW.]

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first noted above.


					THE OHIO CASUALTY INSURANCE
					 COMPANY


					BY:  /s/ Lauren N. Patch
					   ------------------------------
					NAME:     Lauren N. Patch
					     ----------------------------
					ITS:      President
					    -----------------------------

					GREAT AMERICAN INSURANCE
					 COMPANY


					BY:  /s/ Karen Holley Horrell
					   ------------------------------
					NAME:     Karen Holley Horrell
					     ----------------------------
					ITS:      Senior Vice President
					    -----------------------------

				Exhibit 4(a)

	Certificate of Amended Articles of Incorporation of Registrant as filed with the Ohio Secretary of State on May 25, 1983

	       CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
				    OF
		       OHIO CASUALTY CORPORATION



		John G. Sloneker, who is Chairman of the Board, and William L. Woodall, who is Secretary of the above named Ohio corporation for profit, do hereby certify that at a meeting on the 19th day of May, 1983, the holders of all shares of voting stock and at which a quorum of said stockholders were present in person or by proxy, did by an affirmative vote of two-thirds (2/3) of the outstanding stock, adopt the following resolution amending the existing Articles of Incorporation and any amendments thereto:

		RESOLVED, that the Articles of Incorporation of Ohio Casualty Corporation be, and the same hereby are, amended by deleting the same in their entirety and by adopting and substituting the Amended Articles to be and constitute the Articles of the corporation.

		The following Amended Articles were adopted to supersede and take the place of the existing Articles and all amendments thereto:



		     AMENDED ARTICLES OF INCORPORATION
				    OF
			OHIO CASUALTY CORPORATION


		FIRST:  The name of the corporation shall be Ohio Casualty
Corporation.

		SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Hamilton, County of Butler.

		THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

		FOURTH: The authorized number of shares of the corporation shall be 20,000,000, each with a par value of Twenty-Five Cents ($.25).

		FIFTH: The Board of Directors of the corporation, when evaluating any offer of another party to (A) purchase or otherwise acquire all or substantially all of the properties or assets of the corporation, (B) merge or consolidate the corporation with or into another corporation or another person, or (C) make a tender or exchange offer for any equity security of the corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all relevant factors, including without limitation (1) the social and economic effects of the proposed transaction on the employees, shareholders and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located, (2) the fairness of the price or financial terms of the proposal, and (3) the relationship of the proposal to the value of the corporation in a transaction of a similar type resulting from arm's length negotiations.

		SIXTH: The Board of Directors shall have the power to cause the corporation from time to time to purchase, hold, sell, transfer or otherwise deal with its own shares or with any security or other promissory obligation which may be convertible into its own shares or may authorize the holder thereof to purchase its own shares, but such authority shall not limit the plenary authority of the Board of Directors to cause the corporation to purchase, sell, transfer or otherwise deal with securities and other promissory obligations which are not so convertible and do not so authorize.

		SEVENTH: A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as vendor, purchaser, employee, agent, or otherwise, nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director of any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

		EIGHTH: No shareholder of the corporation shall be entitled as such, as a matter of right, to preempt or subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other promissory obligations convertible into or exchangeable for shares of the corporation or which by warrants or otherwise entitle the holder thereof to subscribe for or purchase any such shares, except such rights of subscription or purchase, if any, and at such price or prices and upon such terms and conditions as the Board of Directors may from time to time determine.

		NINTH: The Board of Directors may adopt amendments in respect of any unissued or treasury shares of any class and thereby fix or change:
the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption price; sinking fund requirements; conversion rights, and rights on the issuance of shares of any class or series.

		TENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds (2/3) or any other proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of the shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that unless two-thirds (2/3) of the whole authorized number of directors of the corporation shall recommend the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than eighty percent (80%) of the voting power of the corporation entitled to vote thereon shall be required to adopt:

		(1)   a proposed amendment to the articles of the corporation;

		(2) proposed new regulations, or an alteration, amendment or repeal of the regulations of the corporation;

		(3) an agreement of merger or consolidation providing for the merger or consolidation of the corporation with or into one or more other corporations;

		(4) a proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

		(5) a proposal to sell, lease or exchange all or substantially all of the property and assets of the corporation;

		(6)   a proposed dissolution of the corporation; or

		(7) a proposal to fix or change the number of directors by action of the shareholders of the corporation.

		The written objection of a director to any such matter submitted to the president or secretary of the corporation not less than three days before the meeting of shareholders at which any such matter is to be considered shall be deemed to be an affirmative vote by such director against such matter.

		ELEVENTH: (A) In addition to any affirmative vote required by any provision of the Ohio Revised Code or by any other provision hereof, the affirmative vote or consent of the holders of the greater of (a) four-fifths (4/5) of the outstanding common shares of the corporation entitled to vote thereon or (b) that fraction of such outstanding common shares having as the numerator a number equal to the sum of (i) the number of outstanding common shares Beneficially Owned by Controlling Persons (as hereinafter defined) plus
(ii) two-thirds (2/3) of the remaining number of outstanding common shares, and as the denominator a number equal to the total number of outstanding common shares entitled to vote, shall be required for the adoption or authorization of a Business Combination (as hereinafter defined) unless:

		(1) The Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all common shares of the corporation owned by shareholders who do not vote in favor of, or consent in writing to, the Business Combination and the cash or fair value of other readily marketable consideration to be received by such shareholders for such shares shall at least be equal to the Minimum Price Per Share (as hereinafter defined); and

		(2) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to the shareholders of the corporation for the purpose of soliciting shareholder approval of the proposed Business Combination.

		(B) For purposes of this Article ELEVENTH, the following definitions shall apply:

		(1) "Affiliate" shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

		(2) "Associate" shall mean (i) any corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities (ii) any trust or other estate in which a Person has a ten percent (10%) or greater individual interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity, (iii) any spouse of a Person, and (iv) any relative of a Person, or any relative of a spouse of a Person, who has the same residence as such Person or spouse.

		(3)   "Beneficial Ownership" shall include without limitation
(i) all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

		(4) "Business Combination" shall mean (i) any merger or consolidation of the corporation with or into a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device of all or any Substantial Part of the assets of the corporation, including without limitation any voting securities of a Subsidiary, or of the assets of a Subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, (iii) any merger into the corporation, or into a Subsidiary, of a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate,
(iv) any sale, lease, exchange, transfer or other disposition to the corporation or a Subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate but not including any dispositions of assets which, if included with all other dispositions consummated during the same fiscal year of the corporation by the same Controlling Person. Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent (1%) of the total consolidated assets of the corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition); provided, however, that in no event shall any disposition of assets be excepted from shareholder approval by reason of the preceding exclusion if such disposition when included with all other dispositions consummated during the same and immediately preceding four (4) fiscal years of the corporation by the same Controlling Person, Affiliate thereof and Associates of such Controlling Person or Affiliates, would result in disposition by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of two percent (2%) of the total consolidated assets of the corporation (as shown of its certified balance sheet as of the end of the fiscal year preceding the proposed disposition), (v) any reclassification of the common shares of the corporation, or any recapitalization involving common shares of the corporation, consummated within five (5) years after a Controlling Person becomes a Controlling Person, and (vi) any agreement, contract or other arrangement providing for any of the transactions described in the definition of Business Combination.

		(5) "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

		(6) "Controlling Person" shall mean any Person who Beneficially Owns shares of the corporation entitling that Person to exercise twenty percent (20%) or more of the voting power of the corporation entitled to vote in the election of directors.

		(7) "Minimum Price Per Share" shall mean the sum of (a) the higher of (i) the highest gross per share price paid or agreed to be paid to acquire any common shares of the corporation Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within five (5) years immediately prior to the record date set to determine the shareholders entitled to vote or consent to the Business Combination in question, or (ii) the highest per share closing public market price for such common shares during such five (5) year period, plus (b) the aggregate amount, if any, by which five percent (5%) for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all common share dividends per share paid in cash since the date on which such Person became a Controlling Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

		(8) "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization a government or political subdivision thereof, and any other entity.

		(9) "Securities Exchange Act of 1934" shall mean the Securities Exchange Act of 1934, as amended from time to time as well as any successor or replacement statute.

		(10) "Subsidiary" shall mean any corporation more than twenty-five percent (25%) of whose outstanding securities entitled to vote for the election of directors are Beneficially Owned by the corporation and/or one or more Subsidiaries.

		(11) "Substantial Part" shall mean more than ten percent (10%) of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time the determination is being made.

		(C) During any period in which there are one or more Controlling Persons, this Article ELEVENTH shall not be altered, changed or repealed unless the amendment effecting such alteration, change or repeal shall have received, in addition to any affirmative vote required by any provision of the Ohio Revised Code or by any other provisions hereof, the affirmative vote or consent of the holders of the greater of (a) four-fifths (4/5) of the outstanding common shares of the corporation entitled to vote thereon or (b) that fraction of such outstanding common shares having as the numerator a number equal to the sum of (i) the number of outstanding common shares Beneficially Owned by Controlling Persons plus (ii) two-thirds (2/3) of the remaining number of outstanding common shares, and as the denominator a number equal to the total number of outstanding common shares entitled to vote.

		TWELFTH: These Amended Articles take the place of and supersede the existing Articles of Ohio Casualty Corporation.

		IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 23rd day of May, 1983.


				      /s/ John G. Sloneker
				      --------------------------------------
				      John G. Sloneker, Chairman of the
				      Board


				      /s/ William L. Woodall
				      --------------------------------------
				      William L. Woodall, Secretary

			       Exhibit 4(b)

  Certificate of Amendments to the Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on November 21, 1986

		   CERTIFICATE OF AMENDMENTS TO THE ARTICLES
		 OF INCORPORATION OF OHIO CASUALTY CORPORATION
		 ---------------------------------------------


	John G. Sloneker, who is Chairman of the Board, and William L.

Woodall, who is secretary of the Ohio Casualty Corporation, hereby certify that the resolutions set forth immediately below were duly adopted at a special meeting of shareholders held on November 20, 1986 by an affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company:

		RESOLVED, that Article FOURTH of the Articles of Incorporation of Ohio Casualty Corporation be, and the same hereby is, amended by deleting it in its entirety, and by adopting and substituting in its place a new Article FOURTH, which shall provide as follows:

		     FOURTH:  The authorized number of
		     shares of the corporation shall be
		     70,000,000, each with a par value of
		     twelve and one-half cents ($.125).  The
		     stated capital of each outstanding
		     share shall be equal to its par value.

		RESOLVED, that the Articles of Incorporation of Ohio Casualty Corporation be, and the same hereby are, amended by adding an Article
		THIRTEENTH, which article shall provide as follows:

		     THIRTEENTH:  Shareholders shall not
		     have the right to vote cumulatively in
		     the election of directors.

	IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 20th day of November, 1986.

					   /s/ John G. Sloneker
					   --------------------------------
					   John G. Sloneker,
					   Chairman of the Board


					   /s/ William L. Woodall
					   --------------------------------
					   William L. Woodall,
					   Secretary

				Exhibit 4(c)

     Certificate of Amendment to Amended Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on April 29, 1992

				CERTIFICATE
				     OF
		AMENDMENT TO AMENDED ARTICLES OF INCORPORATION
				     OF
			  OHIO CASUALTY CORPORATION
		 -------------------------------------------

	The undersigned hereby certify that:  (a) they are the duly elected,

qualified and acting President and Secretary, respectively, of Ohio Casualty

Corporation, an Ohio corporation (the "Company"); (b) the amendment to

Article FOURTH of the Amended Articles of Incorporation of the Company included in the resolution attached hereto and incorporated herein by reference was approved and recommended by the affirmative vote of at least two-thirds of the whole authorized number of directors of the Company at a meeting duly called and held on February 20, 1992, at which a quorum was at all times present; (c)

a meeting of the shareholders of the Company was duly called and held on April

15, 1992, at which meeting a quorum of shareholders was at all times present in person or by proxy; and (d) the resolution attached hereto and incorporated herein by reference was duly adopted at said meeting of shareholders by the affirmative vote of the holders of shares entitled to exercise more than a majority of the voting power of the Company on such resolution.

	IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 15th day of April, 1992.

					  /s/ Lauren N. Patch
					  ----------------------------------
					  Lauren N. Patch, President

					  /s/ Howard L. Sloneker III
					  ----------------------------------
					  Howard L. Sloneker III, Secretary

		RESOLVED, that Article FOURTH of the Company's Amended Articles of Incorporation be, and it hereby is, amended in its entirety to be as set forth in Appendix A to the Company's Proxy Statement dated March 9, 1992, which Appendix A is incorporated in this resolution by reference.

		Appendix A to the Company's Proxy Statement dated March 9, 1992, is set forth below:

				 APPENDIX A
				 ----------

		FOURTH: The authorized number of shares of the corporation is 70,000,000 common shares, each with a par value of twelve and one-half cents ($.125) (designated as "common shares") and 2,000,000 preferred shares, without par value (designated as "Preferred Shares"). The express terms of the shares of each class are as follows:

	       (A) EXPRESS TERMS OF THE COMMON SHARES. The common shares shall be subject to the express terms of the Preferred Shares and the express terms of any series thereof. Each common share shall be equal to every other common share. Subject to the provisions of applicable law and these Amended Articles, each common share shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release or other action. Subject to any rights to receive dividends or distributions to which the holders of Preferred Shares may be entitled, the holders of common shares shall be entitled to receive such dividends or distributions as may from time to time be declared by the Board of Directors of the corporation.

		(B) EXPRESS TERMS OF THE PREFERRED SHARES. The Preferred Shares may be issued from time to time in one or more series. All Preferred Shares shall be of equal rank and shall be identical, except in respect of the terms that may be fixed or changed by the Board of Directors of the corporation as hereinafter provided, and each share of a series of Preferred Shares shall be identical with all other shares of such series, except as to the dates from which dividends or distributions shall be cumulative. Subject to the provisions of this paragraph (B), which provisions shall apply to all Preferred Shares, the Board of Directors of the corporation is authorized to cause shares of Preferred Shares to be issued in one or more series and with respect to each such series to fix prior to the issuance of shares of such series (and thereafter, to the extent provided in clause (2) of this paragraph
(B)) the following:

		(1) The designation of the series, which may be by distinguishing number, letter or title;

		(2) The authorized number of shares of the series, which number the Board of Directors of the corporation may (except to the extent otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance of shares of such series (but not below the number of shares of such series then outstanding);

		(3)     The dividend or distribution rate of the series;

		(4) The dates of payment of dividends or distributions and the dates from which the dividends or distributions shall be cumulative;

		(5) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

		(6) The redemption rights and price or prices for shares of the series;

		(7) The sinking fund requirements for the purchase or redemption of shares of the series;

		(8)     The conversion rights of the shares of the series;

		(9) The restrictions on the issuance of shares of the same series or of any other class or series; and

		(10) Such other terms as the Board of Directors may from time to time be permitted by law to fix or change.

		The Board of Directors of the corporation is authorized to adopt from time to time amendments to these Amended Articles fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) through (10), inclusive, of paragraph (B) above.

		Subject to the provisions of applicable law and these Amended Articles, each Preferred Share shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release or other action. Except as otherwise required by law or these Amended Articles, the common shares and the Preferred Shares shall be voted together as a single class.

			       Exhibit 4(d)

    Certificate of Amendment to Amended Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on April 30, 1996

				 CERTIFICATE
				     OF
		AMENDMENT TO AMENDED ARTICLES OF INCORPORATION
				     OF
			   OHIO CASUALTY CORPORATION
		----------------------------------------------

	The undersigned hereby certify that:  (a) they are the duly elected,

qualified and acting President and Secretary, respectively, of Ohio Casualty

Corporation, an Ohio corporation (the "Company"); (b) the amendment to Article

FOURTH of the Amended Articles of Incorporation of the Company included in the resolution attached hereto and incorporated herein by reference was approved and recommended by the affirmative vote of, and in writings signed by, all of the directors of the Company; (c) a meeting of the shareholders of the Company was duly called and held on April 17, 1996, at which meeting a quorum of stockholders was at all times present in person or by proxy; and (d) the resolution attached hereto and incorporated herein by reference was duly adopted at said meeting of shareholders by the affirmative vote of the holders of shares entitled to exercise more than a majority of the voting power of the

Company on such resolution.

	IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 17th day of April, 1996.

					   /s/ Lauren N. Patch
					   -----------------------------------
					   Lauren N. Patch, President


					   /s/ Howard L. Sloneker III
					   -----------------------------------
					   Howard L. Sloneker III,Secretary

		RESOLVED, that the first sentence of Article
		FOURTH of the Company's Amended Articles of
		Incorporation be, and it hereby is, amended to be as follows, with all other provisions of said Article FOURTH to remain unchanged:

		FOURTH: The authorized number of shares of the corporation is 150,000,000 common shares, each with a par value of twelve and one-half cents ($.125) (designated as "common shares") and 2,000,000 preferred shares, without par value (designated as "Preferred Shares").

			       Exhibit 4(e)

	     Amended Articles of Incorporation of the Registrant
	       (reflecting amendments through April 30, 1996)
    [for SEC reporting compliance purposes only -- not filed with the Ohio
			    Secretary of State]

		    AMENDED ARTICLES OF INCORPORATION
				    OF
		       OHIO CASUALTY CORPORATION



		FIRST:  The name of the corporation shall be Ohio Casualty
Corporation.

		SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Hamilton, County of Butler.

		THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.


		FOURTH: The authorized number of shares of the corporation is 150,000,000 common shares, each with a par value of twelve and one-half cents ($.125) (designated as "common shares") and 2,000,000 preferred shares, without par value (designated as "Preferred Shares").

		(A) EXPRESS TERMS OF THE COMMON SHARES. The common shares shall be subject to the express terms of the Preferred Shares and the express terms of any series thereof. Each common share shall be equal to every other common share. Subject to the provisions of applicable law and these Amended Articles, each common share shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release or other action. Subject to any rights to receive dividends or distributions to which the holders of Preferred Shares may be entitled, the holders of common shares shall be entitled to receive such dividends or distributions as may from time to time be declared by the Board of Directors of the corporation.

		(B) EXPRESS TERMS OF THE PREFERRED SHARES. The Preferred Shares may be issued from time to time in one or more series. All Preferred Shares shall be of equal rank and shall be identical, except in respect of the terms that may be fixed or changed by the Board of Directors of the corporation as hereinafter provided, and each share of a series of Preferred Shares shall be identical with all other shares of such series, except as to the dates from which dividends or distributions shall be cumulative. Subject to the provisions of this paragraph (B), which provisions shall apply to all Preferred Shares, the Board of Directors of the corporation is authorized to cause shares of Preferred Shares to be issued in one or more series and with respect to each such series to fix prior to the issuance of shares of such series (and thereafter, to the extent provided in clause (2) of this paragraph (B)) the following:

		(1) The designation of the series, which may be by distinguishing number, letter or title;

		(2) The authorized number of shares of the series, which number the Board of Directors of the corporation may (except to the extent otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance of shares of such series (but not below the number of shares of such series then outstanding);

		(3)     The dividend or distribution rate of the series;

		(4) The dates of payment of dividends or distributions and the dates from which the dividends or distributions shall be cumulative;

		(5) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

		(6) The redemption rights and price or prices for shares of the series;

		(7) The sinking fund requirements for the purchase or redemption of shares of the series;

		(8)     The conversion rights of the shares of the series;

		(9) The restrictions on the issuance of shares of the same series or of any other class or series; and

		(10) Such other terms as the Board of Directors may from time to time be permitted by law to fix or change.

		The Board of Directors of the corporation is authorized to adopt from time to time amendments to these Amended Articles fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) through (10), inclusive, of paragraph (B) above.

		Subject to the provisions of applicable law and these Amended Articles, each Preferred Share shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release or other action. Except as otherwise required by law or these Amended Articles, the common shares and the Preferred Shares shall be voted together as a single class.

		FIFTH: The Board of Directors of the corporation, when evaluating any offer of another party to (A) purchase or otherwise acquire all or substantially all of the properties or assets of the corporation, (B) merge or consolidate the corporation with or into another corporation or another person, or (C) make a tender or exchange offer for any equity security of the corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all relevant factors, including without limitation (1) the social and economic effects of the proposed transaction on the employees, shareholders and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located, (2) the fairness of the price or financial terms of the proposal, and (3) the relationship of the proposal to the value of the corporation in a transaction of a similar type resulting from arm's length negotiations.

		SIXTH: The Board of Directors shall have the power to cause the corporation from time to time to purchase, hold, sell, transfer or otherwise deal with its own shares or with any security or other promissory obligation which may be convertible into its own shares or may authorize the holder thereof to purchase its own shares, but such authority shall not limit the plenary authority of the Board of Directors to cause the corporation to purchase, sell, transfer or otherwise deal with securities and other promissory obligations which are not so convertible and do not so authorize.

		SEVENTH: A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as vendor, purchaser, employee, agent, or otherwise, nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director of any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

		EIGHTH: No shareholder of the corporation shall be entitled as such, as a matter of right, to preempt or subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other promissory obligations convertible into or exchangeable for shares of the corporation or which by warrants or otherwise entitle the holder thereof to subscribe for or purchase any such shares, except such rights of subscription or purchase, if any, and at such price or prices and upon such terms and conditions as the Board of Directors may from time to time determine.

		NINTH: The Board of Directors may adopt amendments in respect of any unissued or treasury shares of any class and thereby fix or change:
the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption price; sinking fund requirements; conversion rights, and rights on the issuance of shares of any class or series.

		TENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds (2/3) or any other proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of the shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that unless two-thirds (2/3) of the whole authorized number of directors of the corporation shall recommend the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than eighty percent (80%) of the voting power of the corporation entitled to vote thereon shall be required to adopt:

		(1) a proposed amendment to the articles of the corporation;

		(2) proposed new regulations, or an alteration, amendment or repeal of the regulations of the corporation;

		(3) an agreement of merger or consolidation providing for the merger or consolidation of the corporation with or into one or more other corporations;

		(4) a proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

		(5) a proposal to sell, lease or exchange all or substantially all of the property and assets of the corporation;

		(6)     a proposed dissolution of the corporation; or

		(7) a proposal to fix or change the number of directors by action of the shareholders of the corporation.

		The written objection of a director to any such matter submitted to the president or secretary of the corporation not less than three days before the meeting of shareholders at which any such matter is to be considered shall be deemed to be an affirmative vote by such director against such matter.

		ELEVENTH: (A) In addition to any affirmative vote required by any provision of the Ohio Revised Code or by any other provision hereof, the affirmative vote or consent of the holders of the greater of (a) four-fifths (4/5) of the outstanding common shares of the corporation entitled to vote thereon or (b) that fraction of such outstanding common shares having as the numerator a number equal to the sum of (i) the number of outstanding common shares Beneficially Owned by Controlling Persons (as hereinafter defined) plus
(ii) two-thirds (2/3) of the remaining number of outstanding common shares, and as the denominator a number equal to the total number of outstanding common shares entitled to vote, shall be required for the adoption or authorization of a Business Combination (as hereinafter defined) unless:

		(1) The Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all common shares of the corporation owned by shareholders who do not vote in favor of, or consent in writing to, the Business Combination and the cash or fair value of other readily marketable consideration to be received by such shareholders for such shares shall at least be equal to the Minimum Price Per Share (as hereinafter defined); and

		(2) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to the shareholders of the corporation for the purpose of soliciting shareholder approval of the proposed Business Combination.

		(B) For purposes of this Article ELEVENTH, the following definitions shall apply:

		(1) "Affiliate" shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

		(2) "Associate" shall mean (i) any corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities (ii) any trust or other estate in which a Person has a ten percent (10%) or greater individual interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity, (iii) any spouse of a Person, and (iv) any relative of a Person, or any relative of a spouse of a Person, who has the same residence as such Person or spouse.

		(3)     "Beneficial Ownership" shall include without limitation
(i) all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

		(4) "Business Combination" shall mean (i) any merger or consolidation of the corporation with or into a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device of all or any Substantial Part of the assets of the corporation, including without limitation any voting securities of a Subsidiary, or of the assets of a Subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, (iii) any merger into the corporation, or into a Subsidiary, of a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate,
(iv) any sale, lease, exchange, transfer or other disposition to the corporation or a Subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate but not including any dispositions of assets which, if included with all other dispositions consummated during the same fiscal year of the corporation by the same Controlling Person. Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent (1%) of the total consolidated assets of the corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition); provided, however, that in no event shall any disposition of assets be excepted from shareholder approval by reason of the preceding exclusion if such disposition when included with all other dispositions consummated during the same and immediately preceding four (4) fiscal years of the corporation by the same Controlling Person, Affiliate thereof and Associates of such Controlling Person or Affiliates, would result in disposition by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of two percent (2%) of the total consolidated assets of the corporation (as shown of its certified balance sheet as of the end of the fiscal year preceding the proposed disposition), (v) any reclassification of the common shares of the corporation, or any recapitalization involving common shares of the corporation, consummated within five (5) years after a Controlling Person becomes a Controlling Person, and (vi) any agreement, contract or other arrangement providing for any of the transactions described in the definition of Business Combination.

		(5) "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

		(6) "Controlling Person" shall mean any Person who Beneficially Owns shares of the corporation entitling that Person to exercise twenty percent (20%) or more of the voting power of the corporation entitled to vote in the election of directors.

		(7) "Minimum Price Per Share" shall mean the sum of (a) the higher of (i) the highest gross per share price paid or agreed to be paid to acquire any common shares of the corporation Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within five (5) years immediately prior to the record date set to determine the shareholders entitled to vote or consent to the Business Combination in question, or (ii) the highest per share closing public market price for such common shares during such five (5) year period, plus (b) the aggregate amount, if any, by which five percent (5%) for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all common share dividends per share paid in cash since the date on which such Person became a Controlling Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

		(8) "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization a government or political subdivision thereof, and any other entity.

		(9) "Securities Exchange Act of 1934" shall mean the Securities Exchange Act of 1934, as amended from time to time as well as any successor or replacement statute.

		(10) "Subsidiary" shall mean any corporation more than twenty-five percent (25%) of whose outstanding securities entitled to vote for the election of directors are Beneficially Owned by the corporation and/or one or more Subsidiaries.

		(11) "Substantial Part" shall mean more than ten percent (10%) of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time the determination is being made.

		(C) During any period in which there are one or more Controlling Persons, this Article ELEVENTH shall not be altered, changed or repealed unless the amendment effecting such alteration, change or repeal shall have received, in addition to any affirmative vote required by any provision of the Ohio Revised Code or by any other provisions hereof, the affirmative vote or consent of the holders of the greater of (a) four-fifths (4/5) of the outstanding common shares of the corporation entitled to vote thereon or (b) that fraction of such outstanding common shares having as the numerator a number equal to the sum of (i) the number of outstanding common shares Beneficially Owned by Controlling Persons plus (ii) two-thirds (2/3) of the remaining number of outstanding common shares, and as the denominator a number equal to the total number of outstanding common shares entitled to vote.

		TWELFTH: These Amended Articles take the place of and supersede the existing Articles of Ohio Casualty Corporation.

		THIRTEENTH: Shareholders shall not have the right to vote cumulatively in the election of directors.

		IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 23rd day of May, 1983.


					  /s/ John G. Sloneker
					  -----------------------------------
					  John G. Sloneker, Chairman of the
					  Board


					  /s/ William L. Woodall
					  -----------------------------------
					  William L. Woodall, Secretary

				  Exhibit 4(f)

		     Code of Regulations of the Registrant

			      CODE OF REGULATIONS

				      OF

			   OHIO CASUALTY CORPORATION

		       As amended by an affirmative vote
	    of a majority of the shareholders on November 20, 1986


				  ARTICLE I

			  MEETINGS OF SHAREHOLDERS

		Section 1. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the third Wednesday in April of each year, or on such other date as may from time to time be designated by the Board of Directors.

		Section 2. Calling of Meetings. Meetings of the shareholders may be called only by the Chairman of the Board, by the President, by the Executive Vice President, by the Secretary, by the Directors by action at a meeting, by a majority of the Directors acting without a meeting or by the holders of at least 50% of all shares outstanding and entitled to vote thereat.

		Section 3. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without of the State of Ohio.

		Section 4.  Notice of Meetings.

		(A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given by or at the direction of the Chairman of the Board, the President, the Executive Vice President or the Secretary either by personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Code of Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

		(B) Following the receipt by the President or the Secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than 105 days after the receipt of such request, as such officer may fix. If such notice is not given within 45 days after the receipt of such request by the President or the Secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Code of Regulations.

		Section 5. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice prior to or at the commencement of the meeting shall be deemed to be a waiver by such shareholder of notice of such meeting.

		Section 6. Quorum. At any meeting of shareholders, the holders of a majority in amount of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the Chairman of the Board, the President, the Secretary, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

		Section 7. Votes Required. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Code of Regulations.

		Section 8. Order of Business. The order of business at any meeting of the shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy.

		Section 9. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of 120 days preceding the date of the meeting of shareholders.

		Section 10. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

		Section 11. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.


				ARTICLE II

				DIRECTORS

		Section 1. Authority and Qualifications. Except where the law, the Articles or the Code of Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by a Board of Directors. Each director of the corporation elected as such for the first time after April 1, 1983, must be the holder of record of not less than 100 of its issued and outstanding common shares.

		Section 2.  Number of Directors and Terms of Office.

		(A) Until changed in accordance with the provisions of the Code of Regulations, the number of directors of the corporation shall be twelve (12). The number of directors may be fixed or changed (i) at a meeting of shareholders called for the purpose of electing directors at which a quorum is present or (ii) by action of a majority of the whole authorized number of directors, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

		(B) Until changed in accordance with law, the Board of Directors shall be divided into three (3) classes consisting of four (4) directors each (Class I, Class II, and Class III). If the authorized number of directors is increased or decreased at any time, the directors may, by a resolution adopted by a majority of the whole authorized number of directors, determine the number of directors to be added or subtracted, as the case may be, from any class or classes of directors, and the effect of such increase or decrease need not be uniform; provided, however, (a) that the authorized number of directors of any class shall not exceed by more than four (4) the authorized number of directors of any other class, and (b) no class shall consist of fewer than three (3) directors. The election of each class of directors shall be a separate election. The term of office of Class I shall expire at the annual meeting of shareholders for 1988; the term of office of Class II shall expire at the annual meeting of shareholders for 1989; the term of office of Class III shall expire at the annual meeting of shareholders for 1987; and at each annual meeting of shareholders commencing with the year 1987, the successors to the directors of the class whose term shall expire in that year shall be elected for a term of three years, so that the term of office of one class of directors shall expire in each year commencing with the year 1987; provided, however, that each director elected at any time shall hold office until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal.

		Section 3.  Nomination and Election.

		(A) Any nominee for election as a director of the corporation may be proposed only by the Board of Directors or by any shareholder entitled to vote for the election of directors. No person, other than a nominee proposed by the Board of Directors, may be nominated for election as a director of the corporation unless such person shall have been proposed in a written notice, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the corporation at its principal office. In the case of a nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the Secretary of the corporation on or before the later of (i) February 1, immediately preceding such annual meeting, or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders of the corporation held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice required by this subparagraph (A) shall be received by the Secretary within a reasonable time prior to the date of such annual meeting. In the case of a nominee proposed for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the Secretary of the corporation no later than the close of business of the seventh day following the day on which notice of the special meeting was mailed to shareholders. Each such written notice of a proposed nominee shall set forth (1) the name, age, business or residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of common shares of the corporation owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

		(B) If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in, subparagraph (A) of this Section, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines that the facts warrant the acceptance of such nomination.

		(C) The election of directors shall be by ballot whenever requested by the person acting as chairman of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be by voice vote.

		Section 4. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than eighty percent (80%) of the voting power of the corporation to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board.

		Section 5. Vacancies. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a majority of the whole authorized number of directors, or in any other manner provided by law, the Articles or the Code of Regulations.

		Section 6.  Meetings.

		(A) A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given.

		(B) Regular meetings of the directors shall be held four times in each year, on the third Thursday in the months of February, May, August, and November, if not a legal holiday, but if a legal holiday, then on the next business day, and at such other times as may be fixed by resolution of the Board of Directors. No notice of such regular meetings shall be required.

		(C) The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the Chairman of the Board, the President, the Executive Vice President, the Secretary, or any four directors.

		(D) All meetings of directors shall be held at the principal office of the corporation in Hamilton, Ohio, or at such other place within or without the State of Ohio as the directors may from time to time determine by a resolution.

		Section 7. Notice of Meetings. Notice of the time and place of each meeting of directors for which the requirement of notice has not been dispensed with by the Articles, Code of Regulations or the Bylaws shall be given to each of the directors by at least one of the following methods:

		(A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

		(B) By telegraph, cable, radio, wireless, or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

		(C) Personally or by telephone not later than the day before the date on which such meeting is to be held.

		Notice given to a director by any one of the methods specified in the Code of Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the Chairman of the Board, the President, the Executive Vice President or the Secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

		Section 8. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

		Section 9. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board, except as otherwise provided by law, the Articles or the Code of Regulations.

		Section 10. Executive Committee. The directors may create an Executive Committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such Executive Committee or other committees of any of the authority of the directors, however, conferred, other than that of filling vacancies among the directors or in the Executive Committee or in any other committee of the directors.

		Such Executive Committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such Executive Committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

		Any act or authorization of an act by the Executive Committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the Executive Committee or of any other committee of directors shall be required.

		Section 11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

		Section 12. Bylaws. The directors may adopt, and amend from time to time, Bylaws for their own government, which Bylaws shall not be inconsistent with the law, the Articles or the Code of Regulations.

			       ARTICLE III

				OFFICERS

		Section 1. Officers, Term and Compensation. The officers of the corporation to be elected by the directors shall be a Chairman of the Board, who shall be a director, a Chief Executive Officer, a President, an Executive Vice President, one or more Vice Presidents, as the directors may from time to time determine, a Secretary, a Treasurer, and such other officers as the directors may from time to time elect. Officers need not be shareholders of the corporation, and may be paid such compensation as the Board of Directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Code of Regulations or the Bylaws to be executed, acknowledged or verified by two or more officers.

		Section 2. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights of the persons so removed, if any.

		Section 3. Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the directors and at all meetings of the shareholders. He shall have such other powers and duties as the directors shall from time to time assign to him.

		Section 4. Duties of the Chief Executive Officer. The Chief Executive Officer shall be the active executive officer of the corporation and shall exercise supervision over the other officers, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall be entitled to exercise the powers of the President, however conferred. The Chief Executive Officer shall have such other powers and duties as the directors shall from time to time assign to him.

		Section 5. Duties of the President. The President shall be the chief administrative officer of the corporation and shall exercise supervision over the business of the corporation and shall have, among such additional powers and duties as the directors may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the President of the corporation. In the absence of the Chairman of the Board, it shall be the duty of the President to preside at all meetings of shareholders.

		Section 6. Duties of the Executive Vice President. The Executive Vice President shall perform such duties as may from time to time be assigned to him by the directors. At the request of the Chief Executive Officer or the President, or in the absence of the Chief Executive Officer and the President, the Executive Vice President may perform all the duties of the President, and when so acting, shall have all the powers of the President.

		Section 7. Duties of the Vice Presidents. The Vice Presidents shall perform such duties as may from time to time be assigned to them by the directors, the Chief Executive Officer or the President. At the request of the President, or in the absence of the President, the Chief Executive Officer and the Executive Vice President, a Vice President may perform all the duties of the President, and when so acting, shall have all the powers of the President.

		Section 8. Duties of the Secretary. It shall be the duty of the Secretary, or of an Assistant Secretary, if any, in case of the absence or inability to act of the Secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same, which shall be attested by him; to sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature on behalf of the corporation, to perform such other duties as may be required by law, the Articles or the Code of Regulations; to keep such books as may be required by the directors; to file all reports to states and to the federal government; to perform such other and further duties as may from time to time be assigned to him by the directors, the Chief Executive Officer or the President; and to deliver all books, paper and property of the corporation in his possession to his successor, to the Chief Executive Officer, or to the President.

		Section 9. Duties of the Treasurer. The Treasurer or an Assistant Treasurer, if any, in case of the absence or inability to act of the Treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with or disburse the same as directed by the Chief Executive Officer, the President or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor, the Chief Executive Officer, or the President; and shall perform such other duties as from time to time may be assigned to him by the directors.

				ARTICLE IV

				 SHARES

		Section 1. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number, the signatures of the Chairman of the Board, the President, or a Vice President, and of the Secretary or an Assistant Secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed), and such recitals as may be required or permitted by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt.

		Section 2. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

		1. An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

		2. Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

		3. All applicable laws relating to the collection of transfer or other taxes have been complied with; and

		4. The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

		Section 3. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

		Section 4. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

		1. So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

		2. Files with the corporation any indemnity bond, with surety or sureties satisfactory to the corporation, in such sum as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

		3. Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.


				 ARTICLE V

		       INDEMNIFICATION AND INSURANCE

		Section 1. Mandatory Indemnification. The corporation shall indemnify (A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

		Section 2. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

		(A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

		(B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

		Section 3. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue, or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

		Section 4. Determination Required. Any indemnification required under Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section

1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph
(A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

		Section 5. Advances for Expenses. Expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

		(A)     unless it shall ultimately be determined as provided in
Section 4 that he is not entitled to be indemnified by the corporation as provided under Section 1; or

		(B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

		Section 6. Article V Not Exclusive. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

		Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

		Section 8. Certain Definitions. For purposes of this Article V, and as examples and not by way of limitation:

		(A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

		(B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this Article V.

		Section 9. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.


				 ARTICLE VI

				   SEAL

		The seal of the corporation shall be circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word "SEAL" engraved across the center.


				ARTICLE VII

				FISCAL YEAR

		The fiscal year shall begin on the first day of January and end on the 31st day of December in each year, or on such other dates as may from time to time be established by the directors.


			       ARTICLE VIII

				AMENDMENTS

		The Code of Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than all (100%) of the voting power of the corporation on such proposal.


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